Exhibit 4.34




                                  $960,000,000

                                CREDIT AGREEMENT

                            Dated as of July 9, 2004

                                     among

                      REVLON CONSUMER PRODUCTS CORPORATION
                                      and
                      CERTAIN LOCAL BORROWING SUBSIDIARIES
                                  as Borrowers

                                      and

                  THE LENDERS AND ISSUING LENDERS PARTY HERETO

                                      and

                               CITICORP USA, INC.
                       as Term Loan Administrative Agent

                                      and

                               CITICORP USA, INC.
                     as Multi-Currency Administrative Agent


                                      and

                               CITICORP USA, INC.
                              as Collateral Agent

                                     * * *

                               UBS SECURITIES LLC
                              as Syndication Agent

                                      and

                         CITIGROUP GLOBAL MARKETS INC.
                   as Sole Lead Arranger and Sole Bookrunner



                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119




                  CREDIT AGREEMENT, dated as of July 9, 2004, among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), the Local Borrowing Subsidiaries (as defined below) from time to time parties hereto, the Lenders (as defined below), the Issuing Lenders (as defined below), CITICORP USA, INC. ("Citicorp"), as collateral agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent"), CITICORP, as administrative agent for the Term Loan Lenders (as defined below) (in such capacity, the "Term Loan Administrative Agent"), and CITICORP, as administrative agent for the Multi-Currency Lenders (as defined below) and the Issuing Lenders (in such capacity, the "Multi-Currency Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company has requested that the Lenders and Issuing Lenders make available for the purposes specified in this Agreement a senior secured revolving credit and letter of credit facility and a senior secured term loan facility; and

                  WHEREAS, the Lenders and Issuing Lenders are willing to make available to the Company such revolving credit and letter of credit facility and term loan facility upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   Article I

                                  DEFINITIONS

                  Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Acceptances" shall have the meaning assigned to such term in
Section 6.9(a).

                  "Account" shall have the meaning assigned to such term in the UCC.

                  "Account Debtor" shall have the meaning assigned to such term in the UCC.

                  "Act" shall have the meaning assigned to such term in Section 9.1(q).

                  "Administrative Agents" shall mean the collective reference to the Term Loan Administrative Agent and the Multi-Currency Administrative Agent; individually, an "Administrative Agent".

                  "Affected Loan" shall have the meaning assigned to such term in Section 7.8(a).

                  "Affiliate" of any Person shall mean any other Person (other than a Subsidiary or a Permitted Joint Venture) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 12.5% or more of the securities having ordinary voting power for the election of directors of such first Person or (b) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

                  "Affiliate Subordination Letter" shall mean the collective reference to each Letter Agreement, to be executed and delivered pursuant hereto, in each case by each Affiliate of the Company (other than officers and directors of the Company) which from time to time holds any Indebtedness of the Company or any of its Subsidiaries (other than (i) trade credit in the ordinary course of business, (ii) any Capital Contribution Note, (iii) any M&FH Loan,
(iv) any Indebtedness permitted under Section 11.2(o) or (v) any Indebtedness of the Company or any of its Subsidiaries of a class that is publicly held or issued pursuant to a Rule 144A offering, including Indebtedness issued pursuant to an Indenture), substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Agent Affiliates" shall have the meaning assigned to such term in Section 13.3(c).

                  "Agents" shall mean the collective reference to the Administrative Agents and the Collateral Agent; individually, an "Agent".

                  "Aggregate Actual Outstanding Multi-Currency Extensions of Credit" shall mean, at any time, the amount equal to the sum of (a) the aggregate principal amount then outstanding of the Revolving Credit Loans, (b) the aggregate principal amount then outstanding of Swing Line Loans, (c) the Equivalent in Dollars of the aggregate amount then outstanding of L/C Obligations, (d) the aggregate principal amount then outstanding of Local Loans which are denominated in Dollars, (e) the Equivalent in Dollars of the aggregate principal amount then outstanding of Local Loans which are denominated in Denomination Currencies and (f) the Equivalent in Dollars of the aggregate undiscounted face amount then outstanding of Acceptances.

                  "Aggregate Commitment" shall mean, at any date, the sum of
(a) the sum of (i) the Aggregate Term Loan Commitment then in effect (if any) and (ii) the aggregate principal amount of Term Loans then outstanding and (b) the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding).

                  "Aggregate Currency Sublimit" shall mean $30,000,000.

                  "Aggregate Multi-Currency Commitment" shall mean, at any time, the aggregate amount of the Multi-Currency Commitments of all Multi-Currency Lenders then in effect. The original amount of the Aggregate Multi-Currency Commitments is $160,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement and as such amount may be increased from time to time as part of any Facilities Increase.

                  "Aggregate Outstanding Multi-Currency Extensions of Credit" shall mean, at any time, the amount equal to the sum of (a) the aggregate principal amount then outstanding of Revolving Credit Loans, (b) the aggregate principal amount then outstanding of Swing Line Loans, (c) the Equivalent in Dollars of the aggregate amount then outstanding of L/C Obligations, (d) the aggregate principal amount then outstanding of Local Loans which are denominated in Dollars, (e) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of the Local Loans which are denominated in Denomination Currencies and (f) (i) the aggregate undiscounted face amount then outstanding of the Acceptances which are denominated in Dollars and (ii) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances which are denominated in Denomination Currencies.

                  "Aggregate Term Loan Commitment" shall mean, at any time, the aggregate amount of the Term Loan Commitments of all Term Loan Lenders then in effect. The original amount of the Aggregate Term Loan Commitment is $800,000,000.

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" for any day shall mean a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the rate of interest announced publicly by Citbank, N.A. in New York, New York, from time to time, as its base rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided, however, that, with respect to any Local Loan which is denominated in Dollars and with respect to which the Multi-Currency Lenders have not been requested to purchase a participating interest pursuant to Section 6.4(a), "Alternate Base Rate" shall mean the rate of interest from time to time publicly announced by the relevant Local Fronting Lender as its base rate (or its equivalent thereof) for loans denominated in Dollars at the principal lending office of such Local Fronting Lender in the local jurisdiction for the Denomination Currency applicable to it (or such other rate as may be mutually agreed between the relevant Borrower and the relevant Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable).

                  "Alternate Base Rate Loans" shall mean the Dollar Loans hereunder at such time as such Dollar Loans are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Annual Net Proceeds" shall have the meaning assigned to such term in Section 7.3(e).

                  "Applicable Margin" shall mean (a) with respect to Revolving Credit Loans, Swing Line Loans, Local Loans and Acceptances maintained as (i) Alternate Base Rate Loans, a rate equal to 1.50% per annum and (ii) Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, a rate equal to 2.50% per annum and (b) with respect to Term Loans maintained as (i) Alternate Base Rate Loans, a rate equal to 5.00% per annum and (ii) Eurodollar Loans, a rate equal to 6.00% per annum.

                  "Application" shall mean an application, in substantially the form of Exhibit H-2 or in such other form as the Issuing Lender for the Letter of Credit requested thereby may specify from time to time, requesting such Issuing Lender to open such Letter of Credit.

                  "Appraisal" shall mean each Initial Appraisal and each Updated Appraisal.

                  "Approved Deposit Account" shall mean a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank. "Approved Deposit Account" includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

                  "Approved Electronic Communications" shall mean each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agents pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (x) any Notice of Borrowing, Application, Swing Line Loan Request, Facilities Increase Notice, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Loan, (ii) any notice pursuant to Section 7.2 or 7.3 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) any notice of any Default or Event of Default (including any Notice of Actionable Default) and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IX or Section 5.2 or any other condition to any borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

                  "Approved Electronic Platform" shall have the meaning specified in Section 13.3(a).

                  "Approved Securities Intermediary" shall mean a Securities Intermediary or Commodity Intermediary selected by a Loan Party and reasonably satisfactory to the Multi-Currency Administrative Agent.

                  "Arranger" shall mean Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance, substantially in the form of Exhibit L.

                  "Availability Reserve" shall mean, as of five Business Days after the date of written notice of any determination thereof to the Company by the Multi-Currency Administrative Agent (which notice shall include a reasonable description of the basis for such determination), such amounts as the Multi-Currency Administrative Agent may from time to time establish against the Multi-Currency Facility, in the Multi-Currency Administrative Agent's sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, in order to (a) preserve the value of the Multi-Currency Facility Collateral or the Collateral Agent's Lien thereon or (b) provide for the payment of unanticipated liabilities of any Loan Party affecting the Collateral arising after the Closing Date; provided, however, that no such Availability Reserve will be established with respect to such matters that have already been taken into account in the calculation of the Borrowing Base or the determination of any Eligibility Reserve or Designated Eligible Obligations Reserve.

                  "Available Multi-Currency Commitment" shall mean, at any time, (a) the lesser of (i) the Aggregate Multi-Currency Commitment in effect at such time and (ii) the Borrowing Base in effect at such time (based on the Borrowing Base Certificate most recently delivered to the Multi-Currency Administrative Agent pursuant to Section 10.17, after giving effect to any Eligibility Reserve or Designated Eligible Obligations Reserve in effect at such time, whether or not reflected on such Borrowing Base Certificate) minus
(b) the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding minus (c) any Availability Reserve in effect at such time.

                  "Bailee's Letter" shall mean a letter in form and substance reasonably acceptable to the Multi-Currency Administrative Agent and executed by any Person (other than the Company or any Subsidiary Guarantor) that is in possession of Inventory or Equipment included in the Collateral on behalf of the Company or any Subsidiary Guarantor pursuant to which such Person acknowledges, among other things, the Collateral Agent's Lien with respect thereto.

                  "Bankruptcy Code" shall mean title 11, United States Code.

                  "Benefitted Lender" shall have the meaning assigned to such term in Section 14.7(b).

                  "Borrower" shall mean the Company or a Local Borrowing Subsidiary, as the context shall require; collectively, the "Borrowers".

                  "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a) 85% of the Equivalent in Dollars of the face amount of all Eligible Receivables (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time with respect to such Eligible Receivables); plus

                  (b) with respect to Eligible Inventory (valued, in each case, at the lower of a perpetual inventory at standard cost and market basis), the amount equal to:

                  (i) the lesser of (A) 100% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Prime Finished Goods; plus

                  (ii) the lesser of (A) 100% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Tote Stores Inventory; plus

                  (iii) the lesser of (A) 35% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Special Markets Inventory; plus

                  (iv) the lesser of (A) 75% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Work-in-Process Inventory; plus

                  (v) the lesser of (A) 15% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Raw Materials; plus

                  (vi) the lesser of (A) 10% or (B) the Net Orderly Liquidation Percentage of the Equivalent in Dollars of the value of all Eligible Bulk Inventory; plus

                  (c) the lesser of (A) the sum of (1) 75% of the Net Orderly Liquidation Value of Eligible Equipment at such time plus (2) 60% of the Mortgage Value of Eligible Real Property at such time and (B) $40,000,000; minus

                  (d) any Eligibility Reserve in effect at such time; minus

                  (e) any Designated Eligible Obligations Reserve in effect at such time;

provided, however, that each advance rate percentage set forth above is subject to reduction (or, if reduced, increase up to the percentage set forth above) upon five Business Days prior written notice to the Company by the Multi-Currency Administrative Agent (which notice shall include a reasonable description of the basis for any such reduction) in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions.

                  "Borrowing Base Certificate" shall mean a certificate of the Company substantially in the form of Exhibit C (Form of Borrowing Base Certificate).

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or, in the case of any Local Loan or Acceptance, the location of the funding office of the relevant Local Fronting Lender) are authorized or required by law to close.

                  "Capital Contribution" shall mean the receipt by the Company of cash from a source outside of the Company and its Subsidiaries which is either (a) recorded as an addition to the Company's stockholders' equity in accordance with GAAP (whether or not in exchange for issuance of equity of the Company to Revlon) or (b) subject to the terms and conditions of, and evidenced by, a Capital Contribution Note.

                  "Capital Contribution Note" shall mean any promissory note, substantially in the form of Exhibit O, made by the Company in favor of any Affiliate thereof evidencing Indebtedness permitted pursuant to Section 11.2(e) of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Capital Expenditures" shall mean, for any period, the amount equal to all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Company and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures or purchases of permanent displays on the consolidated statement of cash flows of the Company and its Subsidiaries for such period.

                  "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

                  "Cash Collateral Account" shall mean any Deposit Account or Securities Account that is (a) established as a "Cash Collateral Account" for the purposes expressly contemplated under the Loan Documents by any Agent from time to time to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Company or its Subsidiaries or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Multi-Currency Administrative Agent or the Term Loan Administrative Agent, as applicable, may determine in its sole discretion exercised reasonably, (c) in the name of the Multi-Currency Administrative Agent or the Term Loan Administrative Agent, as applicable (although such account may also have words referring to the Company and the account's purpose), (d) under the control of the Collateral Agent and (e) in the case of a Securities Account, with respect to which the Collateral Agent, at the direction of the Multi-Currency Administrative Agent or Term Loan Administrative Agent, as the case may be, shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto; provided, however, that no Cash Collateral Account shall be established in the Commonwealth of Australia.

                  "Cash Concentration Account" shall mean the deposit account no. 3057-3774 at Citibank, N.A. designated the "Citicorp USA, Inc. F/A/O Revlon Consumer Products Corporation Concentration Account", which account shall be under the Collateral Agent's control.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States federal government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds having assets in excess of $250,000,000 and which invest exclusively in assets satisfying the requirements of clause (a) of this definition or (h) shares of money market mutual or similar funds having assets in excess of $500,000,000 and which invest exclusively in assets satisfying the requirements of clauses (b) through
(f) of this definition.

                  "Cash Interest Expense" shall mean, with respect to any Person for any period, the amount set forth opposite the caption "interest" (or any like caption) under the heading "supplemental schedule of cash flow information" (or any like heading) in the consolidated financial statements of such Person and its Subsidiaries for such period.

                  "Citicorp" shall have the meaning specified in the preamble to this Agreement.

                  "Closing Date" shall have the meaning assigned to such term in Section 9.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as hereafter amended from time to time.

                  "Collateral" shall mean all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Security Document.

                  "Collateral Agent" shall have the meaning specified in the preamble to this Agreement, and shall include any successor "Collateral Agent" pursuant to Section 13.7.

                  "Commercial Letter of Credit" shall have the meaning assigned to such term in Section 5.1.

                  "Commitment" shall mean the Aggregate Term Loan Commitment or the Aggregate Multi-Currency Commitment, as the context shall require; collectively, the "Commitments".

                  "Commitment Fee Rate" shall mean 1/2 of 1% per annum.

                  "Commitment Percentage" shall mean, as to any Lender, its Term Loan Percentage or its Multi-Currency Commitment Percentage as the context shall require.

                  "Commitment Period" shall mean the period from (and including) the Closing Date to (but not including) the earlier of (a) the Multi-Currency Termination Date and (b) the date upon which the Aggregate Multi-Currency Commitment is terminated.

                  "Commodity Account" shall have the meaning assigned to such term in the UCC.

                  "Commodity Intermediary" shall have the meaning assigned to such term in the UCC.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "Company" shall have the meaning assigned to such term in the preamble hereto.

                  "Company Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of March 26, 2004, among Revlon, the Company and certain of its Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 11.14.

                  "Consolidated Current Assets" shall mean, with respect to any Person at any date, in accordance with GAAP, the total consolidated current assets on a consolidated balance sheet of such Person and its Subsidiaries less any cash and Cash Equivalents.

                  "Consolidated Current Liabilities" shall mean, with respect to any Person at any date, in accordance with GAAP, the total current liabilities on a consolidated balance sheet of such Person and its Subsidiaries less any short-term borrowings and the current portion of any long-term Indebtedness.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for such period, minus Capital Expenditures paid in cash during such period (provided, however, that, for the periods of four consecutive fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004, respectively, Capital Expenditures paid in cash for purchases of permanent displays by the Company and its Subsidiaries shall be deemed to be $50,000,000 for each such period) to (b) Cash Interest Expense for such period (provided, however, that, for the periods of four consecutive fiscal quarters ended September 30, 2004, December 31, 2004 and March 31, 2005, respectively, the Cash Interest Expense shall be determined on a pro forma basis as if the Exchange and the refinancing of the Existing Agreement and the Designated Senior Secured Notes contemplated by this Agreement had occurred at the beginning of each such period).

                  "Consolidated Net Income" shall mean, for any period, the amount which would be set forth as net income on a consolidated statement of operations of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase, sell or lease property, or to purchase or sell securities or services, primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof.

                  "Continuing Director" shall mean a natural person who (a) is a member of the board of directors of the Company on the date hereof or (b) becomes a member of the board of directors of the Company after the date hereof and, when first elected to the board of directors after the date hereof, was nominated for such position by at least 66-2/3% of the directors then constituting Continuing Directors.

                  "Contractual Obligation" of any Person shall mean any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Control Account" shall mean a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary. "Control Account" includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "Copyright" shall have the meaning assigned to such term in the Pledge and Security Agreement.

                  "Cost of Funds" shall mean, with respect to any Local Fronting Lender, the rate of interest which reflects the cost to such Local Fronting Lender of obtaining funds of the type utilized to fund any extension of credit to the relevant Borrower hereunder in the local market for the period during which such extension of credit is outstanding.

                  "Cross Default" of any Person shall mean (i) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of any Loan, any Note, any Draft or any L/C Reimbursement Obligation) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be required to be redeemed or repurchased prior to its stated maturity or such Contingent Obligation to become payable.

                  "Currency Sublimit" shall mean, with respect to any Local Fronting Lender, the amount from time to time equal to the amount of Dollars set forth under the heading "Currency Sublimit" on Schedule III, as the same may be or may be deemed to be modified from time to time in accordance with the terms of this Agreement; collectively as to all Local Fronting Lenders, the "Currency Sublimits".

                  "Customary Permitted Liens" shall mean Liens permitted by clauses (a) to (e) of Section 11.3.

                  "Default" shall mean any of the events specified in Article XII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Default Rate" shall have the meaning assigned to such term in Section 7.5(e).

                  "Denomination Currency" shall mean each currency set forth in
Schedule III, as such Schedule III may be amended, supplemented or otherwise modified from time to time.

                  "Deposit Account" shall have the meaning assigned to such term in the UCC.

                  "Deposit Account Bank" shall mean a financial institution selected by a Loan Party and reasonably satisfactory to the Multi-Currency Administrative Agent.

                  "Deposit Account Control Agreement" shall have the meaning assigned to such term in the Pledge and Security Agreement.

                  "Deposit Requirement" shall have the meaning assigned to such term in Section 5.8(a).

                  "Designated Eligible Obligations" shall mean, at any time, each of the following that are now or hereafter designated by the Company pursuant to Section 10.1 of the Intercreditor Agreement (which designation shall not have been revoked by the Company on or prior to such time thereunder) to be secured by the Collateral: (i) working capital Indebtedness of any Foreign Subsidiary or a foreign branch of a Domestic Subsidiary principally doing business outside of the United States permitted under Section 11.2(d) in an aggregate principal amount outstanding not to exceed $30,000,000 at any time (and all obligations in respect thereof) and, without duplication, any Contingent Obligation of the Company in respect thereof, and obligations in respect of any refinancing or replacement of any such working capital Indebtedness (including any such working capital indebtedness owing to Citicorp or any of its Affiliates and guaranteed by the Company), (ii) obligations of the Company or any of its Subsidiaries in respect of Hedging Contracts set forth on Schedule 1.1 and secured by the Liens securing the indebtedness under the Existing Agreement and outstanding on the Closing Date, (iii) obligations of the Company or any of its Subsidiaries in respect of Hedging Contracts provided by a Lender, any affiliate of a Lender or any other Person reasonably acceptable to the Administrative Agent for the Lenders whose Collateral will secure such Designated Eligible Obligations on a first priority basis after the Closing Date, in each case, to the extent such obligations are permitted under this Agreement, and (iv) obligations of the Company or any of its Subsidiaries in respect of treasury, depository, overdraft and other cash management arrangements maintained with any Lender, any Affiliate of a Lender or any other Person reasonably acceptable to the Administrative Agent for the Lenders whose Collateral will secure such Designated Eligible Obligations on a first-priority basis, in each case, the holders of which Indebtedness or their representatives have received a copy of the Intercreditor Agreement and the Pledge and Security Agreement from the Company, prior to, or concurrently with, such designation.

                  "Designated Eligible Obligations Reserves" shall mean as of five Business Days after the date of written notice of any determination thereof to the Company by the Multi-Currency Administrative Agent (which notice shall include a reasonable description of the basis for such determination), such amounts as the Multi-Currency Administrative Agent may from time to time establish against the Multi-Currency Facility, in the Multi-Currency Administrative Agent's sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, in respect of Designated Eligible Obligations described in clauses (i), (ii) and
(iii) of the definition thereof and, during a Liquidity Event Period or if an Event of Default has occurred and is continuing, clause (iv) of the definition thereof, in each case, that are secured on a first-priority basis by the Multi-Currency Facility Collateral pursuant to the Intercreditor Agreement.

                  "Designated Multi-Currency Administrative Agent" shall mean,
(i) until all Payment Obligations arising under the Multi-Currency Facility have been Fully Satisfied, the Multi-Currency Administrative Agent and (ii) at any time thereafter, the Term Loan Administrative Agent.

                  "Designated Senior Secured Indenture" shall mean the Indenture, dated as of November 26, 2001, between the Company and Wilmington Trust Company, relating to the Designated Senior Secured Notes and (b) each instrument, document and agreement delivered in connection therewith, as the same has been amended and supplemented through the date hereof and may be further amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "Designated Senior Secured Notes" shall mean the notes, in an aggregate principal amount not to exceed $363,000,000, issued by the Company pursuant to the Designated Senior Secured Indenture, as such Designated Senior Secured Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "Designated Term Loan Administrative Agent" shall mean, (i) until all Payment Obligations arising under the Term Loan Facility have been Fully Satisfied, the Term Loan Administrative Agent and (ii) at any time thereafter, the Multi-Currency Administrative Agent.

                  "Disposition Asset" shall mean any asset, brand or Subsidiary listed on Schedule 11.6; provided, however, that any such asset, brand or Subsidiary listed on Schedule 11.6 shall cease to constitute a "Disposition Asset" from and after the date upon which the Company notifies the Administrative Agents in writing that such asset, brand or Subsidiary is to cease to constitute a "Disposition Asset".

                  "Dollar Loan" shall mean any Loan which is denominated in Dollars; collectively, the "Dollar Loans".

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Company that is organized under the laws of a state within the United States or the District of Columbia.

                  "Draft" shall mean a draft that is (a) in a form customary in the relevant jurisdiction for acceptance and discount as a bankers' acceptance,
(b) otherwise reasonably acceptable in form and substance to the relevant Local Fronting Lender, (c) stated to mature on the date which is 30, 60, 90 or 180 days after the date thereof (or such other maturity as is agreeable to the relevant Local Fronting Lender, in its sole discretion) and (d) duly completed and executed by the relevant Local Borrowing Subsidiary.

                  "Early Termination Date" shall mean the earliest of (a) October 31, 2005, if the 8-1/8% Senior Notes Redemption has not occurred on or before such date, (b) July 31, 2006, if the 9% Senior Notes Redemption has not occurred on or before such date and (c) October 30, 2007, if the Subordinated Notes Redemption has not occurred on or before such date.

                  "EBITDA" shall mean, for any period, the amount equal to:

                  (a) Consolidated Net Income for such period;

                  (b) plus (to the extent deducted in the determination of Consolidated Net Income and without duplication) the sum of (i) tax expense on account of such period, (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period, (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) non-cash write-offs in respect of unamortized debt issuance costs, (vii) other non-cash charges (excluding, however, any non-cash charge which requires an accrual of, or a reserve for, cash disbursements at any time or could reasonably be expected to become a cash disbursement at any time),
(viii) restructuring charges and other non-recurring charges and expenses taken in such period to the extent that such other charges and expenses are incurred as a result of the implementation of the Company's growth plan and are recorded in the third or fourth fiscal quarter of 2003 in an aggregate amount of $10,000,000, (ix) non-cash charges taken by the Company in respect of the issuance of Stock, Stock Equivalents or stock appreciation rights of Revlon based on compensation to directors or employees of the Company or its Subsidiaries for compensation or for repricing of outstanding stock options of such directors or employees, (x) any losses from the Specified Dispositions,
(xi) any losses from asset sales outside of the ordinary course of business permitted to be consummated under this Agreement, (xii) non-cash goodwill or asset impairment charges for any period after December 31, 2003, (xiii) any losses resulting from the satisfaction of Indebtedness prior to the maturity thereof in connection with the Exchange and the consummation of the transactions contemplated (A) under this Agreement, (B) to occur on the Closing Date and (C) any refinancing of Indebtedness permitted under this Agreement,
(xiv) non-recurring restructuring charges in an aggregate amount not to exceed $10,000,000 during the term of this Agreement (specifically identified and itemized by the Company at the time taken, whether or not characterized as a restructuring charge in accordance with GAAP) and (xv) amortization or writeoff of fees, charges and other expenses incurred in connection with any proposed refinancing of Indebtedness that is not consummated;

                  (c) minus (to the extent included in the determination of Consolidated Net Income and without duplication) the sum of (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period, (iv) any gains in respect of equity earnings for such period, (v) any gains from Specified Dispositions, and
(vi) any gains from asset sales outside of the ordinary course of business;

provided, however, that, for purposes of the calculation of the Consolidated Fixed Charge Coverage Ratio and the Senior Secured Leverage Ratio, the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period.

                  "8-1/8% Senior Notes" shall mean the notes in an aggregate principal amount not to exceed $116,218,000 issued by the Company pursuant to the 8-1/8% Senior Notes Indenture, as such 8-1/8% Senior Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted by
Section 11.9.

                  "8-1/8% Senior Notes Indenture" shall mean the collective reference to (a) the Indenture, dated as of February 1, 1998, between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association), relating to the 8-1/8% Senior Notes and (b) each instrument, document and agreement delivered in connection therewith, as each of the foregoing has been amended and supplemented through the date hereof and may be further amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "8-1/8% Senior Notes Redemption" shall mean the redemption, repurchase, defeasance or repayment by the Company of all of the outstanding principal amount of the 8-1/8% Senior Notes with (a) proceeds of Capital Contributions (or contributions of 8-1/8% Senior Notes), whether or not in exchange for equity, from Revlon, (b) proceeds of Indebtedness of the Company that is permitted to be incurred under Section 11.2(b), (c) Excess Cash Flow as permitted under Section 11.9(c)(iv) or (d) funds from other sources acceptable to the Required Lenders.

                  "Eligibility Reserves" shall mean, effective as of five Business Days after the date of written notice of any determination thereof to the Company by the Multi-Currency Administrative Agent (which notice shall include a reasonable description of the basis for such determination), such amounts as the Multi-Currency Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, may from time to time establish, against the gross amounts of Eligible Receivables, Eligible Inventory, Eligible Equipment and Eligible Real Property to reflect risks or contingencies arising after the Closing Date that may adversely affect any one or more class of such items and that have not already been taken into account in the calculation of the Borrowing Base.

                  "Eligible Assignee" shall mean (a) a Lender or an Affiliate or Related Fund of any Lender, (b) a commercial bank having total assets whose Equivalent in Dollars exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agents and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Equivalent in Dollars exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agents and the Company) or (d) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a net worth, determined in accordance with GAAP, whose Equivalent in Dollars exceeds $250,000,000.

                  "Eligible Bulk Inventory" shall mean the Eligible Inventory of the Company or any Subsidiary Guarantor consisting of "Bulk," as defined in
Schedule IV.

                  "Eligible Equipment" shall mean the Equipment of the Company or any Subsidiary Guarantor (a) that is owned solely by the Company or such Subsidiary Guarantor, (b) with respect to which the Collateral Agent has a valid, perfected and enforceable first-priority Lien (subject to Customary Permitted Liens and other Liens approved by the Multi-Currency Administrative Agent), (c) with respect to which no representation or warranty contained in any Loan Document has been breached (unless otherwise agreed by the Multi-Currency Administrative Agent), (d) that is not, in the Multi-Currency Administrative Agent's sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, obsolete or unmerchantable and (e) that the Multi-Currency Administrative Agent deems to be Eligible Equipment, based on such credit and collateral considerations as the Multi-Currency Administrative Agent may, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, deem appropriate. No Equipment of the Company or any Subsidiary Guarantor shall be Eligible Equipment if such Equipment is located, stored, used or held at the premises of a third party unless (i) the Multi-Currency Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or (ii) an Eligibility Reserve reasonably satisfactory to the Multi-Currency Administrative Agent shall have been established with respect thereto; provided, however, that no such exclusion from Eligible Equipment on the basis of this sentence shall be in effect during the first 30 days after the Closing Date.

                  "Eligible Finished Goods" shall mean the Eligible Inventory of the Company or any Subsidiary Guarantor that is classified, consistent with past practice, on the Company's or such Subsidiary Guarantor's accounting system as "finished goods" (including tote).

                  "Eligible Insurer" shall mean an insurance company which (a) is rated at least "A" by A.M. Best Company, (b) has an equivalent rating from another rating agency of internationally recognized standing or (c) otherwise is reasonably acceptable to the Administrative Agents.

                  "Eligible Inventory" shall mean the Inventory of the Company or any Subsidiary Guarantor (other than any Inventory that has been consigned by the Company or such Subsidiary Guarantor) including raw materials, work-in-process, finished goods (including tote), parts and supplies (a) that is owned solely by the Company or such Subsidiary Guarantor, (b) with respect to which the Collateral Agent has a valid, perfected and enforceable first-priority Lien (subject to Customary Permitted Liens and other Liens approved by the Multi-Currency Administrative Agent), (c) with respect to which no representation or warranty contained in any Loan Document has been breached (unless otherwise agreed by the Multi-Currency Administrative Agent), (d) that is not, in the Multi-Currency Administrative Agent's sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, obsolete or unmerchantable (after taking into account, without duplication, slow-moving obsolete inventory deducted from the calculation of the perpetual inventory at standard cost of such Inventory, as applicable), (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by the Company or any Subsidiary Guarantor pursuant to a trademark owned by the Company or such Subsidiary Guarantor or a license granted to the Company or such Subsidiary Guarantor) the Collateral Agent would have rights under such trademark or license pursuant to the Pledge and Security Agreement or other agreement reasonably satisfactory to the Multi-Currency Administrative Agent to sell such Inventory in connection with a liquidation thereof, (f) that is located in the United States, the United Kingdom or, if acceptable to the Multi-Currency Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, Canada and other jurisdictions (provided, however, that, without the consent of the Required Multi-Currency Lenders, the aggregate amount of the Borrowing Base consisting of Eligible Inventory and Eligible Receivables under clause (f)(ii) of the definition of "Eligible Receivables" attributable to such other jurisdictions, except Canada, shall not exceed $30,000,000 at any time) and (g) that the Multi-Currency Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Multi-Currency Administrative Agent may, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, deem appropriate. No Inventory of the Company or any Subsidiary Guarantor shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resalable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit or (iv) goods located, stored, used or held at the premises of a third party unless (A) the Multi-Currency Administrative Agent shall have received a Landlord Waiver or Bailee's Letter or (B) an Eligibility Reserve reasonably satisfactory to the Multi-Currency Administrative Agent shall have been established with respect thereto; provided, however, that no such exclusion from Eligible Inventory on the basis of this clause (iv) shall be in effect during the first 30 days after the Closing Date.

                  "Eligible Prime Finished Goods" shall mean Eligible Finished Goods of the Company or any Subsidiary Guarantor (other than Eligible Special Markets Inventory and Eligible Tote Stores Inventory) that are not discontinued, damaged or returned and unsuitable for sale to the Company's or such Subsidiary Guarantor's primary retail customers.

                  "Eligible Raw Materials" shall mean the Eligible Inventory of the Company or any Subsidiary Guarantor (other than Eligible Bulk Inventory) that is classified, consistent with past practice, on the Company's or such Subsidiary Guarantor's accounting system as "raw materials," "components," "supplies" or "packaging".

                  "Eligible Real Property" shall mean any parcel of owned Real Property in the United States owned by the Company or any Subsidiary Guarantor as to which each of the following conditions has been satisfied at such time:

                  (a) (i) a valid and enforceable first-priority Lien on such parcel of Real Property (subject to Customary Permitted Liens and other Liens approved by the Multi-Currency Administrative Agent) shall have been granted by the Company or such Subsidiary Guarantor in favor of the Collateral Agent pursuant to a Mortgage in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent and (ii) such Lien shall be in full force and effect in favor of the Collateral Agent at such time;

                  (b) except as otherwise permitted by the Multi-Currency Administrative Agent, the Multi-Currency Administrative Agent and, where applicable, the relevant title insurance company shall have received in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent, all Mortgage Supporting Documents in respect of such parcel;

                  (c) the Multi-Currency Administrative Agent shall have received an Appraisal with respect to such parcel of Real Property in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent and performed by an appraiser that is reasonably satisfactory to the Multi-Currency Administrative Agent;

                  (d) no condemnation or taking by eminent domain shall have occurred nor shall any notice of any pending or threatened condemnation or other proceeding against such parcel of Real Property been delivered to the owner or lessee of such parcel of Real Property that would materially adversely affect the use, operation or value of such parcel of Real Property; and

                  (e) the mortgagor under the relevant Mortgage encumbering such parcel of Real Property shall comply in all material respects with the terms of such Mortgage (taking into account any applicable grace periods provided therein);

provided, however, that no such exclusion from Eligible Real Property on the basis of this definition shall be in effect with respect to the Real Property described in paragraph 9 of Schedule 10.16 during the first 30 days (in the case of clause (a) above) and the first 60 days (in the case of clause (b),
(c), (d) or (e)) after the Closing Date.

                  "Eligible Receivable" shall mean the gross outstanding balance of each Account of the Company or any Subsidiary Guarantor arising out of the sale of merchandise, goods or services in the ordinary course of business, that is made by the Company or such Subsidiary Guarantor to a Person that is not an Affiliate of the Company and that constitutes Multi-Currency Collateral in which the Collateral Agent has a valid, perfected and enforceable first priority Lien; provided, however, that an Account shall not be an "Eligible Receivable" if any of the following shall be true:

                  (a) (i) the sale represented by such Account (other than with respect to seasonal dating or promotional sales) is to an Account Debtor and such Account is the earlier of (x) 90 days past the original invoice date thereof and (y) 60 days past due or (ii) the sale represented by such Account is with respect to seasonal dating or promotional sales and such Account is 120 days past the original invoice date thereof; or

                  (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account (unless otherwise agreed by the Multi-Currency Administrative Agent); or

                  (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to the Company or such Subsidiary Guarantor but only to the extent of such dispute or claim; or

                  (d) the Account Debtor on such Account has (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) failed, suspended business operations, become insolvent, called a general meeting of its creditors for the purpose of obtaining any financial concession or accommodation or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs and, in each case, such event is continuing; or

                  (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Company or such Subsidiary Guarantor unless such supplier or creditor has executed a no offset letter satisfactory to the Multi-Currency Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions; or

                  (f) the sale represented by such Account is to an Account Debtor with a principal place of business located outside the United States or the United Kingdom, unless (i) the sale is on letter of credit or acceptance terms acceptable to the Multi-Currency Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions and (A) such letter of credit names the Collateral Agent as beneficiary for the benefit of the Secured Parties or (B) the issuer of such letter of credit has consented to the assignment of the proceeds thereof to the Collateral Agent or (ii) such sale is to an Account Debtor located in another jurisdiction acceptable to the Multi-Currency Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions (provided, however, that, without the consent of the Required Multi-Currency Lenders, the aggregate amount of the Borrowing Base consisting of Eligible Inventory and Eligible Receivables under this clause (ii) attributable to such other jurisdictions, except Canada, shall not exceed $30,000,000 at any time); or

                  (g) the sale to such Account Debtor on such Account is on a bill on hold, guaranteed sale, sale and return, sale on approval or consignment basis; or

                  (h) such Account is subject to a Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties (other than Customary Permitted Liens and other Liens approved by the Multi-Currency Administrative Agent); or

                  (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of the Company's business; provided, however, that such Account shall be ineligible pursuant to this clause (i) only to the extent of such deduction, offset, counterclaim, return privilege or other condition; or

                  (j) the Account Debtor on such Account is located in any State of the United States requiring the holder of such Account, as a precondition to commencing or maintaining any action in the courts of such State either to (i) receive a certificate of authorization to do business in such State or be in good standing in such State or (ii) file a Notice of Business Activities Report with the appropriate office or agency of such State, in each case unless the holder of such Account has received such a certificate of authority to do business, is in good standing or, as the case may be, has duly filed such a notice in such State; or

                  (k) the sale represented by such Account is denominated in a currency other than Dollars, Pounds, euros or such other currency acceptable to the Multi-Currency Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions; or

                  (l) such Account is not evidenced by an invoice or other writing in form acceptable to the Multi-Currency Administrative Agent, in its sole discretion exercised reasonably; or

                  (m) the Company or such Subsidiary Guarantor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

                  (n) (i) with respect to Account Debtors with a corporate credit rating of A- or higher from S&P or A3 or higher from Moody's, the total Accounts of such Account Debtor to the Company or such Subsidiary Guarantor that would otherwise constitute Eligible Receivables but for the application of this clause (n) represent more than 35% of the Eligible Receivables of the Company and the Subsidiary Guarantors at such time, (ii) with respect to Account Debtors with a corporate credit rating of lower than A- but BBB- or higher from S&P or lower than A3 but Baa3 or higher from Moody's, the total Accounts of such Account Debtor to the Company or such Subsidiary Guarantor that would otherwise constitute Eligible Receivables but for the application of this clause (n) represent more than 25% of the Eligible Receivables of the Company and the Subsidiary Guarantors at such time or (iii) with respect to Account Debtors with a corporate credit rating of lower than BBB- from S&P or lower than Baa3 from Moody's, the total Accounts of such Account Debtor to the Company or such Subsidiary Guarantor that would otherwise constitute Eligible Receivables but for the application of this clause (n) represent more than 15% of the Eligible Receivables of the Company and the Subsidiary Guarantors at such time, but in each case, only to the extent of such excess; or

                  (o) the Multi-Currency Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion exercised reasonably, that such Account might not be paid or is otherwise ineligible.

                  "Eligible Special Markets Inventory" shall mean Eligible Finished Goods of the Company or any Subsidiary Guarantory consisting of finished goods for "Special Markets," as defined in Schedule IV.

                  "Eligible Tote Stores Inventory" shall mean Eligible Finished Goods of the Company or any Subsidiary Guarantory consisting of "Tote Stores," as defined in Schedule IV.

                  "Eligible Work-in-Process Inventory" shall mean a class of Eligible Inventory consisting of the Eligible Inventory of the Company or any Subsidiary Guarantor that is classified, consistent with past practice, on the Company's or such Subsidiary Guarantor's accounting system as "work-in-process".

                  "Entitlement Holder" shall have the meaning assigned to such term in the UCC.

                  "Entitlement Order" shall have the meaning assigned to such term in the UCC.

                  "Environmental Laws" shall mean any and all federal, national, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority within or outside of the United States regulating, relating to or imposing liability or standards of conduct concerning any hazardous or deleterious materials or the protection of the environment, natural resources or human health and safety as it relates to environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (as amended by the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613), the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 1101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300F et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., and the Occupational Health and Safety Act, 29 U.S.C. ss. 651 et seq. (but only to the extent it regulates occupational exposure to Hazardous Materials), together, in each case, with each amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor.

                  "Environmental Liabilities and Costs" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, permit, approval, authorization, license, variance, permission, order or agreement with or required from any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Equipment" shall have the meaning assigned to such term in the UCC.

                  "Equity Offering" shall mean each sale, transfer, issuance or other disposition (whether public or private) by the Company or any Affiliate thereof of all or any portion of the Stock or Stock Equivalents of Revlon or any of its Subsidiaries (other than a Subsidiary of the Company); provided, however, that "Equity Offering" shall not include any sale, transfer, issuance or other disposition of Stock or Stock Equivalents of the Company to Revlon so long as any proceeds of such sale, transfer, issuance or other distribution are received by the Company.

                  "Equivalent" shall mean, at any date with respect to:

                  (a) an amount of a currency other than Dollars, the amount of Dollars into which such amount of such other currency could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Designated Multi-Currency Administrative Agent); and

                  (b) an amount of Dollars, the amount of a particular currency into which such amount of Dollars could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Designated Multi-Currency Administrative Agent).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro" shall mean the single currency of participating member States of the European Union.

                  "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the relevant Denomination Currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (or such other page of the Telerate as is customary for the relevant Denomination Currency) as of 11:00 A.M. (London time) (or such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 (or equivalent page) of the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Designated Multi-Currency Administrative Agent or, in the absence of such availability, by reference to the rate at which the Designated Multi-Currency Administrative Agent (or, with respect to Local Loans which are Eurocurrency Loans in which Multi-Currency Lenders have not been requested to purchase participating interests pursuant to Section 6.4(a), the relevant Local Fronting Lender) is offered deposits in the relevant Denomination Currency at or about 11:00 A.M. (London time) (or such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurocurrency Loan" shall mean each Local Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurocurrency Rate.

                  "Eurocurrency Rate" with respect to each Eurocurrency Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                             Eurocurrency Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

                  "Eurocurrency Reserve Requirements" with respect to any Interest Period for any Eurodollar Loan or Eurocurrency Loan shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System.

                  "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (or such other page of the Telerate as is customary for Eurodollar deposits in Dollars) as of 11:00 A.M. (London time) (or, with respect to Local Loans, such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 (or equivalent page) of the Telerate screen, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Designated Multi-Currency Administrative Agent or, in the absence of such availability, by reference to the rate at which the Designated Multi-Currency Administrative Agent (or, with respect to Local Loans which are Eurodollar Loans in which the Multi-Currency Lenders have not been requested to purchase participating interests pursuant to
Section 6.4(a), the relevant Local Fronting Lender) is offered Dollar deposits at or about 11:00 A.M. (London time) (or, with respect to Local Loans, such other time as is customary for the relevant jurisdiction), two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loan" shall mean each Dollar Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate" with respect to each Eurodollar Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default" shall mean any of the events specified in
Article XII; provided, however, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow" shall mean, for the Company for any period, (a) EBITDA of the Company for such period plus (b) the excess, if any, of the Working Capital of the Company at the beginning of such period over the Working Capital of the Company at the end of such period minus (c) the sum of (without duplication) (i) scheduled, mandatory and optional cash principal payments on the Loans during such period (but only, in the case of payment in respect of Revolving Credit Loans, to the extent that the Aggregate Multi-Currency Commitments are permanently reduced by the amount of such payments), (ii) scheduled and mandatory cash interest and fee payments on the Loans and other Indebtedness of the Company and its Subsidiaries during such period, (iii) Capital Expenditures made by the Company or any of its Subsidiaries during such period to the extent permitted by this Agreement, (iv) cash tax payments, (v) any cash payments made against prior restructuring and growth plan charges in an amount not to exceed the Company's current reserves for such charges, (vi) the excess, if any, of the Working Capital of the Company at the end of such period over the Working Capital of the Company at the beginning of such period and (vii) fees, charges and other expenses (but not interest or principal) in connection with repurchasing, redeeming, defeasing or refinancing Indebtedness permitted to be refinanced, redeemed, defeased or refinanced under this Agreement.

                  "Exchange" shall mean, the exchange of approximately $804,000,000 in aggregate outstanding principal amount of the Company's Indebtedness for shares of Class A common stock of Revlon, which exchange was consummated on March 25, 2004.

                  "Existing Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of November 30, 2001, among the Company and the other Borrowers (as defined therein), the banks and other financial institutions from time to time parties thereto, the co-agents named therein, the documentation agent named therein, the syndication agent named therein, the arranger named therein, and JPMorgan Chase Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

                  "Facilities Increase" shall have the meaning specified in
Section 3.1(b).

                  "Facilities Increase Date" shall have the meaning specified in Section 3.1(b).

                  "Facilities Increase Notice" shall mean a notice from the Company to the Multi-Currency Administrative Agent requesting a Facilities Increase, which may include any proposed term and condition for such proposed Facilities Increase but shall include in any event the amount of such proposed Facilities Increase.

                  "Federal Funds Effective Rate" for any day shall mean the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Designated Multi-Currency Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fidelity Support Agreement" shall mean the Exchange Support Letter Agreement dated February 11, 2004 between Fidelity Management & Research Co. and Revlon, as amended, supplemented and otherwise modified prior to March 25, 2004.

                  "Financial Asset" shall have the meaning assigned to such term in the UCC.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Company which is not a Domestic Subsidiary.

                  "Fully Satisfied" or "Full Satisfaction" shall mean, as of any date, with respect to the Payment Obligations arising under the Multi-Currency Facility or the Term Loan Facility, that, on or before such date, (a) the principal of and interest accrued to such date on such Payment Obligations (other than, in the case of Payment Obligations arising under the Multi-Currency Facility, the Undrawn L/C Obligations) under such Facility shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constituted Payment Obligations (other than, in the case of Payment Obligations arising under the Multi-Currency Facility, the Undrawn L/C Obligations) under such Facility shall have been paid in full in cash, (c) the Commitments under such Facility shall have expired or irrevocably been terminated and (d) in the case of the Multi-Currency Facility only, the Undrawn L/C Obligations shall have been Fully Secured; provided, however, that, on such date, none of the applicable Agents or Lenders shall have made any claims in respect of such Payment Obligations against any Borrower or any Guarantor under any provision of any of the Loan Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of such Agent and such Lender to secure such claim.

                  "Fully Secured" shall mean, with respect to any Undrawn L/C Obligations as of any date, that, on or before such date, such Undrawn L/C Obligations shall have been secured by the grant to, or for the benefit of, the relevant Issuing Lender by the Company of a first priority, perfected security interest in, and Lien on, (a) cash or Cash Equivalents in an amount at least equal to the Equivalent in Dollars of 105% of the amount of such Undrawn L/C Obligations or (b) other collateral security which is acceptable to such Issuing Lender and the Multi-Currency Administrative Agent.

                  "Fund" shall mean any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2003, except that, with respect to the presentation of financial statements required to be furnished hereunder, GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "General Intangible" shall have the meaning assigned to such term in the UCC.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners.

                  "Guarantors" shall mean the collective reference to the guarantors party to the Guaranty; individually, a "Guarantor".

                  "Guaranty" shall mean the Guaranty, substantially in the form of Exhibit E, executed by the Guarantors, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Hazardous Materials" shall mean any materials, wastes, or substances, defined, characterized or regulated as hazardous, toxic, pollutant, contaminant, radioactive or words of similar meaning in or under any Environmental Law, including without limitation asbestos, Petroleum Products and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

                  "Hedging Contracts" shall mean all Interest Rate Agreements, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices and other financial hedge contracts (including, without limitation, equity hedge contracts).

                  "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or similar written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) Capital Lease Obligations, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations and other amounts owing in respect of, all letters of credit issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (j) all executory obligations of such Person in respect of Hedging Contracts, (k) all Indebtedness of the types referred to in clauses (a) through (j) above which is guaranteed directly or indirectly by such Person and (l) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee.

                  "Indentures" shall mean the collective reference to (a) the Subordinated Notes Indenture, (b) the 8-1/8% Senior Notes Indenture, (c) the 9% Senior Notes Indenture, (d) the Designated Senior Secured Indenture and (e) each instrument, document and agreement delivered in connection therewith, as each of the foregoing may be amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "Initial Appraisals" shall have the meaning specified in
Section 9.1(u).

                  "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "Insolvent" shall pertain to a condition of Insolvency.

                  "Intellectual Property" shall have the meaning assigned to such term (or any analogous term) in the Pledge and Security Agreement.

                  "Intercreditor Agreement" shall mean the Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit D, among the Loan Parties, the Term Loan Administrative Agent, the Multi-Currency Administrative Agent and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Intercompany Investment" shall have the meaning assigned to such term in Section 11.8(j).

                  "Interest Expense" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period.

                  "Interest Payment Date" shall mean:

                  (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Alternate Base Rate Loan is made or Eurodollar Loans are converted to Alternate Base Rate Loans;

                  (b) as to any Local Rate Loan which does not have an Interest Period, the last day of each calendar month, commencing on the first of such days to occur after such Local Rate Loan is made or Eurocurrency Loans are converted into Local Rate Loans;

                  (c) as to any Local Rate Loan, Eurocurrency Loan and Eurodollar Loan with an Interest Period of three months or less, the last day of the Interest Period with respect thereto;

                  (d) as to any Local Rate Loan, Eurocurrency Loan and Eurodollar Loan with an Interest Period of six months, the last day of each March, June, September and December occurring during such Interest Period, commencing on the first such day to occur after the commencement of such Interest Period, and the last day of such Interest Period;

                  (e) as to any Acceptance, the last Business Day of the calendar week in which such Acceptance matures (or such earlier date as the relevant Local Fronting Lender may elect);

                  (f) as to any Eurodollar Loan or any Term Loan, the date of any repayment or prepayment made in respect thereof; and

                  (g) in any event, each of the last day of the Commitment Period and the Term Loan Termination Date.

                  "Interest Period" shall mean, (a) initially, with respect to any Eurodollar Loan or Eurocurrency Loan or (to the extent customary with respect to loans in the relevant Denomination Currency) any Local Rate Loan, the period commencing on the borrowing date or the initial date of conversion with respect to such Loan and ending one, two, three or six months thereafter as selected by the relevant Borrower in a notice of borrowing or conversion, as the case may be, as provided herein and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, in any such case as selected by the relevant Borrower in accordance with the provisions of Section 7.7; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) any Interest Period relating to a Eurodollar Loan or a Eurocurrency Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                  (ii) no Interest Period relating to any Loan shall be selected that would extend beyond the Multi-Currency Termination Date or the Term Loan Termination Date, as the case may be; and

                  (iii) if any Interest Period relating to a Eurodollar Loan or a Eurocurrency Loan begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month.

                  "Interest Rate Agreement" shall mean any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Lender (or any affiliate thereof) or any other bank or financial institution which is designed to manage exposure to fluctuations in interest rates (including without limitation any such agreement or arrangement providing for swaps of fixed rates to floating rates), and any renewals thereof or substitutions therefor.

                  "Inventory" shall have the meaning assigned to such term in the UCC.

                  "Investment" shall mean, with respect to the Company and its
Subsidiaries:

                  (a) the purchase of all or substantially all of the assets or stock of one or more Persons, or of assets which comprise any business unit of any such Persons, or of assets, stock, bonds, notes, debentures or other securities of any Permitted Joint Venture;

                  (b) the making of any advances, loans, extensions of credit or capital contributions to, or of any other investments (including, without limitation, the payment of management fees and other Restricted Payments) in, Permitted Joint Ventures; or

                  (c) the incurrence of any Contingent Obligation in the nature of a guarantee of Indebtedness of any Permitted Joint Venture.

                  "Investment Consideration" shall mean, with respect to any Investment in any Person or Permitted Joint Venture, the sum (without duplication) of:

                  (a) the aggregate of the purchase prices paid by the Company and its Subsidiaries for such Investment;

                  (b) the aggregate amount of the Indebtedness of such Persons or Permitted Joint Ventures, as the case may be, paid or assumed by the Company and its Subsidiaries in connection with such Investment;

                  (c) except in the case of Investments in Permitted Joint Ventures, the aggregate amount of Indebtedness for which such Person remains liable following such Investment; and

                  (d) in the case of Investments in Permitted Joint Ventures,
(i) the aggregate of the amount invested in such Investments (net of any loans or extensions of credit to the extent that they have been repaid and net of any contributions of Surplus Assets) in such Permitted Joint Ventures made by the Company and its Subsidiaries and (ii) the aggregate amount of Contingent Obligations of the Company and its Subsidiaries then outstanding on account of Indebtedness of such Permitted Joint Ventures.

                  "Issuing Lender" shall mean each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuing Lender" or (b) hereafter becomes an Issuing Lender with the approval (not to be unreasonably withheld) of the Multi-Currency Administrative Agent and the Company by agreeing pursuant to an agreement with and in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent and the Company to be bound by the terms hereof applicable to Issuing Lenders.

                  "judgment currency" shall have the meaning assigned to such term Section 14.9.

                  "Land" of any Person shall mean all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent financial statements delivered in accordance with Section 10.1) by such Person.

                  "Landlord Waiver" shall mean a letter in form and substance reasonably acceptable to the Multi-Currency Administrative Agent and executed by a landlord in respect of Inventory or Equipment of the Company or any Subsidiary Guarantor located at any leased premises of the Company or such Subsidiary Guarantor pursuant to which such landlord, among other things, waives or subordinates on terms and conditions reasonably acceptable to the Multi-Currency Administrative Agent any Lien such landlord may have in respect of such Inventory or Equipment.

                  "L/C Fee Payment Date" shall mean the last day of each March, June, September and December and, in any event, the last day of the Commitment Period and the Term Loan Termination Date.

                  "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate amount of Undrawn L/C Obligations then outstanding and (b) the aggregate amount of then unreimbursed L/C Reimbursement Obligations.

                  "L/C Participants" shall mean, with respect to any Letter of Credit, the collective reference to all the Multi-Currency Lenders, other than the Issuing Lender with respect to such Letter of Credit (or, to the extent that the Issuing Lender is an affiliate of a Multi-Currency Lender, such Multi-Currency Lender).

                  "L/C Reimbursement Obligations" shall mean the obligation of the Company to reimburse the Issuing Lenders pursuant to Section 5.4 for amounts drawn under Letters of Credit.

                  "Lender" shall mean a Multi-Currency Lender, a Term Loan Lender, a Swing Line Lender or a Local Fronting Lender, as the context shall require; collectively, the "Lenders".

                  "Letter of Credit" shall have the meaning assigned to such term in Section 5.1(a).

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement, (b) any financing lease having substantially the same economic effect as any of the foregoing, (c) the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than, in the case of capital stock of an issuer other than any Subsidiary of the Company, pursuant to normal settlement terms)).

                  "Liquidity Amount" shall mean the difference equal to (a) the Borrowing Base in effect as of such date (based on the Borrowing Base Certificate most recently delivered to the Multi-Currency Administrative Agent pursuant to Section 10.17 and after giving effect to any Eligibility Reserve or Designated Eligible Obligations Reserve in effect at such time, whether or not reflected on such Borrowing Base Certificate) minus (b) the sum of (i) the Aggregate Outstanding Multi-Currency Extensions of Credit on such date and (ii) any Availability Reserve in effect on such date.

                  "Liquidity Event Period" shall mean, until all Payment Obligations arising under the Multi-Currency Facility have been Fully Satisfied, any period (a) beginning on the first date on which the Liquidity Amount is less than $30,000,000 and (b) ending on the first date on which the Liquidity Amount is equal to or greater than $30,000,000.

                  "Loan" shall mean a Term Loan, a Revolving Credit Loan, a Swing Line Loan, a Local Loan or an Acceptance, as the context shall require; collectively, the "Loans".

                  "Loan Documents" shall mean this Agreement, the Notes, the Drafts, the Applications, the Affiliate Subordination Letters, the Security Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Agent or any Lender in connection with or pursuant to any of the foregoing; each, a "Loan Document".

                  "Loan Party" shall mean each Borrower and each Guarantor.

                  "Local Borrower" shall mean the Company or a Local Borrowing Subsidiary, as the context shall require; collectively, the "Local Borrowers".

                  "Local Borrowing Subsidiary" shall mean each Subsidiary of the Company listed under the heading "Name of Borrower and Address for Notices" on Schedule III hereto (as such Schedule III may be or may be deemed to be amended, supplemented or otherwise modified from time to time) and each other Subsidiary of the Company which is designated as a "Local Borrowing Subsidiary" in accordance with the provisions of Section 6.5; provided, however, that, in each case in which there is more than one Subsidiary of the Company listed for any jurisdiction under the heading "Local Borrowing Subsidiaries," the term "Local Borrowing Subsidiary" shall be the collective reference to such Subsidiaries.

                  "Local Borrowing Subsidiary Joinder Agreement" shall mean a Local Borrowing Subsidiary Joinder Agreement, substantially in the form of Exhibit O-1, executed and delivered by a duly authorized officer of each Subsidiary of the Company which has been designated as a "Local Borrowing Subsidiary" pursuant to Section 6.5.

                  "local court" shall have the meaning assigned to such term in
Section 14.5(a).

                  "Local Fronting Lender" shall mean, with respect to a particular jurisdiction listed on Schedule III (as such Schedule III may be, or may be deemed to be, amended, supplemented or otherwise modified from time to time), the Affiliate of the Multi-Currency Administrative Agent from time to time set forth opposite such jurisdiction thereon or, if no Affiliate of the Multi-Currency Administrative Agent accepts such designation with respect to a particular jurisdiction or if an Affiliate of the Multi-Currency Administrative Agent resigns or is removed as the Local Fronting Lender with respect to a particular jurisdiction, such Multi-Currency Lender designated by the Company and reasonably acceptable to the Multi-Currency Administrative Agent.

                  "Local Fronting Lender Joinder Agreement" shall mean a Local Fronting Lender Joinder Agreement, substantially in the form of Exhibit O-2.

                  "Local Loan" and "Local Loans" shall have the meanings assigned to such terms in Section 6.1; provided, however, that the term "Local Loans" shall, to the extent utilized directly or indirectly in the Security Documents, be deemed to include any Acceptances outstanding under this Agreement.

                  "Local Outstandings" shall mean, at any date with respect to any Local Fronting Lender, the sum of (a) the aggregate principal amount then outstanding of Local Loans made by such Local Fronting Lender in Dollars, (b) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of Local Loans made by such Local Fronting Lender in the relevant Denomination Currency and (c) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances created by such Local Fronting Lender.

                  "Local Rate" shall mean, with respect to:

                  (a) any Local Loan in a Denomination Currency, the rate of interest from time to time publicly announced by the relevant Local Fronting Lender as its base rate (or its equivalent thereof) for loans denominated in such Denomination Currency at the principal lending office of such Local Fronting Lender in the local jurisdiction for such Denomination Currency (or such other rate as may be mutually agreed between the relevant Borrower and such Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable); provided, however, that, with respect to any Local Loans advanced by way of overdrafts, the "Local Rate" shall be the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender; and

                  (b) any Acceptance, the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender.

                  "Local Rate Loan" shall mean each Local Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Local Rate for the relevant Denomination Currency; provided, however, that (other than any Local Loans made on the Closing Date) no Local Loan shall be made or maintained as a Local Rate Loan unless either (a) the Local Fronting Lender with respect thereto so agrees (in its sole discretion) or (b) the right of the relevant Borrower to obtain Eurocurrency Loans has been suspended pursuant to Sections 6.7, 7.8 or 7.9.

                  "M&FG" shall mean MacAndrews & Forbes Group, Incorporated, a Delaware corporation.

                  "M&FH" shall mean MacAndrews & Forbes Holdings Inc., a Delaware corporation.

                  "M&FH Lender" shall mean M&FH, and/or an Affiliate thereof (other than REV Holdings), that provides financing to the Company pursuant to the M&FH Loans.

                  "M&FH Loans" shall mean the collective reference to the M&FH Supplemental Line of Credit and the M&FH 2004 Multiple-Draw Term Loan, and any other Indebtedness permitted to be incurred under Section 11.2(i).

                  "M&FH Supplemental Line of Credit" shall mean the line of credit in an aggregate amount of $65,000,000 provided under the Senior Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003, between the Company and M&FH, as amended through the date hereof and the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "M&FH 2004 Multiple-Draw Term Loan" shall mean the senior unsecured multiple-draw term loan provided to the Company by the M&FH Lender pursuant to the 2004 Senior Unsecured Multiple-Draw Term Loan Agreement, dated as of January 28, 2004, between the Company and the M&FH Lender, as amended through the date hereof and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "Mafco" shall mean Mafco Holdings Inc., a Delaware corporation.

                  "Mafco Investment Agreement" shall mean the Investment Agreement, dated February 20, 2004, between Revlon and Mafco, as amended through the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mafco Support Agreement" shall mean the Exchange Support Letter Agreement dated February 11, 2004 between Mafco and Revlon, as amended through the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of (A) Revlon or (B) the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries taken as a whole to perform the obligations of the Company under the Loan Documents or (iii) the rights and remedies available to any Agent, any Local Fronting Lender and/or the Syndicated Lenders under any Loan Document.

                  "Maximum Multi-Currency Availability" shall mean, at any time, (a) the lesser of (i) the Aggregate Multi-Currency Commitment in effect at such time and (ii) the Borrowing Base at such time (based on the Borrowing Base Certificate most recently delivered to the Multi-Currency Administrative Agent pursuant to Section 10.17, after giving effect to any Eligibility Reserve or Designated Eligible Obligations Reserve in effect at such time, whether or not reflected on such Borrowing Base Certificate), minus (b) the aggregate amount of any Availability Reserve in effect at such time.

                  "Maximum Sublimit" of any Local Fronting Lender shall mean the amount of Dollars set forth opposite the name of such Local Fronting Lender under the heading "Maximum Sublimit" on Schedule III (as such Schedule III may be or may be deemed to be, amended, supplemented or otherwise modified from time to time).

                  "Moody's" shall mean Moody's Investors Service, Inc. (or any successor thereto).

                  "Mortgage Supporting Documents" shall mean, with respect to a Mortgage for a parcel of Real Property, each the following:

                  (a) (i) evidence in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent that the recording of counterparts of such Mortgage in the recording offices specified in such Mortgage will create a valid and enforceable first priority Lien on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Customary Permitted Liens and (B) such other Liens as the Multi-Currency Administrative Agent may reasonably approve and (ii) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Multi-Currency Administrative Agent;

                  (b) (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Multi-Currency Administrative Agent proving ownership thereof) ("Mortgagee's Title Insurance Policy"), dated a date reasonably satisfactory to the Multi-Currency Administrative Agent, which shall
(A) be in an amount not less than 125% of Mortgage Value of such parcel of Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first priority Lien on such parcel of Real Property free and clear of all defects and encumbrances, except for Customary Permitted Liens and for such Liens, defects and encumbrances as may be approved by the Multi-Currency Administrative Agent, (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Multi-Currency Administrative Agent), (F) contain a waiver of creditors' rights, a comprehensive lender's endorsement and such other endorsements as the Multi-Currency Administrative Agent shall reasonably require (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Multi-Currency Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and
(H) be otherwise in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies), in each case in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent;

                  (c) maps or plats of an as-built survey of such parcel of Real Property certified to and received by (in a manner reasonably satisfactory to each of them) the Multi-Currency Administrative Agent and the title insurance company issuing the Mortgagee's Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to the Multi-Currency Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Multi-Currency Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent;

                  (d) evidence in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent that all premiums in respect of each Mortgagee's Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage recording taxes, if any, in connection with the Mortgage have been paid;

                  (e) a Phase I environmental report with respect to such parcel of Real Property, dated a date not more than one year prior to the Closing Date, in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent; and

                  (f) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent as the Multi-Currency Administrative Agent reasonably deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Real Property in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Customary Permitted Liens and (B) such other Liens as the Multi-Currency Administrative Agent may reasonably approve.

                  "Mortgage Value" shall mean, with respect to any parcel of Eligible Real Property, the lesser of (a) the Equivalent in Dollars of the maximum stated amount secured by the Lien on such parcel of Eligible Real Property granted in favor of the Collateral Agent pursuant to the relevant Mortgage and (b) the Equivalent in Dollars of the value of such parcel of Eligible Real Property set forth in the most recent Appraisal delivered with respect thereto.

                  "Mortgaged Properties" shall mean the real property and improvements encumbered by the Mortgages.

                  "Mortgagee's Title Insurance Policy" shall have the meaning specified in the definition of Mortgage Supporting Documents.

                  "Mortgages" shall mean the collective reference to the Oxford Mortgage and any fee mortgage or the deed of trust, as the case may be, to be made pursuant to Sections 9.1(d), 10.15 or 10.16 by the fee owner of the Mortgaged Properties, in substantially the form of Exhibit G, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; individually, a "Mortgage".

                  "Multi-Currency Administrative Agent" shall have the meaning assigned to such term in the preamble hereto, and shall include any successor "Multi-Currency Administrative Agent" pursuant to Section 13.7.

                  "Multi-Currency Collateral" shall have the meaning specified in the Intercreditor Agreement.

                  "Multi-Currency Commitment" of any Multi-Currency Lender at any date shall mean the obligation of such Multi-Currency Lender at such date to (a) make Revolving Credit Loans to the Company, (b) participate in Letters of Credit issued on behalf of the Company (net of participating interests held by L/C Participants, in the case of Letters of Credit issued by such Multi-Currency Lender), (c) participate in Swing Line Loans made to the Company and (d) participate in Local Loans and Acceptances made to the Local Borrowers, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Multi-Currency Lender's name on
Schedule II (as amended to reflect each Assignment and Acceptance executed by such Multi-Currency Lender), as such amount may be reduced from time to time pursuant to this Agreement, and each additional commitment by such Multi-Currency Lender that is included as part of any Facilities Increase; collectively, as to all such Multi-Currency Lenders, the "Multi-Currency Commitments".

                  "Multi-Currency Commitment Percentage" shall mean, with respect to any Multi-Currency Lender at any date, the percentage which the Multi-Currency Commitment of such Multi-Currency Lender constitutes of the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the percentage which the portion of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit in which such Multi-Currency Lender then has an interest constitutes of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit then outstanding).

                  "Multi-Currency Facility" shall mean the Multi-Currency Commitments and the provisions herein related to the Revolving Credit Loans, Swing Line Loans, Letters of Credit, Local Loans and Acceptances.

                  "Multi-Currency Lender" shall mean, at any date, each bank and other financial institution which holds a Multi-Currency Commitment.

                  "Multi-Currency Loans" shall mean the collective reference to the Revolving Credit Loans, the Swing Line Loans and the Local Loans.

                  "Multi-Currency Termination Date" shall mean the earliest of
(a) the Stated Multi-Currency Termination date, (b) the Early Termination Date and (c) the date on which the Payment Obligations become due and payable pursuant to Article XII.

                  "Multiemployer Plan" shall mean a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Orderly Liquidation Percentage" shall mean with regard to any class of Eligible Inventory, 85% of the net orderly liquidation value percentage of cost specified for such class of Eligible Inventory in the most recent Appraisal of such class of Inventory of the applicable Loan Party.

                  "Net Orderly Liquidation Value" shall mean with regard to any Eligible Equipment, the net orderly liquidation value of such Eligible Equipment, as determined by reference to the most recent Appraisal of such Equipment of the applicable Loan Party.

                  "Net Proceeds" shall mean, with respect to any Net Proceeds Event of any Person, (a) the gross cash consideration, and all cash proceeds of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by such Person in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of:

                  (i) any taxes which are paid, actually currently payable or estimated in good faith by the Company to become payable to any state, local or foreign taxing authority and are directly attributable to such Net Proceeds Event;

                  (ii) any federal taxes which are directly attributable to any Net Proceeds Event of such Person or any of its Subsidiaries;

                  (iii) the amount of fees and commissions (including reasonable investment banking fees), legal, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by such Person and its Subsidiaries, other than fees and commissions (including, without limitation, management consulting and financial services fees) paid or payable to Affiliates of such Person (or officers or employees of such Person or any Affiliate of such Person); and

                  (iv) the amount of liabilities (other than intercompany liabilities or liabilities owing to any Affiliate of such Person), if any, which are required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof.

                  "Net Proceeds Event" shall mean:

                  (a) the incurrence by Revlon, the Company or any of the Company's Subsidiaries of any Indebtedness for borrowed money (other than Indebtedness permitted pursuant to Section 11.2);

                  (b) with respect to the Company and any Subsidiary Guarantor, the sale, lease, transfer (by merger or otherwise) or other disposition (including as a result of a Property Loss Event but other than (i) in the ordinary course of business, and (ii) in respect of intellectual property licenses entered into in the ordinary course of business) by the Company or such Subsidiary Guarantor of any interest in any real or personal, tangible or intangible, property (including, without limitation, the Stock or Stock Equivalents of any Subsidiary of the Company) of the Company or such Subsidiary Guarantor to any Person (other than to the Company or any of its Subsidiaries or any Permitted Joint Venture pursuant to Section 11.6(c), (e) or (g)); and

                  (c) with respect to the Company, any Capital Contribution received by it from Revlon of the Net Proceeds of any Equity Offering.

                  "9% Senior Notes" shall mean the notes in an aggregate principal amount not to exceed $75,535,000 issued by the Company pursuant to the 9% Senior Notes Indenture, as such 9% Senior Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted by
Section 11.9.

                  "9% Senior Notes Indenture" shall mean the collective reference to (a) the Indenture, dated as of November 6, 1998, between the Company and U.S. Bank Trust National Association, relating to the 9% Senior Notes and (b) each instrument, document and agreement delivered in connection therewith, as each of the foregoing has been amended and supplemented through the date hereof and may be further amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "9% Senior Notes Redemption" shall mean the redemption, repurchase, defeasance or repayment by the Company of all of the outstanding principal amount of the 9% Senior Notes with (a) proceeds of Capital Contributions (or contributions of 9% Senior Notes), whether or not in exchange for equity, from Revlon, (b) proceeds of Indebtedness of the Company that is permitted to be incurred under Section 11.2(b), (c) Excess Cash Flow as permitted under Section 11.9(c)(iv) or (d) funds from other sources acceptable to the Required Lenders.

                  "Non-Excluded Taxes" shall have the meaning assigned to such term in Section 7.12(a).

                  "Non-Funding Lender" shall have the meaning assigned to such term in Section 7.15(b).

                  "Non-Voting Stock" shall have the meaning assigned to such term in Section 10.11(b).

                  "Note" shall mean any Term Loan Note or any Revolving Credit Note, as the context may require; collectively, the "Notes".

                  "Notice of Actionable Default" shall have the meaning assigned to such term in the Intercreditor Agreement.

                   "Notice of Borrowing" shall have the meaning assigned to such term in Section 2.3(a).

                  "Notice of Conversion or Continuation" shall have the meaning assigned to such term in Section 7.7(a).

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Oxford Mortgage" shall mean, collectively, the Mortgages in favor of the Collateral Agent on the Real Property owned by the Company which is located in Oxford, North Carolina, as amended, supplemented or otherwise modified from time to time.

                  "Parent" shall have the meaning assigned to such term in
Section 10.8.

                  "Patent" shall have the meaning assigned to such term in the Pledge and Security Agreement.

                  "Payment Obligations" shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and L/C Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Local Borrowing Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company and each Local Borrowing Subsidiary to any Administrative Agent, Lender or Issuing Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, reasonable and documented costs, reasonable and documented expenses (including all fees, charges and disbursements of counsel to the Administrative Agents, the Collateral Agent or to any Lender or Issuing Lender that are required to be paid by the Company pursuant hereto) or otherwise.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition" shall mean the purchase by the Company or any of its Subsidiaries of all or substantially all of the assets or all of the stock (other than directors' qualifying shares) of one or more Persons, or of all or substantially all of the assets which comprise any business unit of any such person, if such purchase or acquisition complies with the following criteria:

                  (a) no Default or Event of Default shall be in effect prior to or after giving effect to such purchase, and the Company shall have delivered to the Administrative Agents a certificate of a Responsible Officer of the Company to such effect;

                  (b) after giving effect to the consummation of such purchase and to the incurrence of any Indebtedness associated therewith, the Company shall be in pro forma compliance with the covenants in Section 11.1, and the Company shall have delivered to the Administrative Agents such financial information as the Administrative Agents shall reasonably request to demonstrate such pro forma compliance;

                  (c) the Person or business unit purchased shall be in business of the same general type as conducted on the Closing Date by the Company and its Subsidiaries;

                  (d) any Person whose stock is directly or indirectly purchased shall be, after giving effect to such purchase, a direct or an indirect wholly-owned subsidiary of the Company; and

                  (e) the aggregate fair market value of the consideration paid by the Company and its Subsidiaries (including any assumption of Indebtedness in connection with all such purchases, but excluding any such consideration paid with the proceeds of, or Stock or Stock Equivalents issued pursuant to, an Equity Offering and reduced by an amount equal to the Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Event on account of any Resale Transaction with respect to any Permitted Acquisition) for all such purchases shall not exceed $50,000,000; provided, however, that, to the extent that such aggregate fair market value exceeds $20,000,000, (A) no Loan Party shall use cash or Cash Equivalents (except any proceeds of Capital Contributions or Indebtedness permitted hereunder) or proceeds of Multi-Currency Loans for such purchase and (B) after giving effect to such purchase on the date thereof, the Aggregate Outstanding Multi-Currency Extensions of Credit (other than Undrawn L/C Obligations) shall not exceed 50% of the Aggregate Multi-Currency Commitment.

                  "Permitted Intercompany Transfers" shall mean any:

                  (i) merger or consolidation of any Subsidiary of the Company with or into the Company; provided, however, that the Company shall be the continuing or surviving corporation;

                  (ii) merger or consolidation of any Subsidiary of the Company with or into any one or more wholly-owned Subsidiaries of the Company (or to any Person which, after giving effect to such merger or consolidation and to any other concurrent merger or consolidation involving the Company or any of its Subsidiaries that is permitted under Section 11.5, is a wholly-owned Subsidiary of the Company); provided, however, that if such merger or consolidation involves a Subsidiary Guarantor and a Subsidiary of the Company that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving corporation or, if such Subsidiary Guarantor shall not be the continuing or surviving corporation, the continuing or surviving corporation shall become a Subsidiary Guarantor (prior to or concurrently with the consummation of such merger or consolidation);

                  (iii) (A) any liquidation and distribution by any Subsidiary of the Company of its assets to the Company or to any one or more Subsidiary Guarantors (or to any Person which, simultaneously with such transaction and after giving effect to such liquidation and distribution and to any other concurrent liquidation and distribution involving any of the Company's Subsidiaries that is permitted under Section 11.5, shall become a Subsidiary Guarantor and the Company shall comply with Sections 10.10, 10.11 and 10.12 to the extent required thereby) or, if such Subsidiary is not a Subsidiary Guarantor, to any one or more wholly-owned Subsidiaries of the Company or (B) any liquidation and distribution by any Subsidiary of the Company that is not a Subsidiary Guarantor to any wholly-owned Subsidiary of the Company that is not a Subsidiary Guarantor;

                  (iv) any sale, lease, assignment, transfer or any other disposition by the Company of, in one transaction or a series of related transactions, all or any part of its business or assets to any Subsidiary Guarantor;

                  (v) any sale, lease, assignment, transfer or any other disposition by any Subsidiary of, in one transaction or a series of related transactions, all or any part of its business or assets to the Company or, if such Subsidiary is a Subsidiary Guarantor, to any Subsidiary Guarantor or, if such Subsidiary is not a Subsidiary Guarantor, to any other wholly-owned Subsidiary of the Company; or

                  (vi) the sale, lease, assignment, transfer or other disposal by the Company or any of its Subsidiaries of any Disposition Assets (including, without limitation, capital stock constituting Disposition Assets) to the Company or any of its Subsidiaries or the merger or consolidation or liquidation with or into the Company or any of its Subsidiaries of any Subsidiary of the Company listed on Schedule 8.13 as being scheduled for dissolution; provided, however, that the Company or such Subsidiary not listed on Schedule 8.13 shall be the continuing or surviving corporation;

                  provided, however, that, after giving effect to any such Permitted Intercompany Transfer, the Collateral Agent shall maintain a security interest in any property so transferred in which it had a security interest prior to such Permitted Intercompany Transfer with the same priority as prior to such Permitted Intercompany Transfer.

                  "Permitted Joint Venture" shall mean a joint venture arrangement (whether structured as a corporation, partnership or other contractual relationship) between the Company or any of its Subsidiaries, on the one hand, and a third party that is not directly or indirectly controlled by Ronald O. Perelman, on the other hand, the primary business of which joint venture is the development, manufacture, distribution and/or sale (including marketing and advertising) of products relating to the beauty, skin care, fragrance and/or personal care businesses or otherwise derived from the proprietary intellectual property of the Company and its Subsidiaries (or of holding properties incidental to such businesses).

                  "Permitted M&FH Loan Amount" shall have the meaning assigned to such term in Section 11.2(i).

                  "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof.

                  "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, substantially in the form of Exhibit F, executed by the Company and each other Guarantor, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Pledged Debt Instruments" shall have the meaning assigned to such term (or any analogous term) in the Pledge and Security Agreement.

                  "Pledged Stock" shall have the meaning assigned to such term (or any analogous term) in the Pledge and Security Agreement.

                  "Potential Withdrawal Liability" shall have the meaning assigned to such term in Section 8.8.

                  "Pounds" shall mean pounds sterling in lawful currency of the United Kingdom.

                  "Prepayment Fee" shall mean, with respect to any prepayment of the Term Loans (whether optional or mandatory) pursuant to Section 7.2,
Section 7.3 (except any prepayment required under Section 7.3(c)) or Section 14.1(c) during any period set forth below, a fee equal to the percentage of the aggregate principal amount of such prepayment set forth opposite such period:


                  Prepayment Date                                                  Prepayment Fee
                  ---------------                                                  --------------
                  On or prior to the first anniversary of the Closing Date              5.00%

                  After the first anniversary of the Closing Date and                   3.00%
                  on or prior to the second anniversary of the Closing Date

                  After the second anniversary of the Closing Date and                  1.00%
                  on or prior to the third anniversary of the Closing Date

                  After the third anniversary of the Closing Date                       None


                  "Prior Tax Sharing Agreement" shall mean the Tax Sharing Agreement entered into as of June 24, 1992, as amended and restated, among the Company and certain of its Subsidiaries, Revlon, Revlon Holdings and Mafco.

                  "Proceeds" shall have the meaning assigned to such term in the UCC.

                  "Property Loss Event" shall mean (a) any loss of or damage to property of the Company or any of its Subsidiaries or (b) any taking of property of the Company or any of its Subsidiaries.

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Multi-Currency Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the Multi-Currency Administrative Agent, in its sole discretion exercised reasonably, deems necessary or desirable to preserve or protect the Multi-Currency Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Payment Obligations of the Multi-Currency Lenders; provided, however, that the aggregate principal amount of such Protective Advances shall not exceed the lesser of $10,000,000 and the aggregate amount of the unused Multi-Currency Commitments.

                  "Real Property" of any Person shall mean the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

                  "Refunded Swing Line Loans" shall have the meaning assigned to such term in Section 4.1(c).

                  "Register" shall have the meaning assigned to such term in
Section 14.6(c).

                  "Related Fund" shall mean any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "Release" shall mean, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" shall mean all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders" shall mean the Required Term Loan Lenders and the Required Multi-Currency Lenders.

                  "Required Multi-Currency Lenders" at any date shall mean (i) until all Payment Obligations arising under the Multi-Currency Facility have been Fully Satisfied, the Multi-Currency Lenders having more than 50% of the Aggregate Multi-Currency Commitment then in effect or, after the Multi-Currency Termination Date, 50% of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit then outstanding; provided, however, that for purposes of determining "Required Multi-Currency Lenders," Swing Line Loans shall be deemed to be held ratably by the Multi-Currency Lenders and not by the Swing Line Lender; provided, further, that a Non-Funding Lender shall not be included in the calculation of "Required Multi-Currency Lenders;" and (ii) after all such Payment Obligations have been Fully Satisfied, the Term Loan Lenders having more than 50% of the principal amount of all Term Loans then outstanding.

                  "Required Term Loan Lenders" at any date shall mean (i) until all Payment Obligations arising under the Term Loan Facility have been Fully Satisfied, the Term Loan Lenders having more than 50% of the Aggregate Term Loan Commitment then in effect or, after the Closing Date, 50% of the principal amount of all Term Loans then outstanding; and (ii) after all such Payment Obligations have been Fully Satisfied, the Multi-Currency Lenders having more than 50% of the Aggregate Multi-Currency Commitment then in effect or, after the Multi-Currency Termination Date, 50% of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit then outstanding; provided, however, that for purposes of determining "Required Term Loan Lenders," Swing Line Loans shall be deemed to be held ratably by the Multi-Currency Lenders and not by the Swing Line Lender; provided, further, that a Non-Funding Lender shall not be included in the calculation of "Required Term Loan Lenders."

                  "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

                  "Resale Transaction" shall mean the sale, transfer or other disposition by the Company or any of its Subsidiaries of any asset acquired by it after the date hereof pursuant to an Investment or Permitted Acquisition; provided, however, that, within 180 days following the consummation of such Investment or Permitted Acquisition, the Administrative Agents receive written notice from the Company identifying such asset (with reasonable specificity) and stating that such asset is being held for disposition in a Resale Transaction.

                  "Responsible Officer" shall mean any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of the relevant Person.

                  "Restricted Payment" shall mean (a) any payment by the Company of a dividend (other than a dividend payable solely in common stock of the Company) or distribution on, or any payment by the Company or any of its Subsidiaries on account of the purchase, redemption or retirement of, or any other distribution on, any Stock or Stock Equivalents of the Company (including any such payment or distribution in cash or in property or obligations of the Company or any of its Subsidiaries), (b) any loan or advance, or the making of any other investment, by the Company or any of its Subsidiaries to or in any Affiliate of the Company, (c) the payment by the Company or any of its Subsidiaries of any management or administrative fee (including, without limitation, any management consulting and financial services fees) to any Affiliate of the Company or of any salary, bonus or other form of compensation (other than in the ordinary course of business) to any Person who is a significant stockholder or principal officer of any Affiliate of the Company, or (d) any payment by the Company or any of its Subsidiaries to any Affiliate of the Company pursuant to the Prior Tax Sharing Agreement or (e) any payment by the Company or any of its Subsidiaries of principal or interest in respect of amounts from time to time outstanding under any Capital Contribution Note; provided, however, that any amounts paid from time to time to Revlon (including, without limitation, payments to Revlon pursuant to the Company Tax Sharing Agreement) to finance the actual payment by Revlon of expenses and obligations incurred by Revlon to Persons other than Affiliates of Revlon (or officers or employees of any such Affiliate) shall not be "Restricted Payments" to the extent that such expenses and obligations, if they had been incurred by the Company, would not have been prohibited hereunder and were incurred by Revlon without violating the provisions of Section 12(p).

                  "REV Holdings" shall mean REV Holdings LLC, a Delaware limited liability company.

                  "Revlon" shall mean Revlon, Inc., a Delaware corporation and the immediate Parent of the Company.

                  "Revlon Holdings" shall mean Revlon Holdings LLC, a Delaware limited liability company.

                  "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings assigned to such terms in Section 3.1(a).

                  "Revolving Credit Note" shall have the meaning assigned to such term in Section 3.2(c).

                  "RGI" shall mean RGI Group Incorporated, a Delaware corporation.

                  "ROP" shall have the meaning assigned to such term in Section 12(g).

                  "RPH" shall mean Revlon Professional Holding Company LLC, a Delaware limited liability company.

                   "S&P" shall mean Standard & Poor's Corporation (and any successor thereto).

                  "Secured Obligations" shall mean, collectively (i) in the case of the Company, the Payment Obligations of the Company, (ii) in the case of each Loan Party, the obligations of each Loan Party under the Guaranty and the other Loan Documents to which it is a party and (iii) the Designated Eligible Obligations.

                  "Secured Parties" shall mean, collectively, the Lenders, the Issuing Lenders, the Administrative Agents, the Collateral Agent and any other holder of any Secured Obligation.

                  "Securities Account" shall have the meaning assigned to such term in the UCC.

                  "Securities Account Control Agreement" shall have the meaning specified in the Pledge and Security Agreement.

                  "Securities Intermediary" shall have the meaning assigned to such term in the UCC.

                  "Security Documents" shall mean the Intercreditor Agreement, the Guaranty, the Pledge and Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agents granting a security interest in any asset or assets of any Loan Party to secure the Payment Obligations of any Borrower hereunder, under the Notes and/or under any Draft and any other Secured Obligations, or to secure any guarantee of any such Payment Obligations and other Secured Obligations (and including (a) the Multi-Currency Debenture between the Company, Charles of the Ritz Group Ltd., Charles Revson Inc. and Revlon International Corporation (UK Branch), as Chargors, and the Collateral Agent, (b) the Term Loan Debenture between the Company, Charles of the Ritz Group Ltd., Charles Revson Inc. and Revlon International Corporation (UK Branch), as Chargors, and the Collateral Agent,
(c) the Share Charge Agreement between Revlon International Corporation and the Collateral Agent, (d) the Share Charge Agreement between the Company and the Collateral Agent, (e) the Share Pledge Agreement between Revlon International Corporation and the Collateral Agent and (f) the Trademark Security Agreement among the Company, Charles of the Ritz Group Ltd., Charles Revson Inc. and the Collateral Agent, as each may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Senior Secured Debt" shall mean, at any date, the aggregate principal amount of any secured Indebtedness of the Company and its Subsidiaries described in clauses (a), (b), (c), (d), (e) (to the extent of any reimbursement obligation that is unpaid) and (f) in the definition of "Indebtedness" at such date and all Indebtedness of the types referred to in this definition which is guaranteed directly or indirectly by the Company or any of its Subsidiaries, determined on a consolidated basis in accordance with GAAP, other than any Indebtedness, including letters of credit, secured solely by cash collateral to the extent permitted hereunder.

                  "Senior Secured Leverage Ratio" shall mean, for any period, the amount equal to the ratio of (a) Senior Secured Debt on the last day of such period to (b) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of such period.

                  "Significant Trademark" shall mean each Trademark of the Company and its Domestic Subsidiaries on the Closing Date and each other Trademark from time to time which, in either case, is of such a nature that the Company or its Subsidiaries in accordance with its ordinary business practice then in effect would file an application for trademark registration in the United States Patent and Trademark Office.

                  "Single Employer Plan" shall mean any Plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA.

                  "Specified Default" shall mean any Default by the Company and its Subsidiaries in the observance or performance of any covenant or agreement contained in Sections 10.10, 10.11, 10.12, 10.13 or 10.14.

                  "Specified Dispositions" shall mean the sale, transfer or other disposition of (a) the Stock of Subsidiaries constituting Disposition Assets, (b) assets of any Subsidiary constituting a Disposition Asset, (c) any assets (including, without limitation, Stock) directly relating to the brands constituting Disposition Assets and (d) any other asset which constitutes a Disposition Asset.

                  "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

                  "Standby Letter of Credit" shall have the meaning assigned to such term in Section 5.1(a).

                  "Stated Multi-Currency Termination Date" shall mean the date which is the fifth anniversary of the Closing Date.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Stockholders Agreement" shall mean the Stockholders Agreement dated February 20, 2004 by and between Revlon and Fidelity Management & Research Co., as amended through the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subordinated Notes" shall mean the notes in an aggregate principal amount not to exceed $327,078,000, issued by the Company pursuant to the Subordinated Notes Indenture, as such Subordinated Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted by
Section 11.9.

                  "Subordinated Notes Indenture" shall mean the Indenture, dated as of February 1, 1998, between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association), relating to the 8-5/8% Senior Subordinated Notes of the Company, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by Section 11.9.

                  "Subordinated Notes Redemption" shall mean the redemption, repurchase, defeasance or repayment by the Company of the outstanding principal amount of the Subordinated Notes, to such an extent that not more than $25,000,000 of the aggregate principal amount thereof remains outstanding, with
(a) proceeds of Capital Contributions (or contributions of Subordinated Notes), whether or not in exchange for equity, from Revlon, (b) proceeds of Indebtedness of the Company that is permitted to be incurred under Section 11.2(b), (c) proceeds of Indebtedness of the Company that is permitted to be incurred under 11.2(o) to the extent such Subordinated Notes are redeemed, repurchased, defeased or repaid within 180 days of the incurrence of such Indebtedness, (d) Excess Cash Flow as permitted under Section 11.9(c)(iv) or
(e) funds from other sources acceptable to the Required Lenders.

                  "Subsidiary" of any Person shall mean a corporation or other entity of which an aggregate of more than 50% of the shares of Stock or Stock Equivalents having ordinary voting power (irrespective of whether, at the time, such Stock or Stock Equivalents have or might have such power only by reason of the happening of a contingency) to elect the directors of such corporation, or other Persons performing similar functions for such entity, are owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person; provided, however, that, (a) unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company, but shall exclude RPH, and (b) unless otherwise qualified, all references to a "wholly-owned Subsidiary" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock or other equity interests (other than directors' qualifying shares).

                  "Subsidiary Guarantor" shall mean each Guarantor that is a Subsidiary of the Company.

                  "Supermajority Multi-Currency Lenders" at any date shall mean the Multi-Currency Lenders having more than 66-2/3% of the Aggregate Multi-Currency Commitment then in effect or, after the Multi-Currency Termination Date, 66-2/3% of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit then outstanding; provided, however, that for purposes of determining "Supermajority Multi-Currency Lenders," Swing Line Loans shall be deemed to be held ratably by the Multi-Currency Lenders and not by the Swing Line Lender; provided, further, that a Non-Funding Lender shall not be included in the calculation of "Supermajority Multi-Currency Lenders."

                  "Surplus Assets" shall mean personal property of the Company and its Subsidiaries which has been used in the business of the Company and its Subsidiaries for not less than one year and which is sufficiently immaterial to the conduct of the business of the Company and its Subsidiaries that the contribution thereof to any Permitted Joint Venture would not result in the acquisition by the Company or any of its Subsidiaries of a substantially similar item of personal property during the period of one year following the date of such contribution.

                  "Swing Line Lender" shall mean Citicorp or any other Multi-Currency Lender that becomes the Multi-Currency Administrative Agent or agrees, with the approval of the Multi-Currency Administrative Agent and the Company, to act as the Swing Line Lender hereunder, in each case, in its capacity as the Swing Line Lender hereunder.

                  "Swing Line Loan Request" shall have the meaning assigned to such term in Section 4.1(a).

                  "Swing Line Loans" shall have the meaning assigned to such term in Section 4.1(a).

                  "Syndicated Lender" shall mean each Lender, other than the Local Fronting Lenders (acting in their respective capacities as such); collectively, the "Syndicated Lenders".

                  "Syndicated Loan" shall mean a Term Loan, a Revolving Credit Loan or a Swing Line Loan, as the context shall require; collectively, the "Syndicated Loans".

                  "Syndication Agent" shall mean UBS Securities LLC, in its capacity as Syndication Agent.

                  "Synthetic Purchase Agreement" shall mean any agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Company or any of its Subsidiaries of any Stock or Stock Equivalents of the Company or any of its Subsidiaries or any Indebtedness referred to in Section 11.9 (other than in connection with any such payment which the Company or any of its Subsidiaries would be permitted to make pursuant to Section 11.7 or 11.9, as applicable) or (b) any payment (except as otherwise expressly permitted by Section 11.7 or 11.9), the amount of which is determined by reference to the price or value at any time of any such Stock, Stock Equivalents or Indebtedness; provided, however, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or any of its Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Target Operating Day" shall mean any date that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agents).

                  "Taxable Lender" shall have the meaning assigned to such term in Section 7.12(e).

                  "Term Loan" and "Term Loans" shall have the meanings assigned to such terms in Section 2.1.

                  "Term Loan Administrative Agent" shall have the meaning assigned to such term in the preamble hereto, and shall include any successor "Term Loan Administrative Agent" pursuant to Section 13.7.

                  "Term Loan Collateral" shall have the meaning specified in the Intercreditor Agreement.

                  "Term Loan Commitment" of any Term Loan Lender shall mean the obligation of such Term Loan Lender to make Term Loans to the Company on the Closing Date, in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule II; collectively, as to all such Term Loan Lenders, the "Term Loan Commitments".

                  "Term Loan Facility" shall mean the Term Loan Commitment and the provisions herein related to the Term Loans.

                  "Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds a Term Loan Commitment or a Term Loan; collectively, the "Term Loan Lenders".

                  "Term Loan Maturity Date" shall mean the date which is the sixth anniversary of the Closing Date.

                  "Term Loan Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to date and principal, payable to a Term Loan Lender.

                  "Term Loan Percentage" shall mean, at any date with respect to each Term Loan Lender, the percentage which the Term Loan Commitment of such Term Loan Lender constitutes of the Aggregate Term Loan Commitment (or, at any time after the Closing Date, the percentage which the aggregate outstanding principal amount of such Term Loan Lender's Term Loans at such date constitutes of the aggregate outstanding principal amount of Term Loans of all Term Loan Lenders at such date).

                  "Term Loan Termination Date" shall mean the earliest of (a) the Term Loan Maturity Date, (b) the Early Termination Date and (c) the date on which the Payment Obligations become due and payable pursuant to Article XII.

                  "Trademark" shall have the meaning assigned to such term in the Pledge and Security Agreement.

                  "Tranche" shall mean the collective reference to Eurodollar Loans or Eurocurrency Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans or Eurocurrency Loans, as the case may be, shall originally have been made on the same day).

                  "Transferee" shall mean any Eligible Assignee, Special Purpose Vehicle and participant to which Sections 14.6(a), 14.6(f) and 14.6(g), respectively, apply.

                  "UCC" shall have the meaning specified in the Pledge and Security Agreement.

                  "Undrawn L/C Obligations" shall mean the portion, if any, of the Payment Obligations constituting the contingent obligation of the Company to reimburse each Issuing Lender in respect of the then undrawn and unexpired portions of the Letters of Credit issued by such Issuing Lender pursuant to
Section 5.4.

                  "United Kingdom" shall mean the United Kingdom of Great Britain and Northern Ireland.

                  "United States" shall mean any state of the United States of America and the District of Columbia.

                  "Unfunded Pension Amount" shall have the meaning assigned to such term in Section 8.8.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or International Standard Practices ISP 98 (1998), International Chamber of Commerce Publication No. 590, as appropriate, in either case, as the same may be amended from time to time.

                  "Unpledged International Property" shall mean (a) the portion (if any) of the Stock of each first-tier Foreign Subsidiary of the Company or any Subsidiary Guarantor which is not pledged to the Collateral Agent pursuant to the Pledge and Security Agreement and (b) any patents, trademarks and copyrights of the Foreign Subsidiaries of the Company.

                  "Updated Appraisal" shall mean each appraisal (other than the Initial Appraisals) that is conducted after the Closing Date pursuant to
Section 10.15 or 10.17(b) for purpose of determining the Borrowing Base, in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent and performed by an appraiser that is reasonably satisfactory to the Multi-Currency Administrative Agent.

                  "Voting Stock" shall have the meaning assigned to such term in Section 10.11(b).

                  "Working Capital" shall mean, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

                  "Working Day" shall mean any Business Day other than a Business Day on which commercial banks in London, England are authorized or required by law to close; provided, however, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined for any loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references to Working Days shall be deemed to be references to Target Operating Days.

                  Section 1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Security Documents, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein, in the Notes, in the Security Documents, in the other Loan Documents and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings assigned to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement, the Notes, any Security Documents or any other Loan Document shall refer to this Agreement, such Note, such Security Document or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement, such Note, such Security Document or such other Loan Document, as the case may be; and Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                  Article II

                   AMOUNTS AND TERMS OF TERM LOAN COMMITMENT

                  Section 2.1 Term Loan Commitments. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make term loans in Dollars (individually, a "Term Loan"; collectively, the "Term Loans") to the Company under the Term Loan Commitments, which Term Loans shall be made in a single drawing on the Closing Date; provided, however, that the aggregate outstanding amount of the Term Loans made by any Term Loan Lender shall not exceed such Term Loan Lender's Term Loan Commitment. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or
(c) a combination thereof, as determined by the Company and notified to the Term Loan Administrative Agent in accordance with Section 2.3 and 7.7; provided, however, that the Term Loans borrowed on the Closing Date shall initially be made as Alternate Base Rate Loans. Amounts borrowed under this
Section 2.1 and repaid or prepaid may not be reborrowed.

                  Section 2.2 Obligations of the Company. The Company agrees that each Term Loan made by each Term Loan Lender pursuant hereto shall constitute the promise and obligation of the Company to pay to the Term Loan Administrative Agent, for the benefit of such Term Loan Lender, at the office of the Term Loan Administrative Agent listed in Section 14.2, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of the Term Loans made by such Term Loan Lender pursuant to Section 2.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Term Loan Termination Date.

                  (b) The Company agrees that each Term Loan Lender is authorized to record (i) the date and amount of the Term Loan made by such Term Loan Lender pursuant to Section 2.1, (ii) the date of each interest rate conversion pursuant to Section 7.7 and the principal amount subject thereto,
(iii) the date and amount of each payment or prepayment of principal of and interest with respect to each Term Loan and (iv) in the case of each Eurodollar Loan, the interest rate and Interest Period, in the books and records of such Term Loan Lender and in such manner as is reasonable and customary for such Term Loan Lender and a certificate of an officer of such Term Loan Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the Company hereunder.

                  (c) The Company agrees that, upon the request to the Term Loan Administrative Agent by any Term Loan Lender at any time, the Term Loan of such Term Loan Lender shall be evidenced by a Term Loan Note, payable to the order of such Term Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Term Loan Commitment of such Term Loan Lender or, if less, the aggregate unpaid principal amount of the Term Loan made by such Term Loan Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term Loan Note as prescribed in Section 7.5.

                  Section 2.3 Procedure for Borrowing Term Loans. (a) The Company may request a borrowing under the Term Loan Commitments on the Closing Date, subject to Section 2.1, by giving irrevocable notice to the Term Loan Administrative Agent at least one Business Day prior thereto, which notice shall be in substantially the form of Exhibit H-1 (a "Notice of Borrowing") and specify (i) the aggregate principal amount to be borrowed and (ii) the Closing Date. Upon receipt of any such notice, the Term Loan Administrative Agent will promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make available to the Term Loan Administrative Agent in immediately available funds at the office of the Term Loan Administrative Agent specified in Section 14.2 (or at such other location as the Term Loan Administrative Agent may direct), by 1:00 P.M., New York City time, on the Closing Date an amount equal to the Term Loan Percentage of such Term Loan Lender multiplied by the aggregate principal amount of the Term Loans requested to be made on the Closing Date in Dollars, in funds immediately available to the Term Loan Administrative Agent. The proceeds of the Term Loans received by the Term Loan Administrative Agent hereunder on the applicable borrowing date shall promptly be made available to the Company by the Term Loan Administrative Agent's crediting the account of the Company designated to the Term Loan Administrative Agent with the aggregate amount actually received by the Term Loan Administrative Agent from the Term Loan Lenders and in like funds as received by the Term Loan Administrative Agent.

                  (b) The failure of any Term Loan Lender to make the Term Loan to be made by it on the applicable borrowing date shall not relieve any other Term Loan Lender of its obligation hereunder to make its Term Loan on such borrowing date, but no Term Loan Lender shall be responsible for the failure of any other Term Loan Lender to make the Term Loan to be made by such other Term Loan Lender on such borrowing date.

                  Section 2.4 Amortization of Term Loans. (a) The Term Loans of each Term Loan Lender shall mature in twenty consecutive quarterly installments, each of which shall be in an amount equal to such Term Loan Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment (as such amounts may be reduced from time to time in accordance with Section 7.2(b) or 7.4(d)):


                     Installment                          Principal Amount
                     -----------                          ----------------

                  October 15, 2005                           $2,000,000

                  January 15, 2006                           $2,000,000

                   April 15, 2006                            $2,000,000

                    July 15, 2006                            $2,000,000

                  October 15, 2006                           $2,000,000

                  January 15, 2007                           $2,000,000

                   April 15, 2007                            $2,000,000

                    July 15, 2007                            $2,000,000

                  October 15, 2007                           $2,000,000

                  January 15, 2008                           $2,000,000

                   April 15, 2008                            $2,000,000

                    July 15, 2008                            $2,000,000

                  October 15, 2008                           $2,000,000

                  January 15, 2009                           $2,000,000

                   April 15, 2009                            $2,000,000

                    July 15, 2009                            $2,000,000

                  October 15, 2009                           $2,000,000

                  January 15, 2010                           $2,000,000

                   April 15, 2010                            $2,000,000

                 Term Loan Maturity                         $762,000,000
                       Date

                  (b) Any Term Loans then outstanding shall be repaid in full (together with accrued interest and other amounts owing on account thereof) on the Term Loan Termination Date.

                  Section 2.5 Use of Proceeds of Term Loans. The proceeds of the Term Loans hereunder shall be used by the Company for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement and other existing Indebtedness and to redeem or repurchase Indebtedness issued under the Designated Senior Secured Indenture (including fees and expenses in connection with such refinancing, repurchase and redemption), and for general corporate purposes not prohibited hereunder. To the extent that any Designated Senior Secured Notes shall remain outstanding after the Closing Date, an amount of the proceeds of the Term Loans and, if necessary, Revolving Credit Loans made on the Closing Date, sufficient to purchase, redeem or defease such Designated Senior Secured Notes and pay interest and any premium thereon shall, at the Company's option, be deposited in a defeasance trust with the trustee under the Designated Senior Secured Indenture or placed in a Cash Collateral Account under the direction of the Term Loan Administrative Agent pending their use to repurchase, redeem or defease such Designated Senior Secured Notes.

                                  Article III

               AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY

                  Section 3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions of this Agreement, each Multi-Currency Lender severally agrees to make loans in Dollars to the Company (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Multi-Currency Lender's Multi-Currency Commitment Percentage of the Aggregate Multi-Currency Commitment; provided, however, that at no time (after giving effect to the making of such Revolving Credit Loans and the use of the proceeds thereof) may the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Maximum Multi-Currency Availability. During the Commitment Period, the Company may use the Aggregate Multi-Currency Commitment by borrowing Revolving Credit Loans, repaying the Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Company shall have the right to send to the Multi-Currency Administrative Agent, after the Closing Date, one or more Facilities Increase Notices to request an increase (each a "Facilities Increase") in the Aggregate Multi-Currency Commitment in a principal amount not to exceed $50,000,000 in the aggregate for all such requests; provided, however, that (A) no Facilities Increase shall be requested later than one year prior to the Stated Multi-Currency Termination Date, and (B) no Facilities Increase shall become effective earlier than 10 days after the delivery of the Facilities Increase Notice to the Multi-Currency Administrative Agent in respect of such Facilities Increase. Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Multi-Currency Commitments, and any such increase may be subject to changes in any term herein. The Multi-Currency Administrative Agent shall promptly notify each Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed between the Company and the Multi-Currency Administrative Agent. Each such Lender (and each of their Affiliates and Related Funds) may, in its sole discretion, commit to participate in such Facilities Increase by forwarding its commitment to the Multi-Currency Administrative Agent therefor in form and substance satisfactory to the Multi-Currency Administrative Agent. The Multi-Currency Administrative Agent shall allocate, in its sole discretion but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Multi-Currency Commitments to be made as part of the Facilities Increase to the Lenders from which it has received such written commitments. If the Multi-Currency Administrative Agent does not receive enough commitments from existing Lenders or their Affiliates or Approved Funds, it may, after consultation with the Company, allocate to Eligible Assignees any excess of the proposed amount of such Facilities Increase agreed with the Company over the aggregate amounts of the commitments received from existing Lenders. Each Facilities Increase shall become effective on a date agreed by the Company and the Multi-Currency Administrative Agent (each a "Facilities Increase Date"), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in Section 9.3. The Multi-Currency Administrative Agent shall notify the Lenders and the Company, on or before 1:00 P.M. (New York City time) on the day following the Facilities Increase Date of the effectiveness of the Facilities Increase on the Facilities Increase Date and shall record in the Register all applicable additional information in respect of such Facilities Increase. On the Facilities Increase Date for any Facilities Increase, each Lender or Eligible Assignee participating in such Facilities Increase shall purchase and assume from each existing Multi-Currency Lender having Revolving Credit Loans and participations in Letters of Credit outstanding on such Facilities Increase Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Multi-Currency Commitment Percentage of the new Multi-Currency Commitments (after giving effect to such Facilities Increase), in the aggregate outstanding Revolving Credit Loans and participations in Letters of Credit, so as to ensure that, on the Facilities Increase Date after giving effect to such Facilities Increase, each Multi-Currency Lender is owed only its Multi-Currency Commitment Percentage of the Revolving Credit Loans and participations in Letters of Credit outstanding on such Facilities Increase Date.

                  Section 3.2 Obligations of Company. (a) The Company hereby agrees that each Revolving Credit Loan made by each Multi-Currency Lender to the Company pursuant hereto shall constitute the promise and obligation of the Company to pay to such Multi-Currency Lender, at the office of the Multi-Currency Administrative Agent listed in Section 14.2, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Multi-Currency Lender pursuant to Section 3.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Multi-Currency Termination Date.

                  (b) The Company hereby agrees that each Multi-Currency Lender is authorized to record (i) the date and amount of each Revolving Credit Loan made by such Multi-Currency Lender pursuant to Section 3.1, (ii) the date of each interest rate conversion pursuant to Section 7.7 which is applicable to such Revolving Credit Loan and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of and interest with respect to each Revolving Credit Loan made by the Company to such Multi-Currency Lender and (iv) in the case of each Revolving Credit Loan which bears interest at a rate based upon the Eurodollar Rate, the interest rate and Interest Period, in the books and records of such Multi-Currency Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Multi-Currency Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the Company hereunder.

                  (c) The Company agrees that, upon the request to the Multi-Currency Administrative Agent by any Multi-Currency Lender at any time, the Revolving Credit Loans of such Multi-Currency Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), payable to the order of such Multi-Currency Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Aggregate Multi-Currency Commitment of such Multi-Currency Lender or, if less, the aggregate unpaid principal amounts of the Revolving Credit Loans made by such Multi-Currency Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Revolving Credit Note as prescribed in Section 7.5.

                  Section 3.3 Procedure for Borrowing Revolving Credit Loans.
(a) The Company may request a borrowing of Revolving Credit Loans during the Commitment Period on any Working Day, if the Revolving Credit Loans to be borrowed are Eurodollar Loans, or on any Business Day, if the Revolving Credit Loans to be borrowed are Alternate Base Rate Loans, by submitting an irrevocable Notice of Borrowing to the Multi-Currency Administrative Agent, specifying (i) the aggregate principal amount to be borrowed, (ii) the requested borrowing date, (iii) the Available Multi-Currency Commitment (after giving effect to the proposed borrowing), (iv) whether the Revolving Credit Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (v) if the Revolving Credit Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto; provided, however, that any Revolving Credit Loans to be made to the Company on the Closing Date shall be made as Alternate Base Rate Loans. Any such notice of borrowing must be received by the Multi-Currency Administrative Agent prior to 11:00 A.M., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Each borrowing of Revolving Credit Loans shall, subject to Section 7.7(g), be in an aggregate principal amount equal to (x) $5,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurodollar Loans) or (y) the lesser of $2,500,000 (or, if less, the maximum amount which is then available to the Company pursuant to Section 3.1) or a whole multiple of $500,000 in excess thereof (in the case of Alternate Base Rate Loans). Upon receipt of any such notice, the Multi-Currency Administrative Agent will promptly notify each Multi-Currency Lender thereof. Each Multi-Currency Lender will make available to the Multi-Currency Administrative Agent at the office of the Multi-Currency Administrative Agent specified in
Section 14.2 (or at such other location as the Multi-Currency Administrative Agent may direct), by 1:00 P.M., New York City time, on the requested borrowing date, an amount equal to the Multi-Currency Commitment Percentage of such Multi-Currency Lender multiplied by the aggregate principal amount of the Revolving Credit Loans requested to be borrowed in Dollars, in funds immediately available to the Multi-Currency Administrative Agent. The proceeds of such Revolving Credit Loans received by the Multi-Currency Administrative Agent hereunder shall promptly be made available to the Company by the Multi-Currency Administrative Agent's crediting the account of the Company designated to the Multi-Currency Administrative Agent with the aggregate amount actually received by the Multi-Currency Administrative Agent from the Multi-Currency Lenders and in like funds as received by the Multi-Currency Administrative Agent.

                  (b) The failure of any Multi-Currency Lender to make the Revolving Credit Loan to be made by it on any requested borrowing date shall not relieve any other Multi-Currency Lender of its obligation hereunder to make its Revolving Credit Loan on such borrowing date, but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to make the Revolving Credit Loan to be made by such other Multi-Currency Lender on such borrowing date.

                  Section 3.4 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans hereunder shall be used for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement and other existing Indebtedness, and for general corporate purposes not prohibited hereunder.

                                   Article IV

                  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

                  Section 4.1 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company in Dollars under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; provided, however, that at no time (after giving effect to the making of such Swing Line Loan and the use of the proceeds thereof) may the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Maximum Multi-Currency Availability. Amounts borrowed by the Company under this Section 4.1 may be repaid and, up to but excluding the last day of the Commitment Period, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice, which notice shall be in substantially the form of Exhibit H-3 (a "Swing Line Loan Request"), and which notice must be received by the Swing Line Lender prior to 1:00 P.M., New York City time on the requested borrowing date, specifying the amount of each requested Swing Line Loan. The Swing Line Lender shall not make any Swing Line Loan in the period commencing on the first Business Day after it receives written notice from the Multi-Currency Administrative Agent or any Multi-Currency Lender that one or more of the conditions precedent contained in Section 9.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Line Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 9.2 have been satisfied in connection with the making of any Swing Line Loan. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company designated to the Swing Line Lender with such proceeds.

                  (b) The Company hereby agrees that each Swing Line Loan made by the Swing Line Lender to the Company pursuant to this Section 4.1 shall constitute the promise and obligation of the Company to pay to such Swing Line Lender, at the office of the Swing Line Lender listed in Section 14.2, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Swing Line Loans made by such Swing Line Lender pursuant to
Section 4.1(a), which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Multi-Currency Termination Date. The Company hereby agrees that the Swing Line Lender is authorized to record (i) the date and amount of each Swing Line Loan made by such Swing Line Lender pursuant to Section 4.1(a) and (ii) the date and amount of each payment or prepayment of principal of and interest with respect to each Swing Line Loan made by the Company to such Swing Line Lender, in the books and records of such Swing Line Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Swing Line Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the Company hereunder.

                  (c) The Swing Line Lender, at any time in its sole and absolute discretion, may, and at any time as there shall be $20,000,000 in aggregate principal amount of Swing Line Loans outstanding shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Multi-Currency Lender to make a Revolving Credit Loan in an amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (j) of Article XII shall have occurred (in which event the procedures of paragraph (d) of this Section 4.1 shall apply) each Multi-Currency Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for its own account at the office specified for the Swing Line Lender in Section 14.2 prior to 1:00 P.M. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (d) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of Section 4.1, one of the events described in paragraph (j) of Article XII shall have occurred, each Multi-Currency Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Multi-Currency Commitment Percentage of such Refunded Swing Line Loan. Each Multi-Currency Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (e) Whenever, at any time after the Swing Line Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Refunded Swing Line Loan pursuant to clause (d) above, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Multi-Currency Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Multi-Currency Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

                  Section 4.2 Participations. Each Multi-Currency Lender's obligation to purchase participating interests pursuant to paragraph (d) of
Section 4.1 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement by the Company or any other Multi-Currency Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  Section 4.3 Use of Proceeds of Swing Line Loans. The proceeds of the Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.

                                   Article V

               AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

                  Section 5.1 Letters of Credit Facility. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance upon the representations and warranties contained herein and in the other Loan Documents and upon the agreements of the other Multi-Currency Lenders set forth in Section 5.3(a) and (b), agrees to issue under the Aggregate Multi-Currency Commitment any letter of credit (each, a "Letter of Credit") requested to be issued by it and so issued by it for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, however, that such Issuing Lender shall have no obligation to issue such Letter of Credit if, after giving effect to such issuance, (i) the Equivalent in Dollars of the L/C Obligations would exceed $50,000,000 and (ii) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit would exceed the Maximum Multi-Currency Availability. Each Letter of Credit shall (i) be denominated in Dollars or such Denomination Currency acceptable to the Issuing Lender in its sole discretion, (ii) be either (x) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, which are of a type for which Revolving Credit Loans (if the obligations were then due and payable) would be available (a "Standby Letter of Credit"), or (y) a documentary letter of credit in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (iii) expire no later than one year from the date of issue, in the case of Commercial Letters of Credit, and five years from the date of issue, in the case of Standby Letters of Credit; provided, further, that no Letter of Credit shall have an expiration date that is later than the Term Loan Maturity Date; provided, further, that the Undrawn L/C Obligations in respect of each Letter of Credit which expires after the last day of the Commitment Period shall be Fully Secured from and after such day.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder to the extent that such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) No Issuing Lender shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Multi-Currency Administrative Agent or any Multi-Currency Lender that one or more of the conditions precedent contained in Section 9.2 or the first proviso in Section 5.1(a) above are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuing Lender shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 9.2 have been satisfied in connection with the issuance of any Letter of Credit.

                  Section 5.2 Procedure for Issuance of Letters of Credit. The Company shall request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein (with a copy to the Multi-Currency Administration Agent) an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender reasonably may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Company. Such Issuing Lender shall (i) in the case of each Standby Letter of Credit, notify each L/C Participant and the Multi-Currency Administrative Agent promptly following the request for and following the issuance of the Standby Letter of Credit and furnish a copy of such Standby Letter of Credit to the Company and to the Multi-Currency Administrative Agent promptly following the issuance thereof and (ii) in the case of Commercial Letters of Credit, provide to each L/C Participant and the Multi-Currency Administrative Agent, promptly following the end of each calendar month during which it has issued Commercial Letters of Credit, a monthly activity report of the Commercial Letters of Credit issued by it during such month.

                  Section 5.3 L/C Participations. (a) The Issuing Lender with respect to each Letter of Credit irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase, and hereby accepts and purchases, from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Multi-Currency Commitment Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Multi-Currency Commitment Percentage of the Equivalent in Dollars of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 5.3(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of such amount, multiplied by the daily average Federal Funds Effective Rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 5.3(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are Alternate Base Rate Loans hereunder. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 5.3(b) shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its pro rata share of such payment in accordance with Section 5.3(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender promptly will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  (d) Notwithstanding anything to the contrary contained in this Section 5.3, the failure of any L/C Participant to make any payment due by it under this Section 5.3 in a timely manner shall not relieve any other L/C Participant of its obligation hereunder to make its own payment in a timely manner, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make any payment pursuant to this Section 5.3 owing by such other L/C Participant on any date.

                  Section 5.4 L/C Reimbursement Obligation of the Company. The Company agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Company of the date and amount of a draft presented under any Letter of Credit issued and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein (or, if such Issuing Lender has notified the Company that such Letter of Credit was issued from a different lending office of such Issuing Lender at the request of the Company, the lending office from which such Letter of Credit was issued) in lawful money of the United States or the applicable Denomination Currency, as the case may be, and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this Section 5.4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are Alternate Base Rate Loans which were then overdue.

                  Section 5.5 Obligations Absolute. The Company's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the relevant Issuing Lender, any beneficiary of Letter of Credit, any Lender or any other Person. The Company also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Company's L/C Reimbursement Obligations under
Section 5.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Company and shall not result in any liability of such Issuing Lender to the Company.

                  Section 5.6 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender in respect of such Letter of Credit shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  Section 5.7 Application. To the extent that any provision of any Application or other agreement required by the Issuing Lender related to any Letter of Credit is inconsistent with the provisions of the other Loan Documents, the provisions of the other Loan Documents shall apply.

                  Section 5.8 Cash Collateral for Letters of Credit. (a ) If the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders shall so request when an Event of Default has occurred and is continuing, the Company shall promptly deposit in a Cash Collateral Account under the direction of the Multi-Currency Administrative Agent the amount equal to 105% of Equivalent in Dollars of the sum of the aggregate amount of all Undrawn L/C Obligations (the "Deposit Requirement"). The Company further agrees that, from and after any such request for cash collateralization, so long as such Event of Default is continuing, the Company will deposit from time to time into such Cash Collateral Account any such additional amounts as shall be necessary to cause the amount on deposit therein to be not less than the amount of the Deposit Requirement then in effect.

                  (b) Following the occurrence and during the continuance of any Event of Default, the Multi-Currency Administrative Agent may direct the Collateral Agent to apply amounts held in the Cash Collateral Account maintained pursuant to paragraph (a) above to the payment of the Payment Obligations on account of the Letters of Credit in such order as the Multi-Currency Administrative Agent shall elect, with any amounts remaining on deposit therein after giving effect to such application on account of the Letters of Credit to be applied pursuant to the Intercreditor Agreement.

                  Section 5.9 Existing Letters of Credit. Schedule 5.9 (Existing Letters of Credit) contains a schedule of certain letters of credit issued prior to the Closing Date by Citibank, N.A. for the account of any Borrower. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 5.9 for the account of such Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 5.4 shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) each of the issuers of such Letters of Credit shall be deemed to be an "Issuing Lender" hereunder solely for the purpose of maintaining such letters of credit, (iii) the Equivalent in Dollars of the face amount of such letters of credit shall be included in the calculation of L/C Obligations and (iv) all liabilities of the Borrowers with respect to such letters of credit shall constitute Payment Obligations. No letter of credit converted in accordance with this Section 5.9 shall be amended, extended or renewed without the prior written consent of the Multi-Currency Administrative Agent.

                                  Article VI

                  AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY

                  Section 6.1 Local Loan Commitments. Subject to the terms and conditions of this Agreement, each Local Fronting Lender severally agrees to make loans (and, to the extent provided in Section 6.9, to create Acceptances) under the Aggregate Multi-Currency Commitment in Dollars and in the Denomination Currency set forth opposite its name on Schedule 1.1 to the Company and to the Local Borrowing Subsidiary for such Denomination Currency from time to time during the Commitment Period (individually, a "Local Loan"; collectively, the "Local Loans"); provided, however, that, after giving effect to the making and the use of proceeds thereof, (i) the aggregate amount of the Local Outstandings of such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect and (ii) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit shall not exceed the Maximum Multi-Currency Availability. The Local Loans made by each Local Fronting Lender generally shall be made by such Local Fronting Lender from a lending office which is located within the jurisdiction of its respective Denomination Currency; provided, however, that, in the event that the Company or the relevant Local Borrowing Subsidiary so requests and the relevant Local Fronting Lender (in its sole discretion) so agrees, any Local Loans to be made by such Local Fronting Lender may be made from a lending office of such Local Fronting Lender which is not located in the jurisdiction of its Denomination Currency. During the Commitment Period, the Local Borrowers may use the Aggregate Multi-Currency Commitment by borrowing Local Loans and Acceptances, repaying the Local Loans and Acceptances in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  Section 6.2 Obligations of Local Borrowers. (a) Each Local Borrower hereby agrees that each Local Loan made by each Local Fronting Lender to such Local Borrower pursuant hereto shall constitute the promise and obligation of such Local Borrower to pay to such Local Fronting Lender, at the office of such Local Fronting Lender listed on Schedule III hereto (or, if such Local Fronting Lender has notified such Local Borrower that a Local Loan was funded by a different lending office of such Local Fronting Lender pursuant to
Section 6.1, the lending office from which such Local Loan was funded), in lawful money of the Denomination Currency (or, with respect to Local Loans which are Dollar Loans, in Dollars) and in immediately available funds the aggregate unpaid principal amount of all Local Loans made by such Local Fronting Lender pursuant to Section 6.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Multi-Currency Termination Date. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) no Local Borrowing Subsidiary organized under the laws of any jurisdiction outside the United States shall pay or be obligated under any Loan Document to pay any amounts other than the Payment Obligations arising from the Local Loans of such Local Borrowing Subsidiary, including any amounts owing by or on account of any other Loan Party pursuant to this Agreement or any other Loan Document or in respect of any other Secured Obligations and (ii) no assets of any Local Borrowing Subsidiary organized outside of the United States shall be used to pay or secure obligations of the Company, any other Loan Party or any other Local Borrowing Subsidiary under any Loan Document or in respect of any other Secured Obligations.

                  (b) Each Local Borrower hereby agrees that each Local Fronting Lender is authorized to record (i) the date, amount and currency of each Local Loan made by such Local Fronting Lender to such Local Borrower pursuant to Section 6.1, (ii) the date of each interest rate conversion pursuant to Section 7.7 which is applicable to such Local Loan and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of and interest with respect to each Local Loan made by such Local Borrower to such Local Fronting Lender and (iv) in the case of each Local Loan which bears interest at a rate based upon the relevant Eurocurrency Rate or Eurodollar Rate or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Rate, the interest rate and Interest Period, in the books and records of such Local Fronting Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Local Fronting Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the relevant Local Borrower hereunder.

                  Section 6.3 Procedure for Borrowing Local Loans. Each Local Borrower may request a borrowing of Local Loans under the Aggregate Multi-Currency Commitment in Dollars or in the relevant Denomination Currency from the applicable Local Fronting Lender during the Commitment Period on any Working Day, if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans, or on any Business Day, if the Local Loans to be borrowed are Alternate Base Rate Loans or Local Rate Loans, by submitting an irrevocable Notice of Borrowing to the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent), specifying (i) the aggregate principal amount of the relevant currency to be borrowed, (ii) the requested borrowing date, (iii) whether the Local Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans (in the case of Dollar Loans) or Eurocurrency Loans or Local Rate Loans (in the case of other Local Loans) or (in either case) a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Rate Loans, the length of the Interest Period or Interest Periods applicable thereto; provided, however, that any Local Loans to be made to the Company or a Local Borrowing Subsidiary on the Closing Date shall be made as Local Rate Loans. Any such notice of borrowing must be received by the relevant Local Fronting Lender prior to 11:00 A.M., local time, three Working Days prior to the requested borrowing date (or such shorter period prior thereto as such Local Fronting Lender may agree) in the case of Eurodollar Loans or Eurocurrency Loans, and on the requested borrowing date, in the case of Alternate Base Rate or Local Rate Loans (with the presentation by any third party of any check or draft drawn on the account of the relevant Local Borrower or any other borrowing by way of overdraft being deemed to constitute a notice of borrowing of Local Rate Loans in the amount of such check, draft or other borrowing, to the extent that insufficient funds are then available for the payment thereof in the account of such Local Borrower with the relevant Local Fronting Lender); provided, further, that the Multi-Currency Administrative Agent may, at any time and from time to time in its sole discretion, suspend the right of the Local Borrowers with respect to any one or more Denomination Currencies to borrow Alternate Base Rate Loans or Local Rate Loans on the basis of same-day notice by providing written notice of such suspension to the Company and the affected Local Borrowing Subsidiaries (with a copy to the relevant Local Fronting Lender) not less than two Business Days prior to the effectiveness thereof (or, during such time as any Default or Event of Default has occurred and is continuing, on the date of such effectiveness), in which event any such notice of borrowing (other than any notice of borrowing deemed to be made on account of a check, draft or other customary means of borrowing by way of overdraft drawn by such Local Borrower prior to the date of such notice of suspension) of Alternate Base Rate Loans or Local Rate Loans must (until such notice of suspension has been revoked by the Multi-Currency Administrative Agent) be received by the Local Fronting Lender prior to 11:00 A.M., local time, one Business Day prior to the requested borrowing date. In the event that the relevant Local Fronting Lender determines on the requested borrowing date that the making of such requested Local Loan will not cause the Local Outstandings of such Local Fronting Lender to exceed the amount equal to its Currency Sublimit then in effect (in each case, as has been notified to such Local Fronting Lender by the Multi-Currency Administrative Agent pursuant to Section 6.8(b)), such Local Fronting Lender will make the requested Local Loan available to the relevant Local Borrower, at the principal lending office of such Local Fronting Lender in the relevant jurisdiction, by 1:00 P.M., local time, on the requested borrowing date, in funds immediately available to such Local Borrower. Promptly following the making of each such Local Loan, such Local Fronting Lender shall provide notice to the Multi-Currency Administrative Agent of the amount thereof. The minimum amount of each borrowing of Local Loans shall, subject to Section 7.7(g), be in an aggregate principal amount (not to exceed the relevant Currency Sublimit) to be mutually agreed upon by the relevant Local Fronting Lender and the relevant Local Borrower. Notwithstanding anything to the contrary contained in this Section 6.3, no Local Fronting Lender shall be obligated hereunder to advance any Local Loan by way of an overdraft, but rather shall provide overdrafts only if it elects (in its sole discretion) to do so. Notwithstanding the foregoing, any Local Loans (as defined in the Existing Agreement) which are outstanding on the Closing Date from a Local Fronting Lender hereunder listed on Schedule 6.3 shall be deemed to be refinanced with "Local Loans" (as defined herein) hereunder.

                  Section 6.4 Currency Conversion and Contingent Funding Agreement. (a) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share of such Local Loans and Acceptances made by such Local Fronting Lenders as the Multi-Currency Administrative Agent may at any time request; provided, however, that:

                  (i) the Multi-Currency Administrative Agent hereby agrees that, it will not request any such purchase of participating interests unless a Liquidity Event Period has commenced and is continuing or a Default or an Event of Default has occurred and is continuing;

                  (ii) the Multi-Currency Administrative Agent hereby agrees that it promptly will request that the Multi-Currency Lenders purchase such participating interest in all Local Loans and Acceptances made by any Local Fronting Lender which provides to the Multi-Currency Administrative Agent a written certification that an Event of Default described in Section 12(a) is continuing with respect to the Local Loans or Acceptances made by such Local Fronting Lender and requesting that such request be made by the Multi-Currency Administrative Agent; and

                  (iii) in the event that any of the events specified in clauses (i), (ii) or (iii) of Section 12(j) shall have occurred with respect to any Local Borrower, each Multi-Currency Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local Loans and Acceptances made to such Local Borrower.

Any such request by the Multi-Currency Administrative Agent shall be made in writing to each Multi-Currency Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Multi-Currency Administrative Agent anticipates being able to obtain the relevant Denomination Currency, with any excess payment being refunded to the Multi-Currency Lenders and any deficiency remaining payable by the Multi-Currency Lenders) required from such Multi-Currency Lender in order to effect the purchase by such Multi-Currency Lender of a participating interest in the amount equal to its Multi-Currency Commitment Percentage multiplied by the aggregate then outstanding principal amount (in the Denomination Currency) of the relevant Local Loans and Acceptances (together with accrued interest thereon and other amounts owing in connection therewith) in such Denomination Currency. Promptly upon receipt of such request, each Multi-Currency Lender shall deliver to the Multi-Currency Administrative Agent (in immediately available funds) the amount so specified by the Multi-Currency Administrative Agent. The Multi-Currency Administrative Agent shall convert such amounts into the relevant Denomination Currency and shall promptly deliver the proceeds of such conversion to the relevant Local Fronting Lender in immediately available funds. From and after such purchase,
(i) the outstanding Local Loans and Acceptances in which the Multi-Currency Lenders have purchased such participations shall be deemed to have been converted into Revolving Credit Loans that are Alternate Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of Section 7.11, a prepayment of such Local Loans and Acceptances before the last day of the Interest Period with respect thereto), (ii) any further Local Loans to be made to such Borrower shall be made in Dollars, with each Multi-Currency Lender purchasing a participating interest therein in the manner described in the foregoing provisions of this Section 6.4(a) immediately upon the making thereof in the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage thereof (with the Multi-Currency Administrative Agent hereby agreeing to provide prompt notice to each such Multi-Currency Lender of its receipt from the relevant Local Fronting Lender of a notice of borrowing and of making the relevant Local Loan), (iii) no further Acceptances shall be created for the account of such Borrower, (iv) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local Loans and Acceptances (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Local Loan or Acceptance, as the case may be, had originally been made in Dollars and shall (other than with respect to the portion of the Applicable Margin which, pursuant to Section 7.5, is expressly stated to be paid for the account of the Local Fronting Lender) be distributed by the relevant Local Fronting Lender to the Multi-Currency Administrative Agent, for the accounts of the Multi-Currency Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this Section 6.4, the failure of any Multi-Currency Lender to purchase its participating interest in any Local Loan or Acceptance shall not relieve any other Multi-Currency Lender of its obligation hereunder to purchase its participating interest in a timely manner, but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to purchase the participating interest to be purchased by such other Multi-Currency Lender on any date.

                  (b) If any amount required to be paid by any Multi-Currency Lender pursuant to Section 6.4(a) is paid to the Multi-Currency Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Multi-Currency Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), such Multi-Currency Lender shall pay to the Multi-Currency Administrative Agent on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate, as quoted by the Multi-Currency Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Multi-Currency Administrative Agent, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Multi-Currency Lender pursuant to Section 6.4(a) is not in fact made available to the Multi-Currency Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Multi-Currency Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), the Multi-Currency Administrative Agent shall be entitled to recover from such Multi-Currency Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are Alternate Base Rate Loans hereunder. A certificate of the Multi-Currency Administrative Agent submitted to any Multi-Currency Lender with respect to any amounts owing under this
Section 6.4(b) shall be conclusive in the absence of manifest error. Amounts payable by any Multi-Currency Lender pursuant to this Section 6.4(b) shall be paid to the Multi-Currency Administrative Agent, for the account of the relevant Local Fronting Lender; provided, however, that, if the Multi-Currency Administrative Agent (in its sole discretion) has elected to fund on behalf of such Multi-Currency Lender the amounts owing to such Local Fronting Lender, then the amounts shall be paid to the Multi-Currency Administrative Agent, for its own account.

                  (c) Whenever, at any time after the relevant Local Fronting Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Local Loan or Acceptance pursuant to clause(a), the Local Fronting Lender receives any payment on account thereof, such Local Fronting Lender will distribute to the Multi-Currency Administrative Agent, for the account of such Multi-Currency Lender, such Multi-Currency Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding) in like funds as received; provided, however, that in the event that such payment received by such Local Fronting Lender is required to be returned, such Multi-Currency Lender will return to such Local Fronting Lender any portion thereof previously distributed by such Local Fronting Lender to such Multi-Currency Lender in like funds as such payment is required to be returned by such Local Fronting Lender.

                  (d) Each Multi-Currency Lender's obligation to purchase participating interests pursuant to clause (a) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the relevant Local Fronting Lender, the relevant Local Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the relevant Local Borrower or any other Person; (d) any breach of this Agreement by the relevant Local Borrower, any other Local Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that no Multi-Currency Lender shall be obligated to purchase participating interests in any Local Loans made by a Local Fronting Lender to the extent that such Local Loans (at the time when made) caused the amount of Local Loans outstanding from such Local Fronting Lender to be in excess of the Currency Sublimit then in effect with respect to such Local Fronting Lender.

                  Section 6.5 Designation of Additional Denomination Currencies. (a) The Company may from time to time request that any one or more additional freely available currencies which are freely transferable and freely convertible into Dollars be designated as "Denomination Currencies" hereunder by providing written notice to the Multi-Currency Administrative Agent specifying (i) the relevant Local Borrowing Subsidiary for such currency (which need not be an existing Local Borrowing Subsidiary), (ii) the requested amount of the Currency Sublimit for such Denomination Currency and (iii) specifying the Local Fronting Lender with respect thereto and the Maximum Sublimit to be inserted in Schedule III for such Local Fronting Lender; provided, however, that in no event shall the sum of all Currency Sublimits (after giving effect to the requested designation of an additional Denomination Currency and any concurrent re-allocation of the Currency Sublimits pursuant to Section 6.6) exceed the Aggregate Currency Sublimit then in effect. The Multi-Currency Administrative Agent shall promptly forward to each Multi-Currency Lender a copy of any such notice. Within ten Business Days following the receipt of such notice, each Multi-Currency Lender shall notify the Multi-Currency Administrative Agent in writing whether such designation is acceptable to such Multi-Currency Lender (in its sole discretion) and the Multi-Currency Administrative Agent promptly shall notify the Company thereof.

                  (b) In the event that such designation is acceptable to the Required Multi-Currency Lenders, the Company shall cause the requested Local Borrowing Subsidiary to deliver to the Multi-Currency Administrative Agent a Local Borrowing Subsidiary Joinder Agreement, such other documents, instruments, agreements and legal opinions as the Multi-Currency Administrative Agent reasonably may request (including, in any event, an opinion of local counsel in the relevant jurisdiction to the effect that no Multi-Currency Lender, other than the relevant Local Fronting Lender, shall be deemed to be doing business in the relevant jurisdiction, or otherwise shall be subject to regulation or taxation therein, solely as a result of the agreements set forth herein; with such legal opinions to be in form and substance reasonably acceptable to the Required Multi-Currency Lenders) and (iii) a Local Fronting Lender Joinder Agreement from the Local Fronting Lender for such Denomination Currency.

                  (c) From and after the date upon which the Multi-Currency Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Multi-Currency Administrative Agent) described in Section 6.5(b), Schedule III hereto shall be deemed to be amended to reflect (i) the designation of such currency as a Denomination Currency, (ii) the aggregate amount of the Currency Sublimit and Maximum Sublimit with respect thereto, (iii) the name and applicable local lending office of the relevant Local Fronting Lender with respect thereto and (iv) the name of the relevant Local Borrowing Subsidiary.

                  (d) With respect to any Denomination Currency set forth on
Schedule III, the Company may designate an additional or different Local Borrowing Subsidiary with respect thereto with the approval of the Required Multi-Currency Lenders and the relevant Local Fronting Lender, which designation shall take effect from and after the date upon which the Multi-Currency Administrative Agent has received the documents described in
Section 6.5(b)(i) and (ii) with respect to such designated Local Borrowing Subsidiary and from and after such date Schedule III shall be deemed to be amended to reflect the name of the Local Borrowing Subsidiary so designated.

                  (e) The Multi-Currency Administrative Agent shall give prompt notice to the Multi-Currency Lenders of the effectiveness of any such designation and shall deliver to each Multi-Currency Lender and the Company a revised version of Schedule III which reflects any such amendment.

                  Section 6.6 Re-Allocation of Currency Sublimits. (a) The Company (on its own behalf and as agent of the Local Borrowing Subsidiaries) may from time to time (but, unless the Multi-Currency Administrative Agent shall otherwise agree, not more frequently than two times per calendar month) request that the amount of any one or more Currency Sublimits be increased and/or the amount of any one or more Currency Sublimits be decreased by delivering a written request for such re-allocation to the Multi-Currency Administrative Agent. Each such request shall specify the amount (in Dollars) of the increase or decrease, as the case may be, applicable to each affected Currency Sublimit. The Multi-Currency Administrative Agent shall deliver to each affected Local Fronting Lender a copy of such request promptly following receipt thereof.

                  (b) Unless the revised Currency Sublimit of any Local Fronting Lender will, after giving effect to the requested re-allocation of Currency Sublimits, be in excess of the Maximum Sublimit then in effect for such Local Fronting Lender, then the Currency Sublimits shall be deemed to be so re-allocated and Schedule III shall be deemed to be amended to reflect such reallocation; provided, however, that (i) no Local Fronting Lender shall be required to lend more than its Currency Sublimit (as in effect prior to the effectiveness of such re-allocation) until such Local Fronting Lender has received notice from the Multi-Currency Administrative Agent of the effectiveness of such re-allocation (which notice the Multi-Currency Administrative Agent agrees to deliver promptly upon such effectiveness) and
(ii) after giving effect to such re-allocation, the Aggregate Outstanding Multi-Currency Extensions of Credit will not exceed the Maximum Multi-Currency Availability then in effect. Promptly following the effectiveness of such re-allocation, the Multi-Currency Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment.

                  (c) In the event that the revised Currency Sublimit of any Local Fronting Lender will (after giving effect to the requested re-allocation of Currency Sublimits) be in excess of the Maximum Sublimit specified for such Local Fronting Lender on Schedule III, then such Local Fronting Lender and the Multi-Currency Administrative Agent shall have ten Business Days to determine whether (in their sole discretion) to approve such increase. In the event that such Local Fronting Lender and the Multi-Currency Administrative Agent approve such increase (which approval shall be delivered in writing to the Company and, in the case of the approval of such Local Fronting Lender, to the Multi-Currency Administrative Agent) then the Currency Sublimit and the Maximum Sublimit of such Local Fronting Lender shall be re-allocated to such higher amounts requested for such Local Fronting Lender in the request delivered to the Multi-Currency Administrative Agent pursuant to Section 6.6(a). In the event that such Local Fronting Lender and the Multi-Currency Administrative Agent do not approve such increase in accordance with the foregoing terms of this Section 6.6(c), then the Currency Sublimit of such Local Fronting Lender shall be increased only to its existing Maximum Sublimit on the date upon which either such Local Fronting Lender or the Multi-Currency Administrative Agent notifies the Company that such increase has not been approved (or, if no such notice is given, at the end of such ten day approval period). Promptly following the effectiveness of any such reallocation, the Multi-Currency Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment. The Company or the relevant Local Borrowing Subsidiary shall pay any stamp, recording or other similar tax payable under the laws of the local jurisdiction which is required as a result of any such increase in the Maximum Sublimit of its relevant Local Fronting Lender.

                  (d) In connection with any re-allocation made in accordance with this Section 6.6, the Company may designate that the Currency Sublimit applicable to any Local Fronting Lender is to be reduced to zero and that the relevant Local Borrowing Subsidiary is to cease to be a "Local Borrowing Subsidiary" hereunder. From and after any such designation and repayment of all relevant Local Loans or Acceptances then outstanding, such Local Borrowing Subsidiary shall cease to be a Borrower hereunder, such Local Fronting Lender shall cease to be the "Local Fronting Lender" for the relevant Denomination Currency and (except to the extent that the provisions of Section 6.5 subsequently are complied with) no further Local Loans or Acceptances shall be made to any Borrower in such Denomination Currency.

                  (e) Notwithstanding anything to the contrary contained herein, no such reallocation shall be permitted if, after giving effect thereto, the Aggregate Outstanding Multi-Currency Extensions of Credit will exceed the Maximum Multi-Currency Availability then in effect.

                  Section 6.7 Resignation or Removal of a Local Fronting
Lender. (a) In the event that a Local Fronting Lender shall so elect, such Local Fronting Lender shall resign as Local Fronting Lender by giving written notice of its resignation to the Company, the relevant Local Borrowing Subsidiary and the Multi-Currency Administrative Agent, with such resignation becoming effective on the date which is the earlier of (i) the date upon which a Local Fronting Lender reasonably acceptable to the Multi-Currency Administrative
Agent and the Company (on its own behalf and as agent for the relevant Local Borrowing Subsidiary) is designated as a substitute Local Fronting Lender in accordance with the provisions of Section 6.7(c) and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary otherwise agree; provided, however, that such effective date shall in no event be later than the date which is 30 days following the date upon which such written notice is delivered to the Company. Any Local Loans and Acceptances made by such Local Fronting Lender which are outstanding on such termination date shall be due and payable on such termination date.

                  (b) The Company (on its own behalf and as agent for the relevant Local Borrowing Subsidiary) at any time may, using its commercially reasonable judgment, request that any Local Fronting Lender cease to be designated as such by giving written notice of such request to the Multi-Currency Administrative Agent (which notice the Multi-Currency Administrative Agent promptly shall deliver to such Local Fronting Lender and to each Multi-Currency Lender). Immediately upon receipt of such request, such Local Fronting Lender shall cease to make any additional Local Loans and cease to create any additional Acceptances, and all Local Loans and Acceptances then maintained by such Local Fronting Lender shall be due and payable on the date requested by the Company (which date shall be not earlier than (i) the earlier of (A) 30 days following delivery of such notice, in the case of Alternate Base Rate Loans, Local Rate Loans and Acceptances and (B) the last day of the Interest Period then in effect with respect thereto, in the case of Eurocurrency Loans or Eurodollar Loans, as the case may be, and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary otherwise agree). From and after the date upon which all such Local Loans and Acceptances are repaid (together with accrued interest and other amounts owing to such Local Fronting Lender on account thereof), such Local Fronting Lender shall cease to be a "Local Fronting Lender" with respect to such Denomination Currency.

                  (c) In the event that the Local Fronting Lender with respect to any Denomination Currency shall cease to serve as such pursuant to Section 6.7(a) or (b), the Company (on its own behalf and as agent of the relevant Local Borrowing Subsidiary) may designate another Local Fronting Lender reasonably acceptable to the Multi-Currency Administrative Agent to serve as "Local Fronting Lender" with respect to such Denomination Currency; provided, however, that no Multi-Currency Lender shall be so designated without its agreement (in its sole discretion) to serve as the "Local Fronting Lender" with respect to such Denomination Currency hereunder. Upon any such designation and the receipt by the Multi-Currency Administrative Agent of a Local Fronting Lender Joinder Agreement, duly executed and delivered by such designated Local Fronting Lender, such Multi-Currency Lender shall be deemed to be the "Local Fronting Lender" with respect to such Denomination Currency for all purposes under this Agreement and the other Loan Documents.

                  (d) During any period when no substitute Local Fronting Lender has been duly appointed in accordance with the terms of Section 6.7(c), the right of the Borrowers to borrow in such Denomination Currency shall be suspended.

                  Section 6.8 Reports. (a) Each Local Fronting Lender shall deliver to the Multi-Currency Administrative Agent on the first Business Day of each calendar week and on the first Business Day of each calendar month (and at any time and from time to time when the Multi-Currency Administrative Agent may so request) a statement, substantially in the form of Exhibit P-1, showing (i) the aggregate principal amount of Local Loans in the relevant Denomination Currency outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (ii) the aggregate principal amount of Local Loans in Dollars outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (iii) the aggregate undiscounted face amount of Acceptances outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof) and (iv) such other matters as are contained therein. The Multi-Currency Administrative Agent hereby agrees to deliver a copy of each such statement to the Company promptly following its receipt thereof and of any such statement to any Multi-Currency Lender promptly upon its request therefor.

                  (b) Promptly following any change in the Currency Sublimit in effect for any Local Fronting Lender, the Multi-Currency Administrative Agent shall deliver to such Local Fronting Lender a statement indicating the new Currency Sublimit in effect for such Local Fronting Lender.

                  Section 6.9 Bankers' Acceptances. (a) Notwithstanding anything to the contrary contained herein, any Local Fronting Lender may agree (in its sole discretion from time to time) to create bankers' acceptances under its Currency Sublimit by way of the acceptance and discount of Drafts (the "Acceptances") pursuant to this Section 6.9; provided, however, that no Local Fronting Lender shall have any obligation to create and/or discount Acceptances, regardless of any prior practice of doing so for the account of such Local Borrowing Subsidiary. Any Acceptances created pursuant to this
Section 6.9 shall be denominated in the Denomination Currency for the relevant Local Fronting Lender (and not in Dollars), and shall be for such tenor and in such amount as may be mutually agreed upon by the relevant Local Fronting Lender and Local Borrowing Subsidiary; provided, however, that in no event shall any Acceptance mature after the date which is 30 days prior to the Multi-Currency Termination Date.

                  (b) Unless the relevant Local Borrowing Subsidiary and Local Fronting Lender otherwise agree, the relevant Local Borrowing Subsidiary shall give to the relevant Local Fronting Lender not less than two Business Days' prior written notice of its intent to borrow by way of Acceptances from any Local Fronting Lender which has agreed to accept and discount Drafts for the account of such Local Borrowing Subsidiary, which notice shall be accompanied by (i) a Draft which has been completed, executed and delivered by a duly authorized officer of such Local Borrowing Subsidiary and (ii) such other documents, instruments and certificates as such Local Fronting Lender reasonably may request; provided, however, that, after giving effect to the creation of such Acceptance, the Local Outstandings owing to such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect. On the requested borrowing date, the relevant Local Fronting Lender will accept such Draft and discount such accepted Draft in accordance with the provisions of Section 6.9(c).

                  (c) Any Local Fronting Lender may, in its sole discretion, elect to discount Drafts of the relevant Local Borrowing Subsidiary on the date upon which such Local Fronting Lender accepts such Drafts by discounting such Draft at the rate per annum equal to the Local Rate (which may be a different rate than the Local Rate then payable on account of Local Loans in such Denomination Currency) then in effect plus the Applicable Margin then in effect for Local Rate Loans; provided, however, that, unless the relevant Local Fronting Lender and Local Borrowing Subsidiary otherwise agree, such discount shall be calculated by, first, discounting the aggregate face amount of such Draft at the rate per annum equal to the Local Rate then in effect and, second, discounting the result thereof at the rate per annum equal to the Applicable Margin then in effect for Local Rate Loans. Promptly following such discounting (and, in any event, on the date thereof), such Local Fronting Lender shall make available to such Local Borrowing Subsidiary the amount equal to the discounted face amount of such Draft in the manner in which such Local Fronting Lender makes available Local Loans pursuant to Section 6.3.

                  (d) Each Local Borrowing Subsidiary hereby unconditionally agrees to pay to the relevant Local Fronting Lender the aggregate, undiscounted face amount of each Draft accepted by such Local Fronting Lender hereunder on the maturity date thereof (or on such earlier date upon which the obligations of such Local Borrowing Subsidiary under this Agreement shall become or shall have been declared due and payable pursuant to the terms and conditions of this Agreement). Interest shall accrue on any amount owing pursuant to this Section 6.9(d) which is not paid when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on any overdue Local Rate Loans and shall be payable by such Local Borrowing Subsidiary upon demand by such Local Fronting Lender.

                  (e) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase undivided participating interests in the Acceptances created by each Local Fronting Lender in accordance with the provisions of Section 6.4.

                  (f) Notwithstanding anything to the contrary contained herein, the indefeasible prepayment by the relevant Local Borrowing Subsidiary to the relevant Local Fronting Lender of all or a portion of any outstanding Acceptance shall be deemed to constitute a prepayment of such portion of such Acceptance for all purposes hereunder, regardless of whether the relevant Local Fronting Lender has distributed such amount to the holder of the underlying Draft.

                  Section 6.10 Use of Proceeds of Local Loans and Acceptances. The proceeds of the Local Loans and Acceptances hereunder shall be used by the relevant Borrower for general corporate purposes of such Borrower and its Subsidiaries not prohibited hereunder.

                                  Article VII

     PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT; FEES AND PAYMENT

                  Section 7.1 Voluntary Termination or Reduction of Aggregate Multi-Currency Commitment. The Company (on its own behalf and as agent for the Local Borrowing Subsidiaries) shall have the right at any time, upon not less than five Business Days' notice to the Multi-Currency Administrative Agent, to terminate or, from time to time, permanently reduce the Aggregate Multi-Currency Commitment, subject to the provisions of Section 7.7(g) and
Section 7.11, with any such voluntary reduction (i) being in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) reducing permanently the amount of the Aggregate Multi-Currency Commitment then in effect.

                  Section 7.2 Optional Prepayments. (a) The Company may, subject to Section 7.11, at any time and from time to time, prepay any Term Loans, Revolving Credit Loans and Swing Line Loans borrowed by it which are then outstanding, in whole or in part, without premium or penalty (subject to the second proviso hereto), upon at least three Working Days' irrevocable notice to the applicable Administrative Agent, in the case of Eurodollar Loans or Eurocurrency Loans, one Business Day's irrevocable notice to the applicable Administrative Agent, in the case of Alternate Base Rate Loans (other than Swing Line Loans) and irrevocable notice to the Multi-Currency Administrative Agent (which notice must be received by the Multi-Currency Administrative Agent prior to 1:00 P.M., New York City time) on the date of prepayment, in the case of Swing Line Loans, specifying (i) the date and amount of such prepayment,
(ii) the principal amount to be prepaid, (iii) whether the prepayment is of Term Loans, Revolving Credit Loans or Swing Line Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each and (iv) whether the prepayment is of Eurodollar Loans, Eurocurrency Loans or Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans and Eurocurrency Loans, each Tranche thereof), provided, however, that the Company shall not prepay any Swing Line Loans on any day on which the Company has requested a borrowing thereof, and provided, further, that (A) any Term Loans prepaid pursuant to this Section 7.2 (including under clause (B) below) on or before the third anniversary of the Closing Date shall be accompanied by a premium in an amount equal to the Prepayment Fee, and (B) any prepayment of the Term Loans in whole upon a refinancing thereof (whether with proceeds of equity or indebtedness) shall be deemed to be an optional prepayment. Upon receipt of any such notice, the applicable Administrative Agent will promptly notify each affected Lender thereof. If any such notice is given, the Company will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment pursuant to this Section 7.2 shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of Swing Line Loans, $500,000 or a whole multiple of $100,000 in excess thereof) and shall comply with Section 7.7(g). Any such optional prepayments of the Term Loans shall be applied, first, in the direct order of maturity to the remaining installments thereof maturing in the next twelve (12) months, and second, ratably to the remaining installments thereof maturing thereafter.

                  (b) The Company and each Local Borrowing Subsidiary may, subject to Section 7.11, at any time and from time to time, prepay any Local Loans borrowed by it or Acceptances created for its account which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent), in the case of Eurodollar Loans or Eurocurrency Loans, and two Business Days' irrevocable notice to such Local Fronting Lender, in the case of Alternate Base Rate Loans, Local Rate Loans or Acceptances, specifying (i) the date and amount of such prepayment, (ii) whether the amounts prepaid are on account of Acceptances or Local Loans (and, if on account of Local Loans, whether such Local Loans to be prepaid are denominated in Dollars or in a Denomination Currency, as the case may be) or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each and (iii) whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans (in the case of any prepayment of any such Loans denominated in Dollars) or Eurocurrency Loans or Local Rate Loans (otherwise) or (in either case) a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans, Eurocurrency Loans or, to the extent applicable, Local Rate Loans, each Tranche thereof); provided, however, that Local Loans borrowed by way of overdrafts may be repaid on same-day notice without regard to any minimum amount of repayment required by this Section 7.2(b), with any deposit of funds (whether by clearance of a check, receipt of a wire transfer or otherwise) in the account of the relevant Local Borrowing Subsidiary maintained by the Local Fronting Lender with respect to such overdrafts being deemed to constitute such notice of prepayment. If any such notice is given, the relevant Local Borrower will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment of the Local Loans pursuant to this Section 7.2 shall be in such minimum amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower and shall comply with Section 7.7(g); provided, however, that in no event shall such minimum amount be greater than $500,000 or the Equivalent thereof in the relevant Denomination Currency.

                  Section 7.3 Mandatory Prepayments and Commitment Reductions.
(a) Unless the Required Multi-Currency Lenders otherwise agree, if at any time and from time to time the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Maximum Multi-Currency Availability at such time, the Company and/or the Local Borrowing Subsidiaries shall immediately repay the Revolving Credit Loans, the Swing Line Loans, the Local Loans, the Acceptances and/or the L/C Reimbursement Obligations (and, to the extent necessary, cause the then outstanding Undrawn L/C Obligations to be Fully Secured) in accordance with the provisions of Section 7.4 by the amount equal to such excess.

                  (b) Unless the Required Multi-Currency Lenders otherwise agree, if at any time and from time to time the sum (based on the Borrowing Base Certificate most recently delivered to the Multi-Currency Administrative Agent pursuant to Section 10.17 or at the request of the Multi-Currency Administrative Agent) of (i) the aggregate outstanding principal amount of Local Loans denominated in Dollars which are owing by the Local Borrowers to a Local Fronting Lender, (ii) the Equivalent in Dollars of 105% of the aggregate outstanding principal amount of Local Loans denominated in the relevant Denomination Currency which are owing by the Local Borrowers to such Local Fronting Lender and (iii) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount of Acceptances in the relevant Denomination Currency which are owing by the relevant Local Borrowing Subsidiary to such Local Fronting Lender, exceeds the Currency Sublimit for such Local Fronting Lender, such Local Borrowers shall, within three Business Days, repay the Local Loans and Acceptances owing by them to such Local Fronting Lender by the amount equal to such excess.

                  (c) Unless the Required Term Loan Lenders otherwise agree, the Term Loans owing to each Term Loan Lender shall be repaid, without premium, within 100 days after the last day of each fiscal year of the Company by an amount equal to 50% of Excess Cash Flow for such fiscal year in accordance with the provisions of Section 7.4; provided, however, that any Term Loan Lender may elect to waive its rights to any payment owing to it pursuant to this Section 7.3(c) and, if any Term Loan Lender so elects, the amounts otherwise payable to such Term Loan Lender (if not made from proceeds of Revolving Credit Loans) shall instead be applied to repay the Revolving Credit Loans (without any permanent reduction of the Aggregate Multi-Currency Commitment).

                  (d) On the Multi-Currency Termination Date, the Aggregate Multi-Currency Commitment shall terminate and the Borrowers shall cause all Payment Obligations in respect of the Aggregate Actual Outstanding Multi-Currency Extensions of Credit to be Fully Satisfied.

                  (e) Promptly following a Net Proceeds Event (and in any event within one Business Day following receipt by the relevant Person of the Net Proceeds from such Net Proceeds Event):

                  (i) unless the Required Lenders otherwise agree, the Term Loans shall be repaid and the Aggregate Multi-Currency Commitments shall be permanently reduced, in the manner set forth in Section 7.4(a), by the amount equal to the aggregate amount of Net Proceeds received from Net Proceeds Events described in clause (a) of such definition;

                  (ii) unless the Required Lenders otherwise agree, the Term Loans and the Revolving Credit Loans shall be repaid (without any corresponding reduction of the Aggregate Multi-Currency Commitment), in the manner set forth in Section 7.4(a), by the amount equal to the portion of the aggregate amount of Net Proceeds (other than the Net Proceeds from Resale Transactions) received by the Company and its Subsidiaries from all Net Proceeds Events described in clause (b) of such definition; provided, however, that (x) no such prepayment of the Term Loans or the Revolving Credit Loans shall be required pursuant to this Section 7.3(e)(ii) with respect to any sale, lease, transfer or other disposition of Term Loan Collateral during any twelve-month period ending on an anniversary of the date hereof to the extent that the aggregate amount of such Net Proceeds, together with all other Net Proceeds described in this Section 7.3(e)(ii) received during such period from any sale, lease, transfer or other disposition of Term Loan Collateral, is less than $10,000,000 or the Equivalent in any other currency thereof; provided, further, that in the event that the aggregate Net Proceeds described in this clause (x) received during such twelve-month period (the "Annual Net Proceeds") is less than $10,000,000, the difference between $10,000,000 and the Annual Net Proceeds may be added to the $10,000,000 permitted to be excluded from the prepayment of the Term Loans or the Revolving Credit Loans pursuant to this clause (x) applicable to any subsequent twelve-month period (up to a maximum excluded amount not to exceed $25,000,000 in any such twelve-month period) and (y) for purposes of this
Section 7.3(e)(ii) only, the term "Net Proceeds" shall not include the Net Proceeds from any Specified Disposition to the extent that the aggregate amount of Net Proceeds from all Specified Dispositions since the date hereof does not exceed $25,000,000;

                  (iii) unless the Required Term Loan Lenders otherwise agree, the Term Loans shall be repaid by the first $109,700,000 (the "Capital Contribution Prepayment Amount") of Net Proceeds received by the Company from all Net Proceeds Events described in clause (c) of such definition; provided, however, that the Capital Contribution Prepayment Amount shall be reduced by
(A) the amount of proceeds from such Capital Contributions which are applied by the Company in connection with the Subordinated Notes Redemption, the 8-1/8% Senior Notes Redemption, the 9% Senior Notes Redemption and any other repurchase, repayment, defeasance or redemption of any other Indebtedness for borrowed money of the Company scheduled to mature prior to the Term Loan Maturity Date and (B) the amount of proceeds from any Equity Offering by Revlon that are applied by Revlon to repurchase, repay, defease or redeem any Subordinated Notes, 8-1/8% Senior Notes, 9% Senior Notes or other Indebtedness for borrowed money of the Company scheduled to mature prior to the Term Loan Maturity Date, which Indebtedness so purchased is concurrently contributed by Revlon to the capital of the Company or transferred to the Company in exchange for the issuance to Revlon of additional Stock or Stock Equivalents of the Company; and

                  (iv) unless the Required Multi-Currency Lenders otherwise agree, the Revolving Credit Loans shall be repaid (without any corresponding reduction of the Aggregate Multi-Currency Commitment) by the Net Proceeds received by the Company and its Subsidiaries from all Net Proceeds Events in respect of Specified Dispositions to the extent excluded from clause (ii) above;

provided, however, that any Term Loan Lender may elect to waive its rights to any payment owing pursuant to Sections 7.3(e)(i), (ii) (to the extent such prepayment results from any sale, lease, transfer or other disposition requiring the consent of the Required Lenders) and (iii) and, if any Term Loan Lender so elects, the amounts otherwise payable to such Term Loan Lender shall instead be applied to repay the Revolving Credit Loans (without any permanent reduction of the Aggregate Multi-Currency Commitment); provided, further, that any Term Loans prepaid on or before the third anniversary of the Closing Date pursuant to this Section 7.3(e) shall be accompanied by a premium in an amount equal to the Prepayment Fee applicable at such time.

                  (f) If, any Borrower would incur costs pursuant to Section
7.11 as a result of any payment due pursuant to this Section 7.3 (other than clause (h) below), such Borrower may deposit the amount of such payment with the applicable Administrative Agent, for the benefit of the relevant Lenders, in a Cash Collateral Account under the control of the applicable Administrative Agent, until the end of the applicable Interest Period at which time such payment shall be made (provided that such deposit does not violate any provision of any Indenture then in effect). Each Borrower hereby grants to the applicable Administrative Agent, for the benefit of such Lenders, a security interest (or, if the applicable Borrower is a Local Borrowing Subsidiary organized under the laws of the Commonwealth of Australia or any political subdivision thereof, the applicable Administrative Agent shall have a right to apply and setoff such payment toward any amount payable by such Local Borrowing Subsidiary at the end of the applicable Interest Period) in all amounts in which such Borrower has any right, title or interest which are from time to time on deposit in such Cash Collateral Account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in the applicable Administrative Agent) to exercise dominion or control over any such amounts.

                  (g) Upon the borrowing of Term Loans pursuant to Section 2.1, the Term Loan Commitment of each Term Loan Lender shall be automatically and permanently reduced in the amount of the Term Loan made by each Term Loan Lender pursuant to such borrowing. The Aggregate Term Loan Commitment, if any, shall terminate on the Closing Date after the funding of the Term Loans.

                  (h) The Borrowers hereby irrevocably waive the right to direct, during a Liquidity Event Period or, prior to the delivery of a Notice of Actionable Default, at any time an Event of Default has occurred and is continuing, the application of all funds in the Cash Concentration Account or any other Approved Deposit Account (or any Cash Collateral Account under the direction of any Loan Party, if any) and agrees that the Multi-Currency Administrative Agent may (in its sole discretion exercised reasonably) and, upon the written direction of the Required Multi-Currency Lenders given at any time during such Liquidity Event Period, shall (i) deliver a Blockage Notice (or similar term, as defined in each Deposit Account Control Agreement) to each Deposit Account Bank for each Approved Deposit Account and (ii) apply all available funds in (A) the Cash Concentration Account or any other Approved Deposit Account on a daily basis (but only so long as such Liquidity Event Period or Event of Default, as the case may be, is continuing) as follows: first, to repay the outstanding principal amount of the Swing Line Loans until such Swing Line Loans have been repaid in full; and second, to repay the outstanding principal balance of the Revolving Credit Loans until such Revolving Credit Loans shall have been repaid in full and (B) such Cash Collateral Account for the purposes contemplated under the Loan Documents in its sole discretion exercised reasonably. The Multi-Currency Administrative Agent agrees to use its commercially reasonable efforts to apply such funds in accordance with this Section 7.3(h), and the Borrowers consent to such application. Without diminishing the control of the Collateral Agent (under the direction of the applicable Agent) over amounts from time to time on deposit in any Cash Collateral Account, the applicable Agent shall from time to time (upon the request of the Company so long as no Default or Event of Default shall have occurred and be continuing) direct the Collateral Agent to promptly return to the Company any amounts on deposit in such Cash Collateral Account which are in excess of the amount required to be deposited therein under the Loan Documents. If no Liquidity Event or Event of Default shall be continuing, the Multi-Currency Administrative Agent shall not deliver any Blockage Notice and shall, upon receipt of three Business Days' prior written notice and a certificate of a Responsible Officer of the Company that no Liquidity Event or Event of Default is continuing, withdraw all Blockage Notices in effect at such time.

                  Section 7.4 Application of Payments and Commitment Reductions. (a) Any prepayment of the Term Loans or reduction of the Aggregate Multi-Currency Commitment required pursuant to Section 7.3(e)(i) shall be applied, first, to the repayment of the Term Loans then outstanding and, second, to the permanent reduction of the Aggregate Multi-Currency Commitment then in effect. Any prepayment of the Term Loans and Revolving Credit Loans required pursuant to Section 7.3(e)(ii) shall be applied, if in respect of the sale, lease, transfer or other disposition of Term Loan Collateral, to the repayment of the Term Loans, and if in respect of the sale, lease, transfer or other disposition of Multi-Currency Facility Collateral or any other assets to the repayment of the Revolving Credit Loans (without any permanent reduction of the Aggregate Multi-Currency Commitment).

                  (b) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of amounts outstanding thereunder pursuant to Section 7.3, such prepayment shall be applied to repay the Multi-Currency Loans, the Acceptances and/or the L/C Reimbursement Obligations (and, to the extent necessary, cause the then outstanding Undrawn L/C Obligations to be Fully Secured), as the Company and the Local Borrowing Subsidiaries so determine, subject to Section 7.4(c).

                  (c) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of Local Loans and Acceptances outstanding thereunder pursuant to Section 7.3, such prepayment shall be applied, first, to the Local Loans of such Local Borrowers as the Company (on its own behalf and as agent of the Local Borrowing Subsidiaries) may elect and, second, to the Acceptances; provided, however, that, during such time as an Event of Default has occurred and is continuing, such prepayment shall be applied to the Local Loans and (to the extent relevant) Acceptances of such Local Borrowers as the Multi-Currency Administrative Agent may elect.

                  (d) Any prepayment of the Term Loans required pursuant to
Section 7.3 shall be applied, first, in the direct order of maturity to the then outstanding installments thereof maturing in the next twelve months and, second, ratably to the remaining installments thereof.

                  Section 7.5 Interest Rate and Payment Dates; Risk Participation Fees; Local Administrative Fee. (a) The Eurodollar Loans shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such day plus the Applicable Margin.

                  (b) The Alternate Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) Each Eurocurrency Loan shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate applicable to the relevant Denomination Currency for such day plus the Applicable Margin.

                  (d) Each Local Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Local Rate applicable to the relevant Denomination Currency plus the Applicable Margin.

                  (e) Notwithstanding the rates of interest specified in clauses (a) through (d) of this Section 7.5 or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, all of the aggregate unpaid principal amount of the Loans, Acceptances and unpaid L/C Reimbursement Obligations, and (to the extent permitted by applicable law) any overdue interest, fees and other amounts due under the Loan Documents, shall
(i) bear interest at a rate per annum (the "Default Rate") which is equal to 2% above (x) the rate which would otherwise be applicable thereto pursuant to this
Section 7.5 or, (y) if no such rate would otherwise be applicable, if due to a Multi-Currency Lender, the rate applicable to Multi-Currency Loans that are Alternate Base Rate Loans and, if due to a Term Loan Lender, the rate applicable to Term Loans that are Alternate Base Rate Loans and (ii) if such amount is on account of a Eurodollar Loan or a Eurocurrency Loan, be converted to an Alternate Base Rate Loan or a Local Rate Loan, as the case may be, at the end of the Interest Period applicable thereto.

                  (f) Interest on each Syndicated Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears on each such Interest Payment Date; provided, however, that interest accruing on the principal of or (to the extent permitted by applicable law) interest or any other amount payable in connection with any such Syndicated Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the applicable Administrative Agent acting on the affected Lenders' behalf.

                  (g) Interest on each Local Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears to the relevant Local Fronting Lender on each such Interest Payment Date; provided, however, that interest accruing on the principal of, or (to the extent permitted by applicable law) interest or any other amount payable in connection with, any Local Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Multi-Currency Administrative Agent acting on the affected Local Fronting Lender's behalf. Interest on each Local Loan shall be payable to the relevant Local Fronting Lender in the Denomination Currency applicable to it (or, with respect to Local Loans which are denominated in Dollars, in Dollars). On each Interest Payment Date (including, without limitation, each Interest Payment Date with respect to Acceptances), the Local Fronting Lender shall deliver to the Multi-Currency Administrative Agent, the Company and the relevant Local Borrowing Subsidiary an Interest Allocation Statement, substantially in the form of Exhibit P-2, and the Company and the relevant Local Borrowing Subsidiary shall (in the absence of manifest error) pay the amount specified therein on such Interest Payment Date.

                  (h) As promptly as is practicable following each date upon which a Local Fronting Lender receives a payment of interest under this Agreement on account of Local Loans and/or Acceptances, such Local Fronting Lender shall convert into Dollars (at the exchange rate then applicable to it) the amount equal to (i) the portion of such payment which constitutes the Applicable Margin thereon (or, with respect to each Multi-Currency Lender which funded the purchase of a participating interest in such Local Loan or Acceptance pursuant to Section 6.4(a), as the case may be, such Multi-Currency Lender's Multi-Currency Commitment Percentage of the full amount of such interest payment) minus (ii) 1/4 of 1% per annum on the aggregate undiscounted face amount of the extensions of credit on account of which such interest payment was made (which unconverted amount shall be retained by such Local Fronting Lender for its own account). In consideration of the agreement of the Multi-Currency Lenders to purchase participating interests in the Local Loans and Acceptances, each Local Fronting Lender hereby agrees to pay to the Multi-Currency Administrative Agent, for the ratable account of each Multi-Currency Lender, a risk participation fee in the amount equal to the proceeds received by such Local Fronting Lender from such conversion (other than any such proceeds payable for the account of a Non-Funding Lender, which proceeds shall be retained by such Local Fronting Lender for its own account) or, if no such conversion is required, the amount which would have been converted if such interest had been paid in a Denomination Currency; provided, however, that, in the event that the Multi-Currency Lenders have funded the purchase of participating interests in the extensions of credit on account of which such interest payment was made pursuant to Section 6.4(a), such Local Fronting Lender shall instead pay to the Multi-Currency Administrative Agent, for the account of each Multi-Currency Lender which has so funded such purchase, the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the proceeds received by such Local Fronting Lender from such conversion. Such amount shall be payable to the Multi-Currency Administrative Agent in Dollars on the date upon which such Local Fronting Lender receives the proceeds of such conversion. For purposes of this Section 7.5(h), interest shall be deemed to have been received by the Local Fronting Lender on account of an Acceptance on the last day of the calendar month in which such Acceptance matures.

                  (i) On each date upon which any Local Borrower pays interest to a Local Fronting Lender hereunder on account of any Local Loan and on each date upon which any Acceptance is created by a Local Lender for the account of a Local Borrower hereunder, such Local Borrower shall pay to such Local Fronting Lender (for its own account) a local administrative fee in the amount equal to 1/4 of 1% per annum on the aggregate principal amount of the Local Loans with respect to which such interest is being paid or on the aggregate undiscounted face amount of such Acceptance, as the case may be.

                  Section 7.6 Letter of Credit Fees, Commissions and Other Charges. (a) The Company shall pay to the Multi-Currency Administrative Agent, for the account of the relevant Issuing Lender and the applicable L/C Participants with respect to each Letter of Credit, a letter of credit commission with respect to such Letter of Credit in an amount per annum equal to (i) the Applicable Margin applicable to Revolving Credit Loans that are Eurodollar Loans on the date of payment of such letter of credit commission (of which 1/4 of 1% per annum shall be for the account of the relevant Issuing Lender and the remainder of such fee shall be for the accounts of the relevant L/C Participants and such Issuing Lender to be shared ratably among them in accordance with their respective Multi-Currency Commitment Percentages) multiplied by (ii) the undrawn face amount of such Letter of Credit; provided, however, that in no event shall such letter of credit commission in respect of any Commercial Letter of Credit be less than the amount which would be paid in respect of such Commercial Letter of Credit if it had a tenor of 120 days.

                  (b) Letter of credit commissions which are payable pursuant to clause (a) above shall be non-refundable and shall be payable to the Multi-Currency Administrative Agent in arrears on account of the period from the issuance date with respect to such Letter of Credit through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit) and on each succeeding L/C Fee Payment Date on account of the period from such L/C Fee Payment Date through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit).

                  (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the relevant Issuing Lender directly (and not through the Multi-Currency Administrative Agent) in respect of each Letter of Credit for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

                  (d) The Multi-Currency Administrative Agent shall pay to each applicable L/C Participant and the relevant Issuing Lender all fees and commissions (including, without limitation, any fees and commissions paid to the Multi-Currency Administrative Agent for the account of each such L/C Participant and such Issuing Lender on the issuance date of any Letter of Credit) received from time to time by the Multi-Currency Administrative Agent for their respective accounts pursuant to this Section 7.6 within one Business Day following each L/C Fee Payment Date.

                  Section 7.7 Conversion Options, Minimum Tranches and Maximum Interest Periods. (a) The Borrowers may elect from time to time to convert outstanding Syndicated Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the applicable Administrative Agent at least one Business Day's prior irrevocable notice of such election. The Borrowers may elect from time to time and at any time to convert outstanding Syndicated Loans from Alternate Base Rate Loans to Eurodollar Loans by giving the applicable Administrative Agent at least three Working Days' irrevocable notice of such election; provided, however, that no Syndicated Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the applicable Administrative Agent or the Required Term Loan Lenders or Required Multi-Currency Lenders, as applicable, so elect by notice to the Company. Upon receipt of such notice, the applicable Administrative Agent shall promptly notify each affected Syndicated Lender thereof. On the date on which such conversion is being made, each such affected Syndicated Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Syndicated Loans may be converted as provided herein. Each such notice by the Borrowers shall be in substantially the form of Exhibit I (a "Notice of Conversion or Continuation"),

                  (b) Any Syndicated Loans which are Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the applicable Administrative Agent at least three Working Days' irrevocable notice for continuation thereof; provided, however, that no such Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the applicable Administrative Agent or the Required Term Loan Lenders or Required Multi-Currency Lenders, as applicable, so elect by notice to the Company, and, instead, such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period for such Eurodollar Loans. The applicable Administrative Agent shall notify each affected Syndicated Lender promptly that such automatic conversion shall occur. Each such notice by the Borrowers shall be in substantially the form of the Notice of Conversion or Continuation.

                  (c) Each Borrower may elect from time to time to convert outstanding Local Loans from Eurodollar Loans to Alternate Base Rate Loans (in the case of Local Loans which are in Dollars) by giving (or causing the Company to give) the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent) at least two Business Days' prior irrevocable notice of such election. Each Local Borrower may elect from time to time to convert outstanding Local Loans from Eurocurrency Loans to Local Rate Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or causing the Company to give) the relevant Local Fronting Lender at least two Business Days' prior irrevocable notice of such election. Each Borrower may elect from time to time and at any time to convert outstanding Local Loans from Alternate Base Rate Loans to Eurodollar Loans (in the case of Local Loans which are in Dollars) by giving (or causing the Company to give) the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent) at least three Working Days' irrevocable notice of such election; provided, however, that no Alternate Base Rate Loans may be converted to Eurodollar Loans when any Event of Default has occurred and is continuing and the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders so elect by notice to the Company. Each Local Borrower may elect from time to time and at any time to convert outstanding Local Rate Loans to Eurocurrency Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or causing the Company to give) the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent) at least three Working Days' irrevocable notice of such election; provided, further, that no Local Rate Loans may be converted to Eurocurrency Loans when any Event of Default has occurred and is continuing and the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders so elect by notice to the Company. On the date on which such conversion is being made, the relevant Local Fronting Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Local Loans may be converted as provided herein.

                  (d) Any Local Loans which are Eurodollar Loans or Eurocurrency Loans or (to the extent applicable) Local Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the relevant Local Fronting Lender (with a copy to the Multi-Currency Administrative Agent) at least three Working Days' irrevocable notice for continuation thereof; provided, however, that no such Eurodollar Loan or Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders so elect by notice to the Company and, instead, such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans and such Eurocurrency Loans shall be automatically converted to Local Rate Loans on the last day of the Interest Period for such Eurodollar Loans or Eurocurrency Loans. The Multi-Currency Administrative Agent shall notify the relevant Local Fronting Lenders promptly that such automatic conversion shall occur.

                  (e) In the event that a timely notice of conversion or continuation with regard to Syndicated Loans which are Eurodollar Loans is not given in accordance with this Section 7.7, then, unless the applicable Administrative Agent shall have received timely notice from the Company in accordance with Section 7.2 that such Eurodollar Loans are to be prepaid on the last day of such Interest Period, the Company shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans on the last day of such Interest Period.

                  (f) In the event that a timely notice of conversion or continuation with regard to Local Loans which are Eurodollar Loans or Eurocurrency Loans is not given in accordance with this Section 7.7, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with Section 7.2 that such Eurodollar Loans or Eurocurrency Loans, as the case may be, are to be prepaid on the last day of such Interest Period, such Borrower shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans or such Eurocurrency Loans be converted into Local Rate Loans, as the case may be, on the last day of such Interest Period. In the event that a timely notice of continuation with regard to Local Rate Loans which are subject to an Interest Period is not given in accordance with this Section 7.7, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with Section 7.2 that such Local Rate Loans are to be converted into Eurocurrency Loans or prepaid on the last day of such Interest Period, such Borrower shall be deemed irrevocably to have requested that such Local Rate Loans be continued as such on the last day of such Interest Period for a new Interest Period which is the shortest such Interest Period available to such Borrower from the relevant Local Fronting Lender.

                  (g) Any borrowing or continuation of Eurodollar Loans or Eurocurrency Loans, or conversion to or from Eurodollar Loans or Eurocurrency Loans, or payments or prepayments of Eurodollar Loans or Eurocurrency Loans, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Tranche of Syndicated Loans which are Eurodollar Loans or Eurocurrency Loans shall be $5,000,000 or a whole multiple (to the extent possible) of $1,000,000 in excess thereof, (ii) the aggregate principal amount of each Tranche of Local Loans which are Eurodollar Loans, Alternate Base Rate Loans, Eurocurrency Loans and Local Rate Loans in each Denomination Currency shall be in such amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower, (iii) the aggregate principal amount of all Syndicated Loans which are Alternate Base Rate Loans (other than Swing Line Loans) shall be $2,500,000 or a whole multiple (to the extent possible) of $500,000 in excess thereof and
(iv) there shall not be more than (A) 15 Tranches of Syndicated Loans which are Eurodollar Loans at any one time outstanding and (B) two Tranches (or such other number of Tranches as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrowers) of Local Loans which are Eurodollar Loans, Eurocurrency Loans and (to the extent that an Interest Period is applicable thereto) Local Rate Loans in each Denomination Currency at any one time outstanding.

                  Section 7.8 Inability to Determine Interest Rate. (a) In the event that the Designated Multi-Currency Administrative Agent or the relevant Local Fronting Lender shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon each Borrower) that by reason of circumstances affecting the relevant interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or any relevant Eurocurrency Rate for any Interest Period with respect to (i) any proposed Loan that the relevant Borrower has requested be made as Eurodollar Loans or Eurocurrency Loans, (ii) a Eurodollar Loan that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans, (iii) a Eurocurrency Loan that will result from the requested conversion of all or part of the Local Rate Loans in any Denomination Currency into Eurocurrency Loans, (iv) the continuation of a Eurodollar Loan or a Eurocurrency Loan as such for an additional Interest Period (any such Loan described in clauses (i), (ii), (iii), or (iv) of this Section 7.8(a) being herein called an "Affected Loan"), the Designated Multi-Currency Administrative Agent or the relevant Local Fronting Lender (as the case may be) shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the relevant Borrower (with a copy to the Company, the Designated Multi-Currency Administrative Agent and any affected Lenders) at least two Business Days prior to, as the case may be, the borrowing date for such Eurodollar Loan or Eurocurrency Loan, the conversion date for such Alternate Base Rate Loan or Local Rate Loan or the last day of the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan. Unless the relevant Borrower shall have notified the Designated Multi-Currency Administrative Agent (in the case of any Syndicated Loan), the relevant Local Fronting Lender (in the case of any Local Loan) or the Designated Multi-Currency Administrative Agent promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding such Affected Loans, then, as the case may be, (x) any requested Eurodollar Loan shall be made as an Alternate Base Rate Loan, continued as an Alternate Base Rate Loan or converted into an Alternate Base Rate Loan or (y) any requested Local Loan which is a Eurocurrency Loan shall be made as a Local Rate Loan, continued as a Local Rate Loan or converted into a Local Rate Loan. Until any such notice has been withdrawn by the Designated Multi-Currency Administrative Agent or the relevant Local Fronting Lender, as the case may be, no further Affected Loans shall be made.

                  (b) In the event that the Lenders holding the majority of the relevant Commitment determine that the Eurocurrency Rate determined or to be determined for such Interest Period will not accurately reflect the cost to them of making or maintaining any Syndicated Loans that a Borrower has requested that they make or maintain as, or convert to, Eurodollar Loans or Eurocurrency Loans, as the case may be, the applicable Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to such Borrower (with a copy to the Company, to the extent that the Company is not such Borrower) on or before the requested borrowing, conversion or continuation date for such Syndicated Loans or the next succeeding Interest Period with respect thereto. Unless the relevant Borrower shall have notified the applicable Administrative Agent promptly after receipt of such telecopy or telephonic notice that it wishes to rescind or modify its borrowing request, then any such Eurodollar Loans shall be made as or converted to Alternate Base Rate Loans.

                  Section 7.9 Illegality. (a) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Lender (other than a Local Fronting Lender) to make or maintain Eurodollar Loans or Eurocurrency Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans or Eurocurrency Loans, as the case may be, (i) such Lender shall promptly notify the applicable Administrative Agent and the Company thereof, (ii) the agreements of such Lender hereunder to make, continue or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith and (iii) such Lender's Syndicated Loans then outstanding as Eurodollar Loans or Eurocurrency Loans, if any, shall in the case of Eurodollar Loans or Eurocurrency Loans, automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods).

                  (b) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Local Fronting Lender to make or maintain Local Loans as Eurodollar Loans in Dollars or Eurocurrency Loans in the Denomination Currency applicable to it as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurocurrency Loans, (i) such Local Fronting Lender shall promptly notify the Multi-Currency Administrative Agent, the Company and the relevant Local Borrowing Subsidiary thereof, (ii) the agreements of such Local Fronting Lender hereunder to make or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith, (iii) such Local Fronting Lender's Local Loans then outstanding as (A) Eurocurrency Loans, if any, shall automatically become Local Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods) or (B) Eurodollar Loans, if any, shall automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods).

                  (c) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Multi-Currency Lender to purchase a participating interest in any Local Loan or Acceptance, such Multi-Currency Lender shall use reasonable efforts (including reasonable efforts to change the office in which it is booking such participating interest) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on such Multi-Currency Lender of any additional costs or legal or regulatory burdens deemed by such Multi-Currency Lender to be material or otherwise be deemed by such Multi-Currency Lender to be disadvantageous to it or contrary to its policies. In the event that such efforts are not sufficient to avoid such prohibition, (i) such Multi-Currency Lender shall be deemed to be a Non-Funding Lender with respect to such participating interest and the Local Loan or Acceptance, as the case may be, to which it relates (except that such Multi-Currency Lender shall not forfeit its voting rights under this Agreement solely as a result of becoming a Non-Funding Lender pursuant to the provisions of this clause (c)), (ii) such Multi-Currency Lender shall promptly notify the Multi-Currency Administrative Agent, the relevant Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary thereof and (iii) the agreements of such Local Fronting Lender to make further Local Loans (or, to the extent applicable, to make further Local Loans upon such interest rate basis) and Acceptances hereunder shall be suspended forthwith.

                  (d) The Company agrees promptly to pay to any Syndicated Lender, and each Borrower agrees promptly to pay to any Local Fronting Lender, any additional amounts necessary to compensate such Lender for any costs incurred by it as a consequence of such Borrower making any repayment in accordance with this Section 7.9, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans or Eurocurrency Loans, as the case may be. A certificate as to any such costs payable pursuant to this Section 7.9 submitted by an officer of any Lender, through the applicable Administrative Agent, to the Company (on its own behalf or as agent of the Borrowers) shall be conclusive, in the absence of manifest error.

                  Section 7.10 Requirements of Law; Changes of Law. (a) In the event that the adoption of or any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental
Authority:

                  (i) imposes upon such Lender any tax of any kind whatsoever with respect to this Agreement, its Notes, any Letter of Credit, any Application or any Loan, or changes the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for (w) income and franchise taxes imposed on such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of such Lender or any political subdivision or taxing authority thereof or therein or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, (x) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (w) above, (y) taxes resulting from the substitution of any such system by another system of taxation, provided, however, that the taxes payable by such Lender subject to such other system of taxation are not generally charged to borrowers from such Lender having loans or advances bearing interest at a rate similar to the Eurodollar Rate, the Eurocurrency Rate or the Local Rate and (z) Non-Excluded Taxes, Other Taxes, and taxes imposed by way of deduction or withholding, which shall be exclusively governed by Section 7.12);

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against any Loan made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Lender, which is not otherwise included in the determination of the Eurodollar Rate, the Eurocurrency Rate or the Local Rate, as the case may be, hereunder; or

                  (iii) imposes on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, maintaining or participating in advances or extensions of credit (including, without limitation, Acceptances) or issuing or participating in Letters of Credit or to reduce any amount receivable by it in respect of its Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, then, in any such case, the relevant Borrower shall promptly pay such Lender any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as reasonably determined by it with respect to this Agreement (including, without limitation, its participating interests in Letters of Credit, Acceptances and Local Loans), its Notes or its Loans after taking into account any amounts paid or payable pursuant to Section 7.12(a). If a Lender becomes entitled to claim any additional amounts pursuant to this Section 7.10(a), it shall promptly notify the relevant Borrower, through the applicable Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Lender, through the applicable Administrative Agent, to the relevant Borrower shall be conclusive, in the absence of manifest error.

                  (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline adopted pursuant to or arising out of the International Convergence of Capital Measurement and Capital Standards or of any Requirement of Law otherwise regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under any Acceptance or Letter of Credit to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Lender to be material, then from time to time, promptly after submission by such Lender, through the applicable Administrative Agent, to the relevant Borrower of a written request therefor, such Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) The agreements in this Section 7.10 shall survive the termination of this Agreement and payment of the Loans, the Notes, the Drafts, the L/C Reimbursement Obligations and all other amounts payable hereunder.

                  Section 7.11 Indemnity. Each Borrower agrees to promptly pay and indemnify each Lender for, and to hold such Lender harmless from, any loss or expense which such Lender may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of, or converting to, Eurodollar Loans, Eurocurrency Loans or Local Rate Loans (including, without limitation, its participating interests therein) as a consequence of (a) any default by such Borrower in borrowing such Eurodollar Loans, Eurocurrency Loans or Local Rate Loans after such Borrower has given a notice in respect thereof or (b) any default by such Borrower in converting (i) Alternate Base Rate Loans to Eurodollar Loans or Eurocurrency Loans, (ii) Eurocurrency Loans to Local Rate Loans or (iii) Local Rate Loans to Eurodollar Loans or Eurocurrency Loans, after such Borrower has given a notice in respect thereof or (c) any failure by such Borrower to prepay Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, as the case may be, after such Borrower has given notice in respect thereof or (d) any payment, prepayment (whether optional or mandatory) or conversion (whether optional or mandatory) of any Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan) by such Borrower on a day which is not the last day of an Interest Period with respect thereto. A certificate as to any additional amounts payable pursuant to this
Section 7.11 submitted by an officer of a Lender, through the applicable Administrative Agent, to the relevant Borrower shall be conclusive, absent manifest error. The agreements in this Section 7.11 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the L/C Reimbursement Obligations and all other amounts payable hereunder.

                  Section 7.12 Taxes. (a) All payments made by each Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agents, the Collateral Agent and each Lender, (i) income and franchise taxes imposed on the Administrative Agents, the Collateral Agent or such Lender by the jurisdiction under the laws of which it is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of the Administrative Agents, the Collateral Agent or such Lender or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, but not excluding any such tax imposed on or with respect to a Multi-Currency Lender that is required to be withheld by a Local Fronting Lender or Borrower with respect to any payments due to a Multi-Currency Lender from such Local Fronting Lender or Borrower pursuant to this Agreement and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above (all such non-excluded Taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agents, the Collateral Agent, or any Lender hereunder, under the Notes or in respect of any Loan, Draft or Letter of Credit, the amounts so payable to it shall (without any obligation on the part of any Borrower to pay such amounts ratably in accordance with the provisions of Section 7.5) be increased to the extent necessary to yield to the Administrative Agents, the Collateral Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agents, for its own account or for the account of the Collateral Agent, or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agents the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agents, the Collateral Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agents, the Collateral Agent or any Lender as a result of any such failure. For purposes of this Section 7.12 all payments made by a Local Fronting Lender pursuant to this Agreement shall be treated as if such payments were made by the relevant Borrower.

                  (b) In addition, each Borrower shall pay, or cause to be paid, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Except as the Company shall otherwise consent, each Lender hereby severally (but not jointly) represents that, under applicable law and treaties in effect on the date of this Agreement (or, in the case of a Transferee, the date such Person became a Transferee), no United States federal taxes will be required to be withheld by the Administrative Agents or the Company with respect to any payments to be made to such Lender in respect of this Agreement. Each Lender or Transferee which itself is not a U.S. person as defined in Section 7701(a)(30) of the Code for federal income tax purposes or which is lending from an office that is not incorporated under the laws of the United States of America or a state thereof agrees severally (but not jointly) that it will:

                  (i) (1) prior to the Closing Date (or, in the case of a Transferee, prior to the date it becomes a Transferee), deliver to the Company and the applicable Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying in each case that such Lender or Transferee is entitled to receive all payments under this Agreement, the Notes and the Drafts payable to it, without deduction or withholding of any United States federal income taxes;

                  (2) deliver to the Company and the applicable Administrative Agent two further copies of the such Form W-8BEN or W-8ECI, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                  (3) use its reasonable efforts to obtain such extensions or renewals thereof as may reasonably be requested by the Company, certifying that such Lender or Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Non-Excluded Taxes; or

                  (ii) in the case of any such Lender or Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Company (for the benefit of the Company and the applicable Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, a "10-percent shareholder" within the meaning of
Section 881(c)(3)(B) of the Code or a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, (ii) agree to furnish to the Company on or before the date of any payment by the Company, with a copy to the applicable Administrative Agent, (A) a certificate substantially in the form of Exhibit Q hereto (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's or Transferee's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement (and to deliver to the Company and the applicable Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Company or the applicable Administrative Agent for filing and completing such forms), and
(iii) agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the applicable Administrative Agent) such other forms as may be reasonably required to establish the legal entitlement of such Lender or Transferee to an exemption from withholding with respect to payments under this Agreement;

unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such form with respect to it and such Lender or Transferee advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Notwithstanding any provision of Section 7.12(a) to the contrary, the Company shall have no obligation to pay any amount to or for the account of any such Lender or Transferee on account of any Non-Excluded Taxes pursuant to Section 7.12(a) (including, without limitation, the second sentence thereof) to the extent that such amount results from (i) the failure of any such Lender or Transferee to comply with its obligations pursuant to this
Section 7.12(c) or (ii) any representation or warranty made or deemed to be made by any such Lender or Transferee pursuant to this Section 7.12(c) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

                  (d) Each Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking its Loans) to avoid or to minimize any amounts in respect of taxes which might otherwise be payable pursuant to Section 7.10 or this Section 7.12; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material or otherwise be deemed by such Lender to be disadvantageous to it or contrary to its policies.

                  (e) In the event that such reasonable efforts pursuant to
Section 7.12(c)(i) are insufficient to avoid all withholding taxes which would be payable pursuant to this Section 7.12, then such Lender (the "Taxable Lender") shall use its reasonable efforts to transfer, at the cost of the Company, to any other Lender (which is not subject to such withholding taxes) its Dollar Loans and its Commitments hereunder; provided, however, that such transfer shall not be deemed by such Taxable Lender, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Taxable Lender is unable, or otherwise is unwilling, so to transfer its Dollar Loans and Commitments, the Company may, at its own cost, designate an alternate bank or other financial institution to purchase the Taxable Lender's Dollar Loans and Commitments and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Taxable Lender shall transfer, at the cost of the Company, its Dollar Loans and Commitments to such alternate bank or other financial institution and such alternate bank or other financial institution shall become a Lender hereunder.

                  (f) The agreements in this Section 7.12 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the L/C Reimbursement Obligations and all other amounts payable hereunder.

                  (g) If a Lender or an Administrative Agent receives a refund in respect of any Non-Excluded Taxes or Other Taxes with respect to which the Company has paid additional amounts pursuant to this Section 7.12, it shall within a reasonable time from the date of such receipt pay over the amount of such refund to the Company, net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided, however, that the Company, upon the request of such Lender or Administrative Agent, agrees to repay the amount paid or portion thereof over to the Company (plus penalties, interest or other reasonable charges) to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay such refund or portion thereof to such taxation authority.

                  Section 7.13 Commitment Fee. (a) The Company agrees to pay to the Multi-Currency Administrative Agent, for the account of each Multi-Currency Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to the Multi-Currency Commitment Percentage of such Multi-Currency Lender multiplied by the average daily amount by which the Aggregate Multi-Currency Commitment exceeds the Aggregate Actual Outstanding Multi-Currency Extensions of Credit (without taking into account any amount of Swing Line Loans from time to time outstanding) during the period for which such fee is payable.

                  (b) Each commitment fee owing pursuant to Section 7.13(a) shall be payable, in arrears, (x) for each fiscal quarter of the Company (or portion thereof) following the Closing Date, on the date which is two Business Days following the last day of each such fiscal quarter (commencing on September 30, 2004); provided, however, that if the Company shall not have received from the Multi-Currency Administrative Agent the documentation supporting calculations of such commitment fee prior to such date, then, on the date which is two Business Days after the date of the Company's receipt from the Multi-Currency Administrative Agent of such supporting documentation and
(y) on the last day of the Commitment Period.

                  Section 7.14 Computation of Interest and Fees. (a) Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based upon clause (i) of the definition of "Alternate Base Rate" shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed. Interest in respect of the Local Rate Loans and Acceptances shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed or on such other basis as may be agreed from time to time by the relevant Local Fronting Lender and the relevant Borrowers to reflect customary practices in the relevant jurisdiction. Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based upon the Federal Funds Effective Rate, the Eurodollar Loans, the Eurocurrency Loans, Letter of Credit commissions and commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed (or, in the case of Eurocurrency Loans, such other basis as may be agreed from time to time by the relevant Local Fronting Lender and the relevant Borrower to reflect customary practices in the relevant jurisdiction). The Designated Multi-Currency Administrative Agent will, as soon as practicable, notify the Company and the Syndicated Lenders of each determination of a Eurodollar Rate with respect to Syndicated Loans and of any change in the Alternate Base Rate with respect to Syndicated Loans and the effective date thereof. Each Local Fronting Lender will, as soon as practicable, notify the relevant Borrower and the Multi-Currency Administrative Agent of each determination of a Eurocurrency Rate for its Denomination Currency, of a Eurodollar Rate for its Local Loans which are Dollar Loans, of any change in the Local Rate for its Denomination Currency, of any change in the Alternate Base Rate for its Local Loans which are Dollar Loans and (in each case) the effective date thereof. Any change in the interest rate on a Syndicated Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change shall become effective. Any change in the interest rate on a Local Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business in the jurisdiction of the local lending office of the relevant Local Fronting Lender on the day on which such change shall become effective. Any change in the interest rate on a Local Rate Loan resulting from a change in the Local Rate shall become effective as of the opening of business on the day on which such change in the Local Rate shall become effective.

                  (b) Except as set forth in Section 7.8, each determination of an interest rate by the Designated Multi-Currency Administrative Agent or the Local Fronting Lender, as the case may be, pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders, in the absence of manifest error.

                  Section 7.15 Pro Rata Treatment and Payments. (a) Each borrowing by any Local Borrower of Local Loans and Acceptances shall be made from the Local Fronting Lender with respect to the relevant Denomination Currency.

                  (b) On any date when and to the extent that, in the reasonable determination of the Multi-Currency Administrative Agent in its sole discretion, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment (or otherwise obtain additional extensions of credit) under the Aggregate Multi-Currency Commitment and to satisfy any conditions precedent to such reborrowing (or other extension of credit), no portion of any such payment shall be distributed to any Lender (a "Non-Funding Lender") which has (x) failed to make a Revolving Credit Loan or Refunded Swing Line Loan or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any L/C Reimbursement Obligation, Acceptance or Local Loan or (y) given notice to the Company, any Local Fronting Lender or the Multi-Currency Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans or Refunded Swing Line Loans, or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any L/C Reimbursement Obligation, Acceptance or Local Loan, in any such case by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise (other than as the result of a good faith belief that the conditions precedent to borrowing set forth in Section 9.2 have not been satisfied).

                  (c) All payments (including prepayments) to be made by the Company on account of principal, interest and fees (other than those relating to Local Loans and Acceptances) shall be made without set-off or counterclaim and shall be made to the applicable Administrative Agent for the account of the relevant Lenders (or, in the case of payments on account of Swing Line Loans, to the Multi-Currency Administrative Agent for the account of the Swing Line Lender) at the office of the applicable Administrative Agent specified in
Section 14.2, or at such other location as such Administrative Agent may direct, on or prior to 1:00 P.M., New York City time, in lawful money of the United States of America and in immediately available funds. The applicable Administrative Agent shall distribute such payments in accordance with the provisions of Section 7.15(g) promptly upon receipt in like funds as received; provided, however, that payments received by the Multi-Currency Administrative Agent on account of interest or fees on the Local Loans and Acceptances may be held by the Multi-Currency Administrative Agent and distributed to the Multi-Currency Lenders not less frequently than weekly.

                  (d) All payments (including prepayments) to be made by any Local Borrower on account of principal, interest and fees relating to Local Loans and Acceptances shall be made without set-off or counterclaim and shall be made to the Local Fronting Lender to which such amounts are owing at the office of such Local Fronting Lender specified in Schedule III, or at such other location as such Local Fronting Lender may direct, on or prior to 1:00 P.M., local time at the principal lending office of such Local Fronting Lender. Each such payment shall, to the extent that it is owing on account of Local Loans which are Dollar Loans, be paid in Dollars and, otherwise, shall be paid in the relevant Denomination Currency and in immediately available funds. Each Local Fronting Lender shall give prompt notice to the Multi-Currency Administrative Agent of amounts from time to time received by it hereunder.

                  (e) If any payment hereunder (other than payments on Eurodollar Loans or Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurodollar Loan or a Eurocurrency Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the effect of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  (f) Unless the applicable Administrative Agent shall have been notified by telephone, confirmed in writing, by any Syndicated Lender prior to a borrowing date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing to be made on such date available to such Administrative Agent on such borrowing date, such Administrative Agent may assume that such Syndicated Lender has made such amount available to such Administrative Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is made available to the applicable Administrative Agent on a date after such borrowing date, such Syndicated Lender shall pay to such Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as determined by such Administrative Agent multiplied by (ii) such amount multiplied by (iii) a fraction of which the numerator is the number of days from and including such borrowing date to the date on which such amount becomes immediately available to such Administrative Agent and of which the denominator is 360. A certificate of the applicable Administrative Agent submitted to any Syndicated Lender with respect to any amounts owing under this paragraph (f) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the applicable Administrative Agent by such Syndicated Lender within three Business Days after such borrowing date, such Administrative Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to Revolving Credit Loans that are Alternate Base Rate Loans hereunder, within eight Business Days after demand, from the relevant Borrower.

                  (g) Unless a Notice of Actionable Default has been delivered pursuant to the Intercreditor Agreement, except as otherwise expressly set forth herein, all payments and any other amounts received by any Administrative Agent from or for the benefit of the Borrowers shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans any Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which such Administrative Agent has not then been reimbursed by such Lender or the Loan Parties; second, to pay fees and expenses of the Agents then due and payable; third, all other Payment Obligations then due and payable; and fourth, as the Company so designates. All such payments shall be allocated ratably among such of the Agents, Lenders and Issuing Lenders as are entitled thereto; provided, however, that all such payments received (i) in respect of any Swing Line Loans shall be distributed to the Swing Line Lender, (ii) in respect of any Local Loans to the applicable Loan Fronting Lender and (iii) in respect of any L/C Reimbursement Obligations to the applicable Issuing Lender.

                  (h) The Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Payment Obligations (including all funds deposited in the Cash Concentration Account, any other Approved Deposit Account or any Cash Collateral Account) after the occurrence and during the continuance of an Event of Default and agree that, notwithstanding the provisions of Section 7.3, Section 7.4 or Section 7.15(g), after the delivery of a Notice of Actionable Default and prior to the withdrawal of all Notices of Actionable Default then pending pursuant to the Intercreditor Agreement, (i) all payments made to or received by any Agent, Lender or Issuing Lender constituting proceeds of Collateral shall be applied pursuant to the Intercreditor Agreement and (ii) all other payments made to or received by any Agent, Lender or Issuing Lender shall be applied in the following order:

                  (i) first, to pay interest on and then principal of any portion of any Loans that any Agent may have advanced on behalf of any Lender or Issuing Lender for which such Agent has not then been reimbursed by such Lender or the Loan Parties;

                  (ii) second, to pay Payment Obligations in respect of any expense reimbursements or indemnities then due to the Agents;

                  (iii) third, to pay Payment Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and Issuing Lenders;

                  (iv) fourth, to pay Payment Obligations in respect of any fees then due to the Agents;

                  (v) fifth, to pay Payment Obligations in respect of any fees then due to the Lenders and Issuing Lenders;

                  (vi) sixth, to pay interest then due and payable in respect of all Payment Obligations;

                  (vii) seventh, to pay or prepay principal payments (and, when applicable, to provide cash collateral) for all Payment Obligations;

                  (viii) eighth, to pay all other Payment Obligations; and

                  (ix) ninth, as directed by the Company;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Payment Obligations set forth in any of clauses first through eighth above, the available funds being applied with respect to any such Payment Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Payment Obligations ratably, based on the proportion of each Agent's and each Lender's interest in the aggregate outstanding Payment Obligations described in such clauses; provided, further, that payments that would otherwise be allocated to the Multi-Currency Lenders shall be allocated first to repay Protective Advances and Swing Line Loans until paid in full, second to repay Local Loans until such Loans are paid in full and then to repay the Revolving Credit Loans. The order of payment application set forth in clauses (i) through (viii) above may be amended at any time and from time to time by the Required Lenders without any notice to or consent of or approval by any Loan Party or any other Person that is not a party to this Agreement; provided, however, that (i) any such amendment adversely affecting any Agent shall also require the prior written consent of such Agent, (ii) any such amendment not adversely affecting the Multi-Currency Lenders shall not require the consent of the Required Multi-Currency Lenders and (iii) any such amendment not adversely affecting the Term Loan Lenders shall not require the consent of the Required Term Loan Lenders.

                  (i) At the option of the Multi-Currency Administrative Agent, principal on the Swing Line Loans, L/C Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Credit Loans and Protective Advances may be paid from the proceeds of Swing Line Loans or Revolving Credit Loans. The Company, each Lender and each Issuing Lender hereby authorizes the Swing Line Lender to make such Swing Line Loans pursuant to Article IV and the Multi-Currency Lenders to make such Revolving Credit Loans pursuant to Article III from time to time in the amounts of any and all principal payable with respect to the Swing Line Loans, L/C Reimbursement Obligations, interest, fees, expenses and other sums payable in respect of the Revolving Credit Loans and Protective Advances, and further authorizes the Multi-Currency Administrative Agent to give the Multi-Currency Lenders notice of any borrowing with respect to such Swing Line Loans and Revolving Credit Loans and to distribute the proceeds of such Swing Line Loans and Revolving Credit Loans to pay such amounts. The Borrowers agree that all such Swing Line Loans and Revolving Credit Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 9.2, which conditions the Multi-Currency Lenders hereby irrevocably waive for the purposes of this clause (i)) and directs that all proceeds thereof shall be used to pay such amounts.

                  Section 7.16 Interest Act (Canada). For purposes of the Interest Act (Canada), whenever any interest under this Agreement on account of Local Loans or Acceptances which are made in Canada or made to any Local Borrowing Subsidiary which is organized under the laws of Canada or any Province thereof is calculated using a rate based upon a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based upon a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (z) divided by 360. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

                                 Article VIII

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders, the Issuing Lenders, the Administrative Agents and the Collateral Agent to enter into this Agreement and to make the Loans and to issue or participate in Letters of Credit hereunder, the Company hereby represents and warrants to each of them that:

                  Section 8.1 Corporate Existence. Each Loan Party is duly organized, validly existing and (to the extent applicable under the laws of the jurisdiction of its organization) in good standing under the laws of the jurisdiction of its incorporation, has the corporate (or other requisite legal) power to own its assets and to transact the business in which it is presently engaged, and is (to the extent applicable under the laws of the relevant jurisdiction) duly qualified as a foreign corporation and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where all such failures to so qualify and be in good standing would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  Section 8.2 Corporate Power. (a) Each Loan Party has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and, in the case of each of the Borrowers, to borrow hereunder, and it has taken as of the Closing Date all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and, in the case of each of the Borrowers, to authorize its borrowings on the terms and conditions of this Agreement.

                  (b) No consent of any other Person (including, without limitation, stockholders or creditors of any Borrower or of any Parent of the Company), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Loan Documents to which any Loan Party is a party by or against such Loan Party, except for (i) filing of the Mortgages referred to in Section 9.1(d), (ii) any filings required under the UCC, (iii) any filings required to be made with the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) any filings, notices, consents, licenses, permits, approvals, authorizations, registrations or declarations required under the laws of jurisdictions other than the United States or any political subdivision thereof in connection with the pledge of stock of Foreign Subsidiaries or any assets located in, or created under, the laws of any such jurisdiction or political subdivision and (v) any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

                  (c) This Agreement has been, and the other Loan Documents to which it is a party will be, executed and delivered by a duly authorized officer of each Loan Party. This Agreement constitutes, and the other Loan Documents to which it is a party, when executed and delivered by it and the other parties thereto, will constitute, the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

                  Section 8.3 No Legal Bar to Loans. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party will not violate any Contractual Obligation or material Requirement of Law to which such Loan Party is a party, or, to the best knowledge of the Company, any Parent of the Company is a party or by which such Loan Party or, to the best knowledge of the Company, any Parent of the Company or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any Lien (other than under the Security Documents or as contemplated by the Intercreditor Agreement) on any of their respective material properties or assets pursuant to the provisions of any Contractual Obligation.

                  Section 8.4 No Material Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or Governmental Authority is presently pending or, to the knowledge of any Loan Party, threatened against it, any of the other Loan Parties, or any of its or their properties or assets, (a) with respect to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, (b) with respect to the validity or enforceability of the obligations of any Borrower or any Loan Party under this Agreement and the other Loan Documents to which it is a party, (c) with respect to the rights of the relevant Issuing Lender, any L/C Participant, or the Agents with respect to any Application or Letter of Credit,
(d) with respect to the rights of the relevant Local Fronting Lender or the Multi-Currency Lenders with respect to any Local Loan or Acceptance or (e) which would be reasonably likely to have a Material Adverse Effect, except (in the case of this clause (e) only) for any litigation, investigation or administrative proceeding which has been disclosed in any of the Company's or Revlon's public filings with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended December 31, 2003 and its reports on Form 10-Q for the fiscal quarter ended March 31, 2004 or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any litigation, investigation or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

                  Section 8.5 No Default. No Borrower nor any of its Subsidiaries is in default in any material respect in the payment or performance of any material obligations or in the performance of any Contractual Obligation to which it is a party or by which it or any of its material properties or assets may be bound, and no Default hereunder has occurred and is continuing. No Borrower nor any of its Subsidiaries is in default under any material order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its material properties or assets is bound or affected, and no such order, award or decree would be reasonably likely to have a Material Adverse Effect.

                  Section 8.6 Ownership of Properties; Liens. Except as is or would be permitted pursuant to Section 11.3, each Borrower and its Subsidiaries has (a) good and marketable title to all its owned, and valid leasehold interests in all its leased, real property and (b) good title to all its owned, and valid leasehold interests in all its leased, personal properties and assets, in each case subject to no Lien.

                  Section 8.7 Taxes. (a) Each Borrower and each of its Subsidiaries and, to the best knowledge of the Company, any other member (as such term is defined in Treasury Regulations ss.1.1502-1(b), or any similar provision of state, local or foreign law) of the consolidated, combined or unitary group (if any) of which the Company is or was a member, has timely filed or caused to be timely filed all material tax returns (including, without limitation, information returns) which are required to be filed, and have paid all material taxes (whether or not shown to be due and payable on such returns) or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves (in accordance with GAAP) have been provided on the books of such Borrower or such Subsidiary, or other member of the consolidated, combined or unitary group, as the case may be), and no tax Liens which violate Section 11.3(a) have been filed. As of the date hereof, the period within which United States federal income taxes may be assessed against any Borrower and each of its Subsidiaries has expired without further extension or waiver for all taxable years ending on or before December 31, 1988 and for the taxable years ending on December 31, 1996, December 31, 1997, December 31, 1998, and December 31, 1999; the Internal Revenue Service has concluded its audit of all remaining years ending on or before December 31, 2001, with no material adjustments, and the period within which United States federal income taxes may be assessed against any Borrower and each of its Subsidiaries are scheduled to expire on December 31, 2004, for all of those years, excluding the taxable year ending December 31, 2000, for which the period is scheduled to expire on January 10, 2005, and the taxable year ending December 31, 2001, for which the period is scheduled to expire on September 16, 2005.

                  (b) The Company does not intend to treat the Loans and the Letters of Credit and the related transactions contemplated hereby as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

                  Section 8.8 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan that resulted or would be reasonably likely to result in any unpaid liability that would be reasonably likely to have a Material Adverse Effect, and each Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied and has been administered in compliance with applicable provisions of ERISA and the Code except for such non-compliance that would not be reasonably likely to have a Material Adverse Effect. The amount by which the present value of all accrued benefits under each Single Employer Plan maintained by each Borrower or any Commonly Controlled Entity (based on then current assumptions used to fund such Plan), as of the last annual valuation date applicable thereto, exceeds the value of the assets of each such Plan allocable to such benefits, in the aggregate for all such Plans as to which such present value of benefits exceeds the value of its assets (the "Unfunded Pension Amount"), when aggregated with the Potential Withdrawal Liability (as hereinafter defined), is less than $60,000,000. No Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that resulted or would be reasonably likely to result in any unpaid withdrawal liability under
Section 4201 of ERISA that would be reasonably likely to have a Material Adverse Effect, and the withdrawal liability under Section 4201 of ERISA to which a Borrower or any Commonly Controlled Entity would become subject under ERISA if such Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto (the "Potential Withdrawal Liability"), when aggregated with the Unfunded Pension Amount, is not in excess of $60,000,000. No Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of such Borrower, is any such Reorganization or Insolvency reasonably likely to occur.

                  Section 8.9 Financial Condition. The audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001, December 31, 2002 and December 31, 2003 and the related audited consolidated statements of operations and stockholders' equity and cash flows for the fiscal years ended on such dates and the notes thereto present fairly the consolidated financial condition of the Company and its Subsidiaries as of such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. The unaudited consolidated condensed balance sheet of the Company and its Subsidiaries as at March 31, 2004 and the related unaudited consolidated condensed statements of operations and stockholders' equity and cash flows for the period ended on such date and the notes thereto present fairly the consolidated financial condition of the Company and its Subsidiaries as of such date, and the consolidated results of their operations and cash flows for the period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to normal year-end audit adjustments and the absence of footnotes) applied consistently throughout the periods presented except as disclosed in such financial statements and the notes thereto. Neither the Company nor any of its Subsidiaries has any material Contingent Obligation or any material obligation, liability or commitment, direct or contingent (including, without limitation, any liability for taxes or any material forward or long-term commitment), which is not (A) reflected in the foregoing statements and the notes thereto or (B) permitted to be incurred under this Agreement.

                  Section 8.10 No Change. Since March 31, 2004, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either of (a) Revlon or (b) the Company and its Subsidiaries taken as a whole.

                  Section 8.11 Federal Regulations. No Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans or other extensions of credit hereunder will be used for any purpose which violates the provisions of Regulation U or X of such Board of Governors. In the event that any part of the proceeds of the extensions of credit hereunder are used to "purchase" or "carry" any such "margin stock," the Company will (and will cause its Subsidiaries to) provide such documents and information (including, without limitation, duly completed and executed originals of Federal Reserve Form G-3 or U-1) to the Administrative Agents and the Lenders as the Administrative Agents reasonably may request in order to evidence that the representations and warranties contained in this Section 8.11 remain true and correct in all material respects.

                  Section 8.12 Investment Company Act; PUHCA. None of Revlon, the Company or any Subsidiary of the Company is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as each such term is defined and used in the Investment Company Act of 1940, as amended, or (b) a "holding company" or an "affiliate", a "holding company" or a "subsidiary company" of a "holding company", as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

                  Section 8.13 Matters Relating to Subsidiaries. Set forth in
Schedule 8.13 is a complete and accurate list showing all Subsidiaries of Revlon and the Company as of the date of this Agreement and, as to each such Subsidiary, the jurisdiction of its organization, the percentage of the outstanding shares of stock owned (directly or indirectly) by the Company and the direct parent thereof.

                  Section 8.14 Mortgages. Each Mortgage is effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor's right, title and interest in the Mortgaged Property thereunder. When each Mortgage is duly recorded in the appropriate county office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected, first-priority lien on and security interest in such Mortgaged Property, subject only to Customary Permitted Liens and such Liens, defects and encumbrances as may be approved by the Multi-Currency Administrative Agent and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  Section 8.15 Solvency. (a) The aggregate value of all of the assets of the Company on a consolidated and an unconsolidated basis, at a fair valuation, exceeds the total liabilities of the Company on a consolidated and an unconsolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). The Company has the ability to pay its debts as they mature and it does not have unreasonably small capital with which to conduct its business. For purposes of this Section 8.15, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

                  (b) Each Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Company or such Local Borrowing Subsidiary, has sufficient capital with which to conduct its business in accordance with past practice. No Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, (i) any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Borrower or (ii) the Local Loans made or the Acceptances created by the relevant Local Fronting Lender to such Borrower would be subordinated to any obligations of such Borrower owing to any other Person.

                  Section 8.16 Environmental Matters. (a) Except as set forth in
Schedule 8.16 hereto, and except to the extent provided in clause (b) below:

                  (i) the Mortgaged Properties do not contain any Hazardous Materials in concentrations which violate any applicable Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

                  (ii) the Mortgaged Properties are in compliance with all Environmental Laws, including all applicable federal, state and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at the Mortgaged Properties and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Mortgaged Properties or materially impair the fair saleable value thereof;

                  (iii) none of the Company or any Subsidiary of the Company has received, or is aware of, any existing or contemplated notice of violation or potential liability by any regulatory agency or Person regarding environmental control matters or permit compliance with regard to the Mortgaged Properties;

                  (iv) Hazardous Materials have not been transferred from the Mortgaged Properties to any other location in violation of any applicable Environmental Laws and the Company has not received notice of any potential liability associated with such transferred materials; and

                  (v) there are no administrative actions or judicial proceedings by a Governmental Authority or other Person pending or contemplated under any applicable Environmental Laws to which the Company, any Subsidiary of the Company or any mortgagor is or will be named as a party with respect to the Mortgaged Properties.

                  (b) Each of the representations and warranties set forth in
Section 8.16(a) are true and correct with respect to each parcel of real property owned or operated by the Company or any of its Subsidiaries, except to the extent that individually or in the aggregate with all items set forth on
Schedule 8.16 and the facts and circumstances giving rise to any such failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect.

                  (c) The Company and any Subsidiary of the Company is in compliance with Environmental Laws and is not aware of any facts, circumstances or conditions relating to the Company, any Subsidiary of the Company or any real property currently or formerly owned, operated or leased by the Company or any Subsidiary of the Company that would result in the Company or any Subsidiary incurring liability under Environmental Laws, except for such noncompliance or liability which individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.

                  Section 8.17 Models. (a) The financial models and pro forma financial statements referenced in Section 9.1(j), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such models and pro forma financial statements, and represented, at the time of delivery, the Company's best estimate of its future financial performance.

                  (b) After giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries will have recorded assets and liabilities substantially similar to the recorded assets and liabilities contemplated for such date by the pro forma balance sheet referenced in Section 9.1(j).

                  (c) The financial models (if any) relating to the Company and provided to each Lender pursuant to Section 10.1(b), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such models and represented, at the time of delivery, the Company's best estimate of its future financial performance.

                  Section 8.18 Disclosure. No information, schedule, exhibit or report or other document furnished by the Company, its Subsidiaries or Affiliates to any Agent or any Lender in connection with the negotiation of this Agreement and the Security Documents or pursuant to the terms of this Agreement and the Security Documents, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

                  Section 8.19 Senior Indebtedness. The Payment Obligations of the Company constitute "Senior Debt" (or any analogous term) for purposes of the Subordinated Notes and any Indebtedness issued pursuant to Section 11.2(b), the Net Proceeds of which are used for the Subordinated Notes Redemption.

                  Section 8.20 Regulation H. No Mortgaged Property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  Section 8.21 Affiliate Obligations. Other than trade payables, other Indebtedness in the ordinary course of business or any interest payable from time to time in respect of and in accordance with the terms of any such Indebtedness, no Indebtedness is owing to the Company or any of its Subsidiaries from the Affiliates of the Company on the Closing Date, other than amounts permitted pursuant to Section 11.8(f).

                  Section 8.22 Indebtedness Owing to Affiliates. No Affiliate of the Company (other than officers and directors of the Company and its Subsidiaries) holds any Indebtedness of the Company or any of its Subsidiaries (not including (i) any trade credit in the ordinary course of business, (ii) any Capital Contribution Note, (iii) any Indebtedness in respect of the M&FH Loans, (iv) any Indebtedness permitted under Section 11.2(o) or (v) any Indebtedness of the Company or any of its Subsidiaries of a class that is publicly held or issued pursuant to a Rule 144A offering, including Indebtedness issued under an Indenture), except to the extent that such Affiliate has duly executed and delivered to the Administrative Agents an Affiliate Subordination Letter which remains in full force and effect.

                                  Article IX

                              CONDITIONS PRECEDENT

                  Section 9.1 Conditions to Initial Extensions of Credit. The agreement of the relevant Lenders to make the initial extensions of credit (regardless of whether such extensions of credit are to be made in the form of Loans, Acceptances or Letters of Credit) requested to be made by it hereunder and the effectiveness of this Agreement shall be subject to the satisfaction or waiver by such Lender of the following conditions precedent (the date on which such conditions are satisfied or waived (except to the extent set forth in Section 10.16) being herein called the "Closing Date"):

                  (a) Execution of Agreement. This Agreement shall have become binding upon the parties hereto in accordance with Section 14.12 and the Administrative Agents shall have received a Local Fronting Lender Joinder Agreement, duly executed and delivered by each Local Fronting Lender listed on
Schedule III.

                  (b) Notes. The Administrative Agents shall have received:

                  (i) for the account of each Term Loan Lender which has so requested, a Term Loan Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company; and

                  (ii) for the account of each Multi-Currency Lender which has so requested, a Revolving Credit Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company.

                  (c) Pledge and Security Agreement. The Administrative Agents shall have received the Pledge and Security Agreement, duly executed by the Company and each Guarantor, together with each of the following:

                  (i) evidence satisfactory to the Administrative Agents that, upon the filing and recording of instruments delivered on the Closing Date, the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected security interest in the Collateral, including such documents duly executed by each Loan Party as the Administrative Agents may request with respect to the perfection of the Collateral Agent's security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as the case may be, and other applicable documents under the laws of the United States and the United Kingdom and any political subdivision thereof with respect to the perfection of Liens created by the Pledge and Security Agreement);

                  (ii) all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank;

                  (iii) all instruments representing Pledged Debt Instruments being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Collateral Agent or in blank; and

                  (iv) all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and Loan Party, that, in the reasonable judgment of the Multi-Currency Administrative Agent, shall be required for the Loan Parties to comply with Section 10.19.

                  (d) Mortgages. The Administrative Agents shall have received
(i) Mortgages for the Real Property identified on Schedule 9.1(d) in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by a duly authorized officer of the Company, and (ii) all Mortgage Supporting Documents relating thereto.

                  (e) Lien Searches. The Administrative Agents shall have received the results of Lien searches as of a recent date, conducted by a search service reasonably satisfactory to the Administrative Agents, and the Administrative Agents shall be satisfied that no Liens are outstanding on the property or assets of any Loan Party, other than any such Liens (i) which are permitted pursuant to the terms of the Loan Documents or (ii) as to which the Administrative Agents have received documentation reasonably satisfactory to them evidencing the termination or concurrent termination of such Liens.

                  (f) Corporate Proceedings. The Administrative Agents shall have received (a) certified copies of the Charter and by-laws (or analogous organizational documents) of each Borrower and each Loan Party (together with a certified English translation thereof with respect to any such document which is not in English) and (b) the resolutions (or analogous authorizations), in form and substance reasonably satisfactory to the Administrative Agents, of the Board of Directors of each Borrower and each Loan Party (together with a certified English translation thereof with respect to any such document which is not in English), authorizing in each case the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which such Borrower or such Loan Party is a party, in each case certified by the Secretary or an Assistant Secretary of such Borrower or such Loan Party as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                  (g) Incumbency Certificates. The Administrative Agents shall have received a certificate of the Secretary or an Assistant Secretary (or analogous officer) of each Borrower and each Loan Party dated the Closing Date, as to the incumbency and signature of the officers of such Borrower and such Loan Party executing each of this Agreement, the Notes and each other Loan Document to which such Borrower and such Loan Party is a party, and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be.

                  (h) Certain Legal Opinions. The Administrative Agents shall have received executed legal opinions of:

                  (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Company and as special New York counsel to the Borrowing Subsidiaries, substantially in the form of Exhibit L-1;

                  (ii) the Executive Vice President, Chief Legal Officer and General Counsel of the Company, substantially in the form of Exhibit L-2;

                  (iii) Weil, Gotshal & Manages LLP, as counsel to the Administrative Agents, substantially in the form of Exhibit L-3;

                  (iv) each of the domestic local counsel listed on Schedule 9.1(h)(iv), in form and substance reasonably acceptable to the Administrative Agents; and

                  (v) each of the international local counsel listed on
         Schedule 9.1(h)(v), in form and substance reasonably acceptable to the Administrative Agents.

Each of the foregoing legal opinions shall be accompanied by copies of the legal opinions, if any, upon which such counsel rely, and in each case shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance reasonably satisfactory to, the Administrative Agents and shall cover such other matters incident to the transactions contemplated by the Loan Documents as the Administrative Agents may reasonably require. Each of the counsel delivering the foregoing legal opinions is expressly instructed to deliver its opinion for the benefit of each of the Administrative Agents, the Collateral Agent, each Lender and each Issuing Lender.

                  (i) Fees. The Administrative Agents shall have received or shall concurrently receive, for the accounts of the Lenders, each Agent and the Arranger, all accrued fees and expenses owing hereunder or in connection herewith to such Persons (including, without limitation, accrued fees and disbursements of primary counsel, local counsel and special counsel to the Administrative Agents and the Collateral Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.

                  (j) Financial Models. The Administrative Agents shall have received consolidated financial models (including, without limitation, projections through the Company's 2010 fiscal year) and pro forma financial statements relating to the Company and its Subsidiaries (which financial models and pro forma consolidated financial statements shall be in form and substance reasonably satisfactory to the Administrative Agents), certified by a Responsible Officer of the Company as (i) being the financial models and pro forma financial statements referenced in Section 8.17(a) and (ii) having been delivered to each Lender prior to the date of execution by such Lender of this Agreement.

                  (k) Financial Statements. The Administrative Agents shall have received copies of the financial statements referenced in Section 8.9.

                  (l) Compliance with Indentures. The making of the extensions of credit hereunder and the granting of the Liens under the Security Documents shall not violate any provisions of the Indentures, and the Administrative Agents shall have received a certificate of a Responsible Officer of the Company (which certificate shall be in form and substance reasonably satisfactory to the Administrative Agents) certifying that the transactions contemplated hereby do not necessitate the sharing (on an equal and ratable basis or otherwise) of collateral security granted pursuant to the Security Documents with any trustee or holder of Indebtedness under the Indentures.

                  (m) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agents and their counsel.

                  (n) Intercreditor Agreement. The Administrative Agents shall have received the Intercreditor Agreement, duly executed and delivered by duly authorized officers of each of the parties thereto.

                  (o) Refinancing, Repurchase and/or Redemption. The Administrative Agents shall have received satisfactory evidence that (i)(A) the Company shall have obtained consents to the extent necessary under the Designated Senior Secured Indenture, if any, to permit the incurrence of the Term Loans and the extensions of credit then made under the Multi-Currency Facility, and (B) all Indebtedness outstanding under the Designated Senior Secured Indenture shall have been repurchased, repaid or redeemed in full or, to the extent that any Designated Senior Secured Notes shall remain outstanding after the Closing Date, an amount of the proceeds of the Term Loans and, if necessary, Revolving Credit Loans made on the Closing Date, sufficient to purchase, redeem or defease such Designated Senior Secured Notes and pay interest and any premium thereon shall, at the Company's option, be deposited in a defeasance trust with the trustee under the Designated Senior Secured Indenture or placed in a Cash Collateral Account under the direction of the Term Loan Administrative Agent pending their use to repurchase, redeem or defease such Designated Senior Secured Notes, and (ii) all Liens granted, and guarantees made, in connection with the Designated Senior Secured Notes shall have been, or shall concurrently be released or terminated, as the case may be, or arrangements reasonably satisfactory to the Administrative Agents shall have been made for such release or termination.

                  (p) Solvency Certificate. The Administrative Agents shall have received a solvency certificate, in the form attached hereto as Exhibit R from the Chief Financial Officer of the Company.

                  (q) USA Patriot Act. Each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by the applicable Governmental Authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act").

                  (r) Cash Management. The Multi-Currency Administrative Agent shall have received evidence that, as of the Closing Date, the procedures with respect to cash management required by the Security Documents have been established and are currently being maintained by the Company and each Subsidiary Guarantor, together with copies of all executed lockbox agreements and Deposit Account Control Agreements executed by the Company and such Subsidiary Guarantor in connection therewith.

                  (s) Refinancing of Existing Credit Agreement. (i) All obligations under the Existing Agreement shall have been repaid in full, (ii) the Existing Agreement and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agents and (iii) the Administrative Agents shall have received a payoff letter duly executed and delivered by the Company and the Administrative Agent under the Existing Agreement or other evidence of such termination, in each case in form and substance satisfactory to the Administrative Agents.

                  (t) Debt Rating Condition. The Term Loan Facility shall be rated at least B- by S&P and at least B3 by Moody's, both of which ratings shall remain in effect on the Closing Date.

                  (u) Field Examination; Initial Appraisals. The Multi-Currency Administrative Agent shall be satisfied with the results of a field examination of the Company and its Subsidiaries conducted by Citicorp's internal auditors no more than 10 days prior to the Closing Date and shall have received appraisals (the "Initial Appraisals") of all Inventory, Accounts, Real Property and Equipment of the Company and the Subsidiary Guarantors, each in form and substance satisfactory to the Multi-Currency Administrative Agent.

                  (v) Intellectual Property. The Administrative Agents shall have received a certificate of a Responsible Officer of the Company (which certificate shall be in form and substance reasonably satisfactory to the Administrative Agents) certifying that the Company has received from Murray, Devine & Co., Inc. an appraisal of its and its Subsidiaries' Trademarks, Patents and certain other intangible assets valuing such Trademarks, Patents and intangible assets in excess of 167% of the aggregate principal amount of Term Loans made on the Closing Date.

                  (w) Insurance. The Administrative Agents shall have received evidence reasonably satisfactory to them that the insurance policies required by Section 10.5 and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Company and its Subsidiaries.

                  Section 9.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) requested to be made by it on any date, the agreement of each Local Fronting Lender to create any Acceptances to be created by it on any date and the agreement of the Issuing Lender to issue any Letter of Credit to be issued by it on any date (including, without limitation, its initial extension of credit), are subject to the satisfaction of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the applicable Administrative Agent (and, with respect to Swing Line Loans, the Swing Line Lender and, with respect to Local Loans, the relevant Local Fronting Lender) shall have received a duly executed Notice of Borrowing (or, in the case of Swing Line Loans, a duly executed Swing Line Loan Request), and, with respect to any Letter of Credit, the Multi-Currency Administrative Agent and the Issuing Lender shall have received a duly executed Application.

                  (b) Representations and Warranties. Each of the representations and warranties made by each party to each Loan Document in or pursuant to this Agreement or any other Loan Document, or contained in any certificate or financial statement (other than estimates and projections which are (x) identified as such and (y) contained in any financial statement) furnished at any time under or in connection with this Agreement or any other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date), both before and after giving effect to such Loan, the creation of such Acceptance or the issuance of such Letter of Credit, as the case may be, and to all other extensions of credit to be made on such date and the use of the proceeds thereof.

                  (c) No Default. No Event of Default and no Default shall have occurred and be continuing on such date, before and after giving effect to the extensions of credit requested to be made on such date.

                  (d) Borrowing Base. The Company shall have delivered the Borrowing Base Certificate most recently required to be delivered by Section
10.17. After giving effect to the Loans requested to be made, the Acceptances requested to be created or the Letters of Credit requested to be issued on any such date and the use of proceeds thereof, the Aggregate Outstanding Multi-Currency Extensions of Credit shall not exceed the Maximum Multi-Currency Availability at such time.

                  (e) Liquidity Event Period. On such date, and after giving effect to the extensions of credit requested to be made on such date, either
(i) no Liquidity Event Period shall have commenced and be continuing or (ii) if a Liquidity Event Period shall have commenced and be continuing, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending on the last day of the most recent fiscal quarter prior to such date shall be greater than or equal to 1.00 to 1.00.

                  Each borrowing by, and Letter of Credit issued on behalf of, a Borrower hereunder (including, without limitation, each borrowing effected through the creation of an Acceptance) shall constitute a representation and warranty by the Company and (to the extent that such Borrower is not the Company) such Borrower, as of the date of such borrowing or other extension of credit, that the conditions contained in paragraphs (b), (c), (d) and (e) of this Section 9.2 have been satisfied.

                  Section 9.3 Conditions to Each Facilities Increase. Each Facilities Increase shall not become effective prior to the satisfaction of all of the following conditions precedent:

                  (a) Certain Documents. The Multi-Currency Administrative Agent shall have received on or prior to the Facilities Increase Date for such Facilities Increase each of the following, each dated such Facilities Increase Date unless otherwise indicated or agreed to by the Multi-Currency Administrative Agent and each in form and substance satisfactory to the Multi-Currency Administrative Agent:

                  (i) written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Facilities Increase (as agreed between the Company and the Multi-Currency Administrative Agent but in any case not to exceed, in the aggregate for all such Facilities Increases, the maximum amount set forth in
         Section 3.1(b)) and, in the case of each such Eligible Assignee or Affiliate or Approved Fund that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Multi-Currency Administrative Agent and duly executed by the Company, the Multi-Currency Administrative Agent and such Affiliate, Approved Fund or Eligible Assignee;

                  (ii) an amendment to this Agreement (including to Schedule
         II), effective as of the Facilities Increase Date and executed by the Company and the Administrative Agents, to the extent necessary to implement terms and conditions of the Facilities Increase as agreed by the Company and the Multi-Currency Administrative Agent but which, in any case, shall not be materially different from the existing Multi-Currency Facility;

                  (iii) certified copies of resolutions of the Board of Directors of the Company and each Guarantor approving the consummation of such Facilities Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;

                  (iv) a favorable opinion of counsel for the Company and each Guarantor, addressed to the Administrative Agents, the Lenders and the Issuing Lenders and in form and substance and from counsel reasonably satisfactory to the Multi-Currency Administrative Agent; and

                  (v) such other document as the Multi-Currency Administrative Agent may reasonably request or as any Lender participating in such Facilities Increase may require as a condition to its commitment in such Facilities Increase.

                  (b) Fee and Expenses Paid. There shall have been paid to the Multi-Currency Administrative Agent, for the account of the Multi-Currency Administrative Agent and the Lenders participating in such Facilities Increase on such Facilities Increase Date, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Facilities Increase Date.

                  (c) Other Conditions. (i) The conditions precedent set forth in Section 9.2 shall have been satisfied both before and after giving effect to such Facilities Increase and (ii) such Facilities Increase shall be made on the terms and conditions set forth in Section 3.1(b).

                                   Article X

                             AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, until the Payment Obligations have been Fully Satisfied:

                  Section 10.1 Financial Statements. The Company will furnish to each Lender, through the Administrative Agents:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders' equity and cash flows for such year, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this
Section 10.1(a)) the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agents;

                  (b) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of (i) the annual business plan of the Company and its Subsidiaries for the next succeeding fiscal year, including model quarterly balance sheets and statements of operations and of cash flow, (ii) a two-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for the Company and its Subsidiaries and (iii) a two-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for Revlon and its Subsidiaries, and all of the foregoing shall be in form and detail reasonably satisfactory to the Administrative Agents and shall be certified by a Responsible Officer of the Company; and

                  (c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of (i) the unaudited consolidated, condensed balance sheets of the Company and its Subsidiaries as at the end of each such quarter, (ii) the related unaudited consolidated, condensed statements of operations and of cash flows for the portion of the fiscal year through such date and (iii) the related unaudited consolidated, condensed statements of operations for such quarterly period, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this Section 10.1(c)) the figures for the corresponding fiscal period of the previous year (other than the balance sheets, which shall present such corresponding figures at the last day of the previous fiscal year), certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company;

all such financial statements to be prepared in reasonable detail and (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of interim periods, to normal year-end adjustments and the absence of notes).

                  Section 10.2 Certificates; Other Information. The Company will furnish to each Lender, through the Administrative Agents:

                  (a) concurrently with the delivery of its financial statements referred to in Section 10.1(a), a certificate of the independent certified public accountants certifying such financial statements, to the extent available pursuant to the policies and procedures of such independent certified public accountants, stating that in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default with respect to Section 11.1, except as specified in such certificate (which certificate may be limited by applicable accounting rules or guidelines);

                  (b) concurrently with the delivery of its financial statements referred to in Section 10.1(a) and (c), a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit M (Form of Compliance Certificate);

                  (c) within five days after the same are sent, copies of all financial statements and reports which the Company or any of its Subsidiaries and any Parent of the Company sends to holders of its publicly traded debt or equity securities, and within five days after the same are filed, copies of all financial statements and reports (including copies of all registration statements, proxy statements and regular and periodic reports, if any) which any of such Persons may make to, or file with, the Securities and Exchange Commission or any successor thereto;

                  (d) within 10 days following the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ended September 30, 2004), a schedule listing (i) all Subsidiaries of the Company as of the last day of the fiscal quarter most recently ended, (ii) all Subsidiaries of the Company which have been acquired or created during the fiscal quarter then ended and (iii) all Persons which have ceased to be Subsidiaries of the Company during such prior fiscal quarter of the Company;

                  (e) at least 10 days prior to the issuance thereof, a certificate of a Responsible Officer of the Company as to the issuance of any letter of credit permitted by Section 11.2(m), which certificate shall include
(i) the amount of such letter of credit (including, with respect to any such letter of credit that is denominated in a currency other than Dollars, the Equivalent in Dollars thereof), (ii) the stated expiry date thereof, (iii) the issuer thereof and (iv) the beneficiary thereof;

                  (f) promptly after the delivery of the same to the M&FH Lender, any request for a borrowing of a M&FH Loan; and

                  (g) promptly, such additional documents and financial and other information (including, without limitation, amendments to the Certificate of Incorporation and By-Laws of such Person) relating to REV Holdings and its Subsidiaries (or, at any time when REV Holdings ceases to have any significant Indebtedness, Revlon and its Subsidiaries) as any Agent, or any Lender acting through the Administrative Agents, may from time to time reasonably request.

                  Section 10.3 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or (to the extent not otherwise prohibited hereunder) before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except when the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of the Company or such Subsidiary, as the case may be. Notwithstanding anything to the contrary in the foregoing sentence, the Company shall not be in default under this Section 10.3 unless the aggregate amount of non-contested Indebtedness or obligations which it and its Subsidiaries have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $10,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate.

                  Section 10.4 Conduct of Business and Maintenance of Existence. Except as permitted by this Agreement, the Company will continue to engage in business of the same general type as now conducted by it; and, except as permitted by this Agreement, the Company will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to Sections 11.5 and 11.6, and comply with all Contractual Obligations and Requirements of Law except to the extent that all failures to comply therewith would not in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company will not make any material change in its present method of conducting business. The Company will cause each of its Subsidiaries to engage primarily in no business other than the business of developing, manufacturing, distributing and/or selling (including marketing and advertising) beauty, skin care, fragrance, personal care and/or related products (or of holding properties incidental to such businesses).

                  Section 10.5 Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on such of its property and against such liabilities in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and furnish to the Agents, upon written request, and to each Lender which makes a written request through the Administrative Agents, reasonable information as to the insurance carried.

                  Section 10.6 Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of accounts and records in which entries in conformity in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and which shall permit the preparation of financial statements in conformity with GAAP and (b) permit representatives of any Administrative Agent or the Collateral Agent to visit and inspect such of its properties during normal business hours as such Administrative Agent or Collateral Agent reasonably may request and (during such visit or inspection, or otherwise upon request by an Administrative Agent or Collateral Agent) examine and make abstracts from such of its books and records as it may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the business, condition (financial or otherwise), performance, properties and prospects of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its then independent certified public accountants.

                  Section 10.7 Notices. The Company will promptly give notice to the Administrative Agents and each Lender, through the Administrative
Agents:

                  (a) of the occurrence of any Default or Event of Default; provided, however, that with respect to any Default or Event of Default arising under Section 12(q), the Company will give notice thereof to the Administrative Agents no later than the first Business Day after its becoming aware of the occurrence of any Default or Event of Default thereunder;

                  (b) of any default or event of default by the Company or any of its Subsidiaries under any Contractual Obligation of the Company or any of its Subsidiaries or the institution of, or the occurrence of any material adverse change, in the status or likely result of, any litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or any other Person which, in any of the foregoing cases, would be reasonably likely to have a Material Adverse Effect;

                  (c) of any default or event of default by Revlon or (to its actual knowledge) REV Holdings, Revlon Holdings, Mafco, M&FH, M&FG, RGI, Mafco Guarantor Corp. or Revlon Finance Corporation under any agreements or other instruments governing Indebtedness of such Person involving an aggregate amount in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof);

                  (d) of (i) any violation or noncompliance by the Company or any of its Subsidiaries or, to the best of its knowledge, any other Person of any Environmental Laws which would be reasonably likely to have a Material Adverse Effect or (ii) any liability or potential liability to the Company or any of its Subsidiaries or, to the best of its knowledge, to any other Person under, any Environmental Laws which would be reasonably likely to have a Material Adverse Effect;

                  (e) of any of the following events, as soon as possible, and in any event, within 30 days after the Company knows or has reason to know thereof:

                  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or

                  (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

if such Reportable Event, termination, withdrawal or partial withdrawal (and, in the case of any Multiemployer Plan, its Reorganization or Insolvency) would be reasonably likely to result in liability to the Company and the Guarantors, in the aggregate, in excess of $1,000,000;

                  (f) of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole, or of any event which would be reasonably likely to materially adversely affect the ability of the Company and its Subsidiaries taken as a whole to perform their obligations under the Loan Documents; and

                  (g) of the consummation of any transaction permitted by
Section 11.8(e), and the consummation of any transaction contemplated by the proviso in Section 7.3(e)(iii), which notices shall, in any event, be given within five Business Days thereafter.

Each notice pursuant to this Section 10.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  Section 10.8 Maintenance of Corporate Identity. The Company will operate its businesses, and will cause its Subsidiaries to operate their respective businesses, and maintain their records, independently from any Person (a "Parent") which, directly or indirectly, is in control (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company and independently from any Subsidiary of such Parent other than the Company and its Subsidiaries; and the Company will maintain bank accounts separate from the bank accounts of each Parent of the Company and act solely in its own corporate name and through its own authorized officers and agents.

                  Section 10.9 Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

                  (a) Comply with and require compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that the failure to do so either individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect; and

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities respecting Environmental Laws, except (i) to the extent that the failure to perform any obligations contained in this clause (b) would not be reasonably likely to have a Material Adverse Effect or (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and provided that the pendency of any and all such proceedings would not be reasonably expected to have a Material Adverse Effect.

                  Section 10.10 Additional Guaranties. The Company will from time to time cause each Domestic Subsidiary thereof which has not previously done so to execute and deliver to the Administrative Agents duly executed supplements and amendments to the Guaranty, in each case, in form and substance satisfactory to the Administrative Agents. In the event that there shall be a change in law that eliminates the adverse tax consequences to the Company or any of its Subsidiaries that would have resulted on the date hereof (so that such consequences, if any, are immaterial) from the guaranty by any Foreign Subsidiary of the Payment Obligations, the Company will cause each of its Foreign Subsidiaries to execute and deliver to the Administrative Agents duly executed supplements and amendments to the Guaranty, in each case, in form and substance satisfactory to the Administrative Agents. Each such supplement or amendment shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agents and are in form and substance reasonably satisfactory to the Administrative Agents.

                  Section 10.11 Additional Stock Pledges. (a) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Collateral Agent 100% of the issued and outstanding Stock and Stock Equivalents (other than directors' qualifying shares) of each Domestic Subsidiary of the Company which has not previously been pledged hereunder. Such pledge shall be granted pursuant to duly executed joinders and amendments to the Pledge and Security Agreement and, if applicable, the other Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agents.

                  (b) Except to the extent set forth in Section 10.16, the Company will, and will cause each of the Subsidiary Guarantors to, pledge to the Collateral Agent 66% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of Stock and Stock Equivalents entitled to vote (within the meaning of Treasury Regulation
Section 1.956-2(c)(2)) ("Voting Stock") and 100% of the issued and outstanding shares of each class of Stock and Stock Equivalents not entitled to vote (within the meaning of such regulation) ("Non-Voting Stock") of each first-tier Foreign Subsidiary of the Company or such Subsidiary Guarantor which (in each case) is owned of record by the Company or such Subsidiary Guarantor and which has not previously been pledged hereunder; provided, however, that in no event shall the Company and the Subsidiary Guarantors pledge an aggregate amount of Voting Stock that exceeds 66% of the total outstanding Voting Stock (taken as a whole) of any first-tier Foreign Subsidiary of the Company or such Subsidiary Guarantor. Each such pledge shall be granted pursuant to duly executed joinders and amendments to the Pledge and Security Agreement and if applicable, the other Security Documents, in each case, as (x) the Term Loan Administrative Agent deems necessary or advisable in order to effectively grant a valid, perfected and enforceable security interest in the Pledged Stock delivered thereto under the laws of the State of New York and, if such issuer of Pledged Stock is organized under the laws of the United Kingdom, Canada or Bermuda and, if requested by the Term Loan Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable financing transactions, such other jurisdiction in which the issuer of such Pledged Stock is organized to the extent such jurisdiction constitutes, directly or indirectly, one of the top five net revenue generating markets of the Company and its Subsidiaries and (y) is in form and substance reasonably satisfactory to the Term Loan Administrative Agent. Notwithstanding the foregoing, unless either the Term Loan Administrative Agent or the Required Term Loan Lenders shall at any time otherwise reasonably request, no such pledge shall be required pursuant to this Section 10.11(b) with respect to the Stock and Stock Equivalents of any first-tier Foreign Subsidiary listed on Schedule 8.13 which is not pledged on the Closing Date or is acquired or formed after the date hereof and either (A) is listed on Schedule 8.13 as being slated for liquidation, dissolution or merger or (B) does not have assets in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof).

                  (c) Each joinder and amendment to the Pledge and Security Agreement and the other Security Documents required to be executed and delivered pursuant to this Section 10.11 shall be promptly executed and delivered after the organization, acquisition or identification of any such Subsidiary Guarantor or first-tier Foreign Subsidiary and shall be accompanied by share certificates evidencing the Pledged Stock thereunder (to the extent that such Pledged Stock is certificated), together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the pledgor of the Pledged Stock represented by such certificate). Each joinder and amendment to the Pledge and Security Agreement and the other Security Documents executed and delivered pursuant to this
Section 10.11 shall be accompanied by (i) in the case of the pledge of Stock or Stock Equivalents of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge, and (ii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agents and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agents.

                  (d) In the event that there shall be a change in law that eliminates the adverse tax consequences to the Company or any of its Subsidiaries that would have resulted on the date hereof (so that such consequences, if any, are immaterial) from the pledge of 66-2/3% or more of the Voting Stock of any Foreign Subsidiary, the Company will, and will cause each of its Subsidiaries to, (i) pledge such additional amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which then is pledged hereunder) and (ii) notwithstanding the provisions of Section 10.11(b), pledge the maximum amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which is pledged thereafter), in each case which can be so pledged without the incurrence of adverse tax consequences and take or cause to be taken such further action as the Administrative Agents may reasonably request (including, without limitation, the delivery of legal opinions) in order to perfect its security interest in such stock.

                  Section 10.12 Additional Collateral. The Company will cause each of its Subsidiary Guarantors which has not previously done so to execute and deliver to the Administrative Agents duly executed joinders and amendments to the Pledge and Security Agreement and, if applicable, the other Security Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agents, and to take such other action as reasonably shall be necessary or as the Administrative Agents reasonably shall request to grant to the Collateral Agent a valid and enforceable first priority perfected security interest in all Collateral of such Subsidiary Guarantor (subject to any Liens permitted by Section 11.3). Each such joinder and amendment shall be accompanied by such evidence of the taking of all actions as may be necessary or appropriate for the perfection and first priority of such security interest (including, without limitation, the filing of any necessary Uniform Commercial Code financing statements) and such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agents, all of which shall be in form and substance reasonably satisfactory to the Administrative Agents.

Section 10.13 Asset Transfers. (a) Each of the Company and the Subsidiary Guarantors will grant to the Collateral Agent a first priority, perfected security interest (subject to any Liens thereon which are permitted to encumber the relevant asset pursuant to Section 11.3) in all properties and assets (whether tangible or intangible) of a type that constitutes Collateral under any Security Document to which the Company or any Subsidiary Guarantor is a party which are sold, transferred, conveyed or otherwise distributed to the Company or any such Subsidiary Guarantor (including, without limitation, by way of merger or consolidation) from any Subsidiary of the Company simultaneously with the effectiveness of such sale, transfer, conveyance or other distribution.

                  (b) The Company and each Subsidiary Guarantor will take such action from time to time as is necessary (or otherwise reasonably requested by the Administrative Agents) to ensure that the Collateral Agent at all times holds a perfected security interest in all Collateral under the Security Documents, except as otherwise permitted hereunder.

                  Section 10.14 Intellectual Property. (a) The Company will, and will cause each of the Subsidiary Guarantors to, take such action as is necessary (or as otherwise is reasonably requested by the Term Loan Administrative Agent) in order to grant to the Collateral Agent a first priority, perfected security interest in any copyright registration in which the Company or any of the Subsidiary Guarantors may from time to time obtain any interest. The Company will submit, and will cause each Subsidiary Guarantor to submit, to the Administrative Agents, by each January 31st and July 31st of each year following the Closing Date, commencing January 31, 2005 (or, if the Term Loan Administrative Agent reasonably so requests in writing, more often; provided, however, that, except during such time as a Default or Event of Default has occurred and is continuing, the Term Loan Administrative Agent shall not so request more frequently than monthly), a Copyright Security Agreement (substantially in the form attached to the Pledge and Security Agreement or such other form reasonably acceptable to the Term Loan Administrative Agent) confirming the security interest of the Collateral Agent in any Copyright acquired or with respect to which the Company or any Subsidiary Guarantor filed an application for copyright registration during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Copyright Office.

                  (b) The Company will, to the extent permitted by Title 15 of the United States Code, submit, and will cause each Subsidiary Guarantor to submit, to the United States Patent and Trademark Office for registration or recordation, as applicable:

                  (i) a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then in effect, of each Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which, in the Company's reasonable judgment, is a Significant Trademark; provided, however, that within 30 days after receipt of notice from the Term Loan Administrative Agent, the Company shall, or shall cause the applicable Subsidiary Guarantor to, submit to the United States Patent and Trademark Office for registration a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then in effect, of any Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which the Required Term Loan Lenders reasonably deem to be of such significance as to require the Company or such Subsidiary Guarantor to take such steps as may be necessary or desirable to grant to the Collateral Agent a perfected, first priority security interest in such Trademark to the extent that it has any ownership interest in such Trademark which is registerable by it under trademark or other applicable law; and

                  (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Significant Trademark, any appropriate assignment to the Company or such Subsidiary Guarantor of the interest acquired by it in the United States in such Significant Trademark, including, without limitation, all previously unrecorded assignments to the Company's or such Subsidiary Guarantor's predecessors-in-interest of which the Company or any Subsidiary Guarantor is or becomes aware.

The Company will, and will cause each Subsidiary Guarantor to, use its respective commercially reasonable best efforts to comply with all requirements of the Lanham Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly register and maintain the registration of any such Significant Trademark with the United States Patent and Trademark Office, except as permitted pursuant to Sections 10.4, 11.5 and 11.6 hereof. The Company will submit, and will cause each Subsidiary Guarantor to submit, to the Administrative Agents, by each January 31st and July 31st of each year following the Closing Date, commencing January 31, 2005 (or, if the Term Loan Administrative Agent reasonably so requests in writing, more often; provided, however, that, except during such time as a Default or Event of Default has occurred and is continuing, the Term Loan Administrative Agent shall not so request more frequently than monthly), a Trademark Security Agreement (substantially in the form attached to the Pledge and Security Agreement or such other form reasonably acceptable to the Term Loan Administrative Agent) confirming the security interest of the Collateral Agent in any Trademark acquired or with respect to which the Company or any Subsidiary Guarantor filed an application for trademark registration during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

                  (c) The Company will, to the extent permitted by Title 35 of the United States Code, submit, and will cause each Subsidiary Guarantor to submit, to the United States Patent and Trademark Office for issuance or recordation, as applicable:

                  (i) an application for letters patent for each patentable invention acquired by or invented by or for it which invention is of such a nature that the Company or its Subsidiaries, in accordance with its ordinary business practice then in effect, would file a patent application in the United States Patent and Trademark Office with respect to it; and

                  (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Patent, any appropriate assignment to the Company or such Domestic Subsidiary of the interest acquired by it in the United States in such Patent, including, without limitation, all previously unrecorded assignments to the Company's or such Domestic Subsidiary's predecessors-in-interest of which the Company or any Subsidiary Guarantor is or becomes aware.

The Company will, and will cause each Subsidiary Guarantor to, use its respective commercially reasonable best efforts to comply with all requirements of the United States Patent Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly obtain and maintain any Patent with the United States Patent and Trademark Office, except as permitted pursuant to Sections 10.4, 11.5 and 11.6 hereof. The Company will submit, and will cause each Subsidiary Guarantor to submit, to the Administrative Agents, by each January 31st and July 31st of each year following the Closing Date, commencing January 31, 2005 (or, if the Administrative Agents reasonably so requests in writing, more often; provided, however, that, except during such time as a Default or Event of Default has occurred and is continuing, the Administrative Agents shall not so request more frequently than monthly), a Patent Security Agreement (substantially in the form attached to the Pledge and Security Agreement or such other form reasonably acceptable to the Term Loan Administrative Agent) confirming the security interest of the Collateral Agent in any Patent acquired or with respect to which the Company or any Subsidiary Guarantor filed an application for letters patent during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

                  (d) Notwithstanding anything to the contrary contained in this Section 10.14, the Company and its Subsidiaries shall have the right to license their respective Patents and Trademarks to third parties on an arms' length basis; provided, however, that, except with respect to Trademarks and Patents which constitute Disposition Assets or with respect to which the only substantial use by the Company and its Subsidiaries is in connection with a business constituting a Disposition Asset, that any such license of (i) a Trademark shall be for use with respect to products which are not reasonably likely to be competitive with those produced and/or marketed by the Company and its Subsidiaries and (ii) a Patent shall be for applications which would not be reasonably likely to diminish the value of any product line of the Company and its Subsidiaries, except for, in the case of each of clause (i) and (ii), licenses or cross-licenses granted by the Company or any such Subsidiary in connection with the settlement or other disposition of litigation or other disputes with respect to Patents or Trademarks, provided, however, that such licenses or cross-licenses shall be granted (x) in the reasonable business judgment of the Company or any such Subsidiary, or (y) as may be required by any Governmental Authority having jurisdiction over any such litigation or dispute. Each Administrative Agent and each Lender hereby acknowledges and agrees that any security interest held by the Collateral Agent in any Patent or Trademark which is licensed in accordance with the provisions of this Section 10.14(d) shall be subordinate to such license agreement and each Lender hereby instructs the Administrative Agents to execute and deliver such instruments, documents and agreements as the Company reasonably may request in order to confirm such subordination.

                  Section 10.15 Additional Mortgages. With respect to any fee interest in any real property located in the United States having a value (together with improvements thereon) of at least $7,500,000 acquired after the Closing Date by the Company or any of its Domestic Subsidiaries, the Company or such Subsidiary shall promptly (and in any event within 45 days after (x) the acquisition thereof or (y) in the case of costs and expenses referred to in clause (c) below, the receipt of an invoice in respect thereof) (a) execute and deliver a first-priority and a second-priority Mortgage, in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, covering such real property (subject to Customary Permitted Liens and other Liens approved by the Multi-Currency Administrative Agent), (b) if requested by the Multi-Currency Administrative Agent, provide all Mortgage Supporting Documents relating thereto and (c) pay all costs and expenses associated with the foregoing.

                  Section 10.16 Post-Closing Matters. The Company shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements set forth on Schedule 10.16 within the time periods set forth on such Schedule.

                  Section 10.17 Borrowing Base Determination. (a) The Company may deliver from time to time a Borrowing Base Certificate, but in any event shall deliver a Borrowing Base Certificate (i) as soon as available but in any event not later than 15 days after the end of each fiscal month and (ii) during a Liquidity Event Period or if an Event of Default has occurred and is continuing, not later than 5 days after the end the last day of each week (containing available updated figures for Eligible Receivables but not, unless otherwise available, Eligible Inventory), in each case, executed by a Responsible Officer of the Company.

                  (b) The Company may and, upon request of the Multi-Currency Administrative Agent, shall conduct, or cause to be conducted, at its expense, and present to the Multi-Currency Administrative Agent for approval, such Appraisals, investigations and reviews as the Multi-Currency Administrative Agent shall request for the purpose of determining the Borrowing Base, all upon reasonable notice and at such times during normal business hours and as often as may be reasonably requested; provided, however, that unless a Default or Event of Default shall be continuing, the Multi-Currency Administrative Agent shall request no more than four such Appraisals, investigations and reviews during any calendar year. The Company shall furnish to the Multi-Currency Administrative Agent any information that the Multi-Currency Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of the Accounts referred to therein.

                  (c) The Company shall promptly notify the Multi-Currency Administrative Agent in writing in the event that at any time the Company receives or otherwise gains knowledge that (i) the Borrowing Base is less than 90% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to clause (a) above, (ii) the outstanding Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Maximum Multi-Currency Availability as a result of a decrease therein, in which case such notice shall also include the amount of such excess or (iii) a Liquidity Event Period has begun.

                  (d) The Multi-Currency Administrative Agent may, at the Company's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Multi-Currency Administrative Agent reasonably considers advisable, and the Company shall furnish all such assistance and information as the Multi-Currency Administrative Agent may reasonably require in connection therewith; provided, however, that unless a Default or Event of Default shall be continuing, the Multi-Currency Administrative Agent shall request no more than four such verifications during any calendar year. At any time and from time to time, upon the Multi-Currency Administrative Agent's request and at the expense of the Company, the Company shall cause independent public accountants or others reasonably satisfactory to the Multi-Currency Administrative Agent to furnish to the Multi-Currency Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, further, that unless a Default or Event of Default shall be continuing, (i) the Multi-Currency Administrative Agent shall request no more than four such reports during any calendar year and (ii) the Multi-Currency Administrative Agent shall request reports showing reconciliations only at the end of a fiscal quarter.

                  Section 10.18 Tax Reporting. Promptly after the Company determines that it intends to treat the Loans and the Letters of Credit and the related transactions contemplated hereby as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), the Company shall give the Administrative Agents written notice thereof and shall deliver to the Administrative Agents all U.S. Internal Revenue Service forms required in connection therewith.

                  Section 10.19 Control Accounts; Approved Deposit Accounts.

                  (a) The Company shall, and shall cause each of the Subsidiary Guarantors to, except cash or Cash Equivalents subject to a Lien permitted under Section 11.3(c), (d), (p) or (q), (i) deposit in an Approved Deposit Account all cash and all Proceeds of any Account or General Intangible they receive from any other Person, (ii) not maintain any funds or other assets in any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided, however, that the Company and each of its Subsidiaries may deposit cash into and maintain (A) payroll, benefits, withholding tax, escrow, customs and other fiduciary accounts and (B) other accounts as long as the aggregate balance in all such other accounts does not exceed $5,000,000 at any time.

                  (b) The Company shall, and shall cause each of the Subsidiary Guarantors, to instruct (or, with respect to General Intangibles, use commercially reasonable efforts to instruct) each Account Debtor with a principal place of business located in the jurisdictions permitted in clause
(f) of the definition of "Eligible Receivables" obligated to make a payment to any of them under any Account or General Intangible to make payment, or to continue to make payment, to an Approved Deposit Account.

                  (c) In the event (i) the Company, any Subsidiary Guarantor or any Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason,
(ii) the Multi-Currency Administrative Agent shall demand such termination as a result of the failure of a Deposit Account Bank to comply in any material respect with the terms of the applicable Deposit Account Control Agreement or
(iii) the Multi-Currency Administrative Agent determines in its sole discretion exercised reasonably that the financial condition of a Deposit Account Bank has materially deteriorated, the Company shall, and shall cause each Subsidiary Guarantor to, notify all of their respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

                  (d) In the event (i) the Company, any Subsidiary Guarantor or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason,
(ii) the Multi-Currency Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Securities Account Control Agreement or (iii) the Multi-Currency Administrative Agent determines in its sole discretion exercised reasonably that the financial condition of an Approved Securities Intermediary has materially deteriorated, the Company shall, and shall cause each Subsidiary Guarantor to, notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

                  (e) Any Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine to the extent expressly contemplated in any Loan Document and shall (or direct the Collateral Agent to) apply the all funds on deposit in such Cash Collateral Account as so contemplated. Funds on deposit in any Cash Collateral Account may be invested (but the applicable Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the applicable Administrative Agent and, except during a Liquidity Event Period or the continuance of an Event of Default, the applicable Administrative Agent agrees with the Company to direct the Collateral Agent to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Company; provided, however, that neither any Administrative Agent nor the Collateral Agent shall have any responsibility for, or bear any risk of loss of, any such investment or income thereon.

                  Section 10.20 Landlord Waiver and Bailee's Letters

                  The Company shall, and shall cause each of the Subsidiary Guarantors to, use commercially reasonable best efforts to deliver Landlord Waivers and Bailee's Letters pursuant to Section 10.16 and as the Multi-Currency Administrative Agent shall request from time to time in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions.

                                  Article XI

                               NEGATIVE COVENANTS

                  The Company hereby agrees that, until the Payment Obligations are Fully Satisfied:

                  Section 11.1 Financial Covenants. The Company will not:

                  (a) Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending during any period set forth below to be more than the amount set forth opposite such period:

                                                             Senior Secured
                 Period                                      Leverage Ratio
                 ------                                      --------------

       December 31, 2004 through                              5.50 to 1.00
           September 30, 2005
       December 31, 2005 through                              5.00 to 1.00
           December 31, 2006
        March 31, 2007 and each                               4.50 to 1.00
       fiscal quarter thereafter

                  (b) Consolidated Fixed Charge Coverage Ratio. Until all Payment Obligations arising under the Multi-Currency Facility have been Fully Satisfied, without the consent of the Required Multi-Currency Lenders, in the event a Liquidity Event Period has continued for at least 30 consecutive days, permit the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries for any period of four consecutive fiscal quarters of the Company ending on the last day of the most recent fiscal quarter ending prior to or during such Liquidity Event Period to be less than 1.00 to 1.00.

                  Section 11.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:

                  (a) Indebtedness in respect of the Payment Obligations;

                  (b) Indebtedness under the 8-1/8% Senior Notes Indenture, the 9% Senior Notes Indenture and the Subordinated Notes Indenture; and any Indebtedness resulting from the refinancing of any such Indebtedness, or the refinancing of any of the Term Loans in whole or in part (subject to the payment of any applicable Prepayment Fee); provided, however, that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby and any contingent obligor of such refinancing Indebtedness was or would have been required to be a contingent obligor of the Indebtedness refinanced thereby (except to the extent that such primary obligor and/or contingent obligor may be substituted by a new primary obligor or contingent obligor, as the case may be, which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor and/or contingent obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness, (iii) the interest rate applicable to such refinancing Indebtedness shall not be less favorable to the obligor than it would obtain in an arm's length transaction with a Person that is not an Affiliate thereof and shall reflect the prevailing market conditions at the time of such refinancing, (iv) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to the date that is six months after the Term Loan Maturity Date, (v) with respect to each issue of refinancing Indebtedness in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate, either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than the provisions contained in and otherwise consistent with market terms of agreements governing Indebtedness of similar companies in the high yield market at the time of such refinancing and do not conflict with the provisions of this Agreement or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Administrative Agents, and (vi) if the Indebtedness being refinanced is Indebtedness under the Subordinated Notes Indenture, such refinancing Indebtedness shall be subordinated to the Payment Obligations on terms that are reasonably satisfactory to the Administrative Agents (it being understood that subordination terms substantially similar to those applicable to the Subordinated Notes are deemed to be satisfactory);

                  (c) Indebtedness (i) of the Company owing to any of its wholly-owned Subsidiaries, (ii) of any wholly-owned Subsidiary of the Company owing to any other wholly-owned Subsidiary of the Company and (iii) of any wholly-owned Subsidiary of the Company owing to the Company; provided, however, in each case, that the aggregate principal amount of such Indebtedness of any Subsidiary that is not a Guarantor incurred after the date hereof shall be subject to Section 11.8(j);

                  (d) Indebtedness of any Foreign Subsidiary or any foreign branch of a Domestic Subsidiary principally doing business outside of the United States (including, without limitation, Indebtedness on account of letters of credit not issued under this Agreement) incurred for working capital purposes (and, without duplication, any Contingent Obligation of the Company in respect thereof) in an aggregate principal amount at any time outstanding not exceeding for the Foreign Subsidiaries and foreign branches of Domestic Subsidiaries in the aggregate $30,000,000 (or, with respect to any other currency, the Equivalent in Dollars thereof); provided, however, that for purposes of this Section 11.2(d), such aggregate principal amount shall not include (x) an amount equal to the aggregate principal amount of Indebtedness of the Foreign Subsidiaries and foreign branches of Domestic Subsidiaries to any bank which is offset by compensating balances at such bank (which Indebtedness shall be permitted hereunder) and (y) Indebtedness otherwise permitted by this Section 11.2;

                  (e) Indebtedness of the Company to Affiliates in respect of Capital Contribution Notes which evidence cash amounts actually received by the Company from such Affiliates on account of Capital Contributions;

                  (f) Indebtedness to employees or former employees of the Company or any of its Subsidiaries in the nature of deferred compensation;

                  (g) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements which are in existence on the date hereof, and other Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements, which (i) have a tenor which is not in excess of six years, (ii) are not leveraged, (iii) are in an aggregate notional amount (net of any offsetting economic positions among such Interest Rate Agreements) not to exceed $300,000,000 at any one time outstanding (including, without limitation, all Interest Rate Agreements in effect on the date hereof) and (iv) have the sole purpose of hedging interest rate exposure of the Company and its Subsidiaries;

                  (h) Hedging Contracts of the Company and its Subsidiaries entered into in the ordinary course of business of the Company and its Subsidiaries for the purpose of providing foreign exchange for their respective operating requirements or of hedging currency exposure;

                  (i) unsecured Indebtedness of the Company to an M&FH Lender in an aggregate amount not to exceed $152,000,000 at any one time outstanding (as may be increased due to the accrual and capitalization of interest) (the "Permitted M&FH Loan Amount"), consisting of Indebtedness (i) in respect of the M&FH 2004 Multiple-Draw Term Loan, (ii) in respect of the M&FH Supplemental Line of Credit and (iii) any refinancing or replacement of any such Indebtedness (whether upon repayment of such Indebtedness or at any time thereafter) on terms and conditions (taken as whole) that are no less favorable to the Company or the Lenders than the terms and conditions of the M&FH Loans as in effect on the Closing Date (taken as a whole); provided, however, that such Indebtedness may be refinanced or replaced by any Person other than an M&FH Lender (or any Affiliate thereof) to the extent (A) the final maturity date for such refinancing Indebtedness shall be at least 90 days after the Term Loan Maturity Date, (B) the aggregate principal amount of any Indebtedness permitted under this clause (i) shall not exceed Permitted M&FH Loan Amount and
(C) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than the provisions contained in and otherwise consistent with market terms of agreements governing Indebtedness of similar companies in the high yield market at the time of such refinancing and do not conflict with the provisions of this Agreement;

                  (j) Indebtedness of the Company or any of its Subsidiaries in the nature of guarantees as referred to in clause (k) of the definition of "Indebtedness" in Section 1.1 which is permitted by Section 11.3(m);

                  (k) Indebtedness of any Foreign Subsidiary or a foreign branch of a Domestic Subsidiary principally doing business outside of the United States to any Person (other than an Affiliate of the Company), in an aggregate principal amount at any one time outstanding not to exceed $50,000,000 (or with respect to any other currency, the Equivalent in Dollars thereof); provided, however, that, such Indebtedness (i) is not guaranteed by the Company (except to the extent that the Lien permitted by Section 11.3(m), in itself, constitutes a guarantee) and (ii) is either offset or secured by a counterpart deposit, compensating balance or a pledge of cash deposit; provided, further, that such counterpart deposit, compensating balance or cash deposit pledge does not constitute Collateral (as defined in any Security Document) or any of the Unpledged International Property;

                  (l) Capital Lease Obligations and purchase money Indebtedness of the Company or any of its Subsidiaries to finance the acquisition of capital assets; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $35,000,000 at any time;

                  (m) Indebtedness to any Person (other than an Affiliate of the Company) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit not issued under this Agreement for the account of the Company or any of its Subsidiaries in an aggregate amount at any one time outstanding not to exceed $30,000,000 (or with respect to any other currency, the Equivalent in Dollars thereof); provided, however, that such Indebtedness is offset or secured by a counterpart deposit, compensating balance or a pledge of cash deposits;

                  (n) Indebtedness of the Company under the Designated Senior Secured Indenture so long as such Indebtedness is repurchased or redeemed on or prior to the date that is 60 days after the Closing Date;

                  (o) additional Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding; provided, however, that such Indebtedness shall be unsecured at all times during the term of this Agreement;

provided, however, that in no event may the Company or any of its Subsidiaries incur any Indebtedness to REV Holdings or RPH.

                  Section 11.3 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their properties, assets (including shares of stock) or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemens', mechanics', materialmens', repairmens' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; provided, however, that no such Lien shall encumber any Collateral (other than cash or Cash Equivalents) under any of the Security Documents or any of the Unpledged International Property;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, provided, however, that no such Lien shall encumber any Collateral (other than cash or Cash Equivalents) under any of the Security Documents or any of the Unpledged International Property;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (f) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them; provided, however, that no such Lien shall encumber any Collateral under any of the Security Documents or any of the Unpledged International Property;

                  (g) Liens existing on the date of this Agreement which are disclosed in the title insurance policies delivered pursuant to Section 9.1(d) or Schedule 11.3;

                  (h) Liens under the Security Documents (including, without limitation, Liens which secure Designated Eligible Obligations as provided for in the Intercreditor Agreement) or any other Lien securing all or any portion of the Payment Obligations;

                  (i) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings; provided, however, that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken;

                  (j) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness or Contingent Obligations, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, however, that no such Lien shall encumber any Collateral under any Security Document or any of the Unpledged International Property;

                  (k) Liens securing any Indebtedness permitted by Section 11.2(d) or any Liens replacing such permitted Liens; provided, however, that
(i) no such Lien shall encumber any asset of the Company or any of its Subsidiaries organized under the laws of a jurisdiction within the United States or any Collateral under any Security Document or any of the Unpledged International Property and (ii) any such Lien which secures reimbursement obligations under letters of credit not issued under this Agreement shall be limited to (A) the assets acquired or shipped with the support of such letter of credit and (B) any assets of a Foreign Subsidiary which are in the care, custody or control of such issuer of such letter of credit in the ordinary course of business;

                  (l) Liens securing any Indebtedness permitted by Section 11.2(g), Section 11.2(h) or obligations of any Foreign Subsidiary or a foreign branch of any Domestic Subsidairy principally doing business outside of the United States in respect of treasury, depository, overdraft and other cash management arrangements maintained with any Lender, any Affiliate of a Lender or any other Person reasonably acceptable to the Administrative Agents or any Liens replacing such permitted Liens; provided, however, that no such Lien shall encumber any asset of the Company or any of its Subsidiaries organized under the laws of a jurisdiction within the United States or any Collateral under any Security Document or any of the Unpledged International Property;

                  (m) Liens in the nature of counterpart deposits or pledges of cash deposits of the Company or any of its Subsidiaries to secure Indebtedness of Foreign Subsidiaries of the Company or a foreign branch of a Domestic Subsidiary principally doing business outside of the United States, which Indebtedness is permitted pursuant to Section 11.2(k)); provided, however, that no such Lien shall encumber any Collateral under any of the Security Documents or any of the Unpledged International Property;

                  (n) possessory Liens in favor of securities intermediaries, commodity intermediaries, brokers and dealers arising in connection with the acquisition or disposition of investments of the type permitted by Section 11.8; provided, however, that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing; and provided, further, that such Liens attach only to the property of the Company or its Subsidiary, as the case may be, for whose account any such obligations have been incurred;

                  (o) purchase money Liens granted by the Company or any of its Subsidiaries (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Company's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 11.2(l) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease (or proceeds thereof or additional property in the nature of improvements thereto);

                  (p) Liens in the nature of counterpart deposits or pledges of cash deposits of the Company or any of its Subsidiaries to secure Indebtedness permitted pursuant to Section 11.2(m); provided, however, that the amount of any such deposit does not exceed the amount of the Indebtedness it secures; and

                  (q) additional Liens incurred in the ordinary course of business of the Company and its Subsidiaries securing Indebtedness or other obligations of the Company and/or any of its Subsidiaries (other than such Indebtedness or other obligation owing to an Affiliate of the Company) not to exceed $10,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate at any one time outstanding; provided, however, that no such Lien shall encumber any Collateral (other than cash or Cash Equivalents) under any of the Security Documents or any of the Unpledged International Property.

                  Section 11.4 Limitation on Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, agree to, or assume or incur, or otherwise in any way be or become responsible or liable, directly or indirectly, with respect to, any Contingent Obligation, except for:

                  (a) the Guaranty;

                  (b) Contingent Obligations set forth on Schedule 11.4;

                  (c) any Contingent Obligation of the Company in the nature of a guarantee in the ordinary course of business of any Indebtedness or other obligations of any of its Subsidiaries permitted under this Agreement;

                  (d) any Contingent Obligation of any Subsidiary of the Company in the nature of a guarantee in the ordinary course of business of any Indebtedness or other obligations of any of the Subsidiaries of such Subsidiary permitted under this Agreement;

                  (e) any Contingent Obligation of any Subsidiary of the Company in the nature of a guarantee in the ordinary course of business of Indebtedness (other than the Subordinated Notes, the Designated Senior Secured Notes or any Indebtedness referred to in Section 11.2(b)) or other obligations of the Company or any other Subsidiary of the Company;

                  (f) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of any Permitted Joint Venture; provided, however, that the incurrence of such Contingent Obligation is permitted by Section 11.8(e); and

                  (g) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of officers and directors of the Company and its Subsidiaries in the ordinary course of business; provided, however, that the sum of the aggregate principal amount of the Indebtedness so guaranteed and the aggregate principal amount of all then outstanding loans permitted by Section 11.8(f) does not exceed $7,000,000 at any one time outstanding.

                  Section 11.5 Limitation on Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction in the nature of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, assign, transfer (including any transfer, relocation, situation or registration of any asset owned by any Loan Party to the Commonwealth of Australia other than in the ordinary course of business) or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of the business or assets of the Company, or enter into any such transaction or series of related transactions with regard to a group of Subsidiaries which, if merged into a single Subsidiary, would constitute a substantial part of the business or assets of the Company, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom):

                  (a) the Company and its Subsidiaries may engage in Permitted Intercompany Transfers; and

                  (b) the Company and any of its Subsidiaries may engage in transactions permitted under Section 11.6 or Section 11.8(d) or (e).

                  Section 11.6 Limitation on Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any of the Subsidiaries of the Company, issue any Stock or Stock Equivalents (other than any director's qualifying shares), to any Person, except:

                  (a) sales, transfers and other dispositions by the Company and its Subsidiaries of (i) obsolete or worn out property in the ordinary course of business or (ii) contemplated by clause (b)(ii) of the definition of "Net Proceeds Event";

                  (b) sales, transfers and other dispositions of property (including, without limitation, inventory) by the Company and its Subsidiaries to third parties in the ordinary course of business for fair market value;

                  (c) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), Permitted Intercompany Transfers;

                  (d) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Specified Dispositions for fair market value (which property, in the aggregate, the Company hereby represents and warrants is not material to the conduct of the business of the Company and its Subsidiaries);

                  (e) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), sales, transfers and other dispositions of assets of the Company and its Subsidiaries to Permitted Joint Ventures in accordance with the provisions of Section 11.8;

                  (f) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Resale Transactions to Persons other than Affiliates for fair market value;

                  (g) other sales, transfers and other dispositions by the Company and its Subsidiaries which are permitted by Section 10.14, 11.3 or 11.5; and

                  (h) sales, transfers and other dispositions by the Company and its Subsidiaries of assets with an aggregate fair market value not to exceed $25,000,000 in any calendar year; provided, however, that no Default or Event of Default shall be in effect prior to or after giving effect to any such sale, transfer or other disposition; provided, further, that in the event that any amount of assets permitted to be disposed of in any calendar year pursuant to this clause (h) is not disposed of during such calendar year, such amount may be carried over for dispositions in any subsequent calendar year (up to a maximum amount not to exceed $50,000,000 and limited to an aggregate fair market value of $50,000,000 for any calendar year); provided, further, that all Net Proceeds of such sale, transfer or other disposition are applied to the payment of the Payment Obligations as set forth in, and to the extent required by, Section 7.3(e)(ii)).

                  Section 11.7 Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that, so long as no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is made or would result therefrom and the representations and warranties deemed to be made pursuant to Section 11.7(b) are true and correct in all material respects as of the date such Restricted Payment is made, the following Restricted Payments may be made:

                  (i) Restricted Payments on account of amounts payable under the Prior Tax Sharing Agreement, with respect to state and local taxes and federal taxes; provided, however, that no such Restricted Payment (whether in cash or otherwise) shall be made more than ten Business Days prior to the date upon which the related liability to the Internal Revenue Service (or the relevant state or local taxing authority) for tax (including estimated taxes) is paid (or, if no such taxes are payable, ordinarily would have been due);

                  (ii) Restricted Payments made to Permitted Joint Ventures, to the extent that such Restricted Payments are permitted pursuant to
         Section 11.8(e);

                  (iii) Restricted Payments made from time to time to finance Revlon's purchase, redemption, acquisition or retirement for value of, or payment of amounts owing in respect of, any shares, interests, rights to purchase, warrants, options, participations, stock appreciation rights, performance units or other equivalents or interests in the equity of Revlon held by any current or former director, officer, consultant or employee of Revlon, the Company or any Subsidiary of the Company in such person's role as a director, officer, consultant or employee (or by their estates or any beneficiaries of their estates); provided, however, that (x) the sum of (1) the aggregate amount of Restricted Payments made pursuant to this clause (iii) and (2) the aggregate amount of open-market purchases of common stock and restricted stock of Revlon together with any other investments made as permitted under Section 11.8(g), does not exceed $8,000,000 in any calendar year and (y) amounts available pursuant to this clause (iii) to be utilized for Restricted Payments during any calendar year which are not utilized during such year may be carried forward and utilized in any succeeding calendar year; and

                  (iv) subject to the limitations set forth in Sections 11.8(f) and 11.8(g), Restricted Payments made from time to time to finance the investments contemplated by Sections 11.8(f) and 11.8(g).

                  (b) The making of each Restricted Payment pursuant to Section 11.7(a) shall constitute a representation and warranty by the Company that, on and as of the date upon which such Restricted Payment is made (both before and after giving effect to the making thereof), the representations and warranties contained in Section 8.10 and Section 8.15(a) are true and correct.

                  Section 11.8 Limitation on Investments. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except as otherwise permitted by Section 11.10 and except that:

                  (a) each of the Company and its Subsidiaries may make or commit to make investments in cash or Cash Equivalents held in a Deposit Account or a Control Account, subject to Section 10.19, if applicable, with respect to the Company and the Subsidiary Guarantors;

                  (b) each of the Company and its Subsidiaries may make or commit to make investments in Accounts, contract rights and chattel paper (as defined in the UCC), put and call foreign exchange options to the extent necessary to hedge foreign exchange exposures or foreign exchange spot and forward contracts, and notes receivable, arising or acquired in the ordinary course of business and in Hedging Contracts;

                  (c) the Company may make or commit to make any loan or advance or purchase any securities constituting a Restricted Payment permitted by Section 11.7;

                  (d) if in the reasonable judgment of the Company, any customer is deemed to be in a reorganization or unable to make a timely cash payment on Indebtedness or other obligations of such customer owing to it, each of the Company and its Subsidiaries may invest or commit to invest in securities issued by such customer or any Affiliate thereof (other than any Affiliate of the Company) in lieu of cash payment; provided, however, that the Company or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor;

                  (e) each of the Company and its Subsidiaries may make or commit to make Investments; provided, however, that (i) no Default or Event of Default has occurred and is continuing at the time of such Investment (or would result therefrom) and (ii) the aggregate Investment Consideration (as reduced by the amount equal to the Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Event on account of any Resale Transaction with respect to any Investment) with respect to all such Investments plus Contingent Obligations incurred pursuant to Section 11.4(f) plus Intercompany Investments made pursuant to Section 11.8(j)(iii)(z) does not exceed $7,500,000 per calendar year; provided, further, that none of the Company or any of its Subsidiaries shall commit to make any Investment unless such Investment is then permitted hereunder;

                  (f) each of the Company and its Subsidiaries may make or commit to make loans to officers and directors of the Company and its Subsidiaries in the ordinary course of business to the extent permitted by applicable law, in an aggregate principal amount which, in the aggregate with all then outstanding Contingent Obligations permitted by Section 11.4(g), does not exceed $7,000,000 at any one time outstanding from the Company and its Subsidiaries to all such officers and directors;

                  (g) the Company (and, in the case of clause (ii) below, the Company's Domestic Subsidiaries) may make or commit to make investments in (i) open-market purchases of common stock of Revlon and (ii) any other investment available to highly compensated employees under any "excess 401-(k) plan" of the Company (or any of its Domestic Subsidiaries, as applicable), in each case to the extent necessary to permit the Company (or such Domestic Subsidiary, as applicable) to satisfy its obligations under such "excess 401-(k) plan" for highly compensated employees; provided, however, that the aggregate amount of such purchases and other investments under this Section 11.8(g) together with any Restricted Payments made as permitted under Section 11.7(a)(iii) does not exceed $8,000,000 in any year and (ii) amounts available pursuant to this
Section 11.8(g) to be utilized for investments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year;

                  (h) subject to the limitations set forth in Section 11.7(a)(iii), each of the Company and its Subsidiaries may make or commit to make investments from time to time in connection with the transactions contemplated by Section 11.7(a)(iii);

                  (i) each of the Company and its Subsidiaries may make or commit to make Permitted Acquisitions; and

                  (j) each of the Company and its Subsidiaries may make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase any Stock or Stock Equivalents, bonds, notes, debentures or other securities of, or make any other investment in, any of the Company (except for any Stock, Stock Equivalents or bonds, notes, debentures or other securities or other Indebtedness, other than intercompany Indebtedness incurred in the ordinary course of business, of the Company) or any Subsidiary (each an "Intercompany Investment"); provided, however, that with respect to any Intercompany Investment made after the date hereof by the Company or any Domestic Subsidiary in any Subsidiary that is not a Guarantor, (i) such Intercompany Investment shall only be made in the ordinary course of business or consistent with past practice, (ii) if such Intercompany Investment is made in cash as an advance, loan or other extension of credit, such Intercompany Investment shall be evidenced by an intercompany note which, in the case of any such note held by the Company or any Subsidiary Guarantor, shall be promptly pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the relevant Security Documents and (iii) if such Intercompany Investment is made in cash as a capital contribution, such Intercompany Investment shall only be made in a Foreign Subsidiary (w) in an aggregate amount such that after giving effect thereto, such Foreign Subsidiary (A) is in compliance with all material Requirements of Law applicable to it with respect to capitalization, (B) has sufficient capital with which to conduct its business in accordance with past practice and (C) is not undercapitalized to such an extent that, solely as a result of such undercapitalization, (I) any creditor of such Foreign Subsidiary would be deemed under the laws of any relevant jurisdiction to owe a fiduciary duty to any other creditor of such Foreign Subsidiary or (II) if applicable, the Local Loans made or the Acceptances created by the relevant Local Fronting Lender to such Foreign Subsidiary would be subordinated to any obligations of such Foreign Subsidiary owing to any other Person, (x) to the extent that on the date of such contribution, the cash contributed to the capital of the applicable Foreign Subsidiary, if loaned or advanced through an intercompany loan evidenced by a note, would either (A) not cause the Company or the Domestic Subsidiary of the Company acquiring such note to be deemed to be doing business in any jurisdiction outside of the United States or otherwise subject to taxation or regulation in such jurisdiction or (B) not require the Foreign Subsidiary issuing such note to withhold from any payment made in respect thereof any amount now or hereafter imposed, levied, collected or assessed by any relevant jurisdiction, or any political subdivision or taxing authority thereof or therein, (y) in connection with any sale, transfer or other disposition of capital stock or other equity interests or assets of such Foreign Subsidiary permitted hereunder, to the extent that the aggregate amount of such capital contribution does not exceed the aggregate amount outstanding of any Indebtedness and other obligations of such Foreign Subsidiary owing to the Company or any of its Domestic Subsidiaries that was in each case created or otherwise incurred on or prior to the date of such sale, transfer or other disposition and which Indebtedness and other obligations are outstanding immediately prior to such sale, transfer or other disposition or (z) in connection with the formation or organization of such Foreign Subsidiary, to the extent that the amounts expended pursuant to this Section 11.8(j)(iii)(z) plus amounts expended pursuant to Section 11.8(e) do not exceed $7,500,000 per calendar year.

                  Section 11.9 Limitation on Payments on Account of Debt; Synthetic Purchase Agreements. The Company will not, and will not permit any of its Subsidiaries to:

                  (a) amend, waive, supplement or otherwise modify in any material respect (including without limitation, amendments of the interest rate or payment terms thereof) (i) any Indenture or any agreement governing the Subordinated Notes or any agreement governing any refinancing Indebtedness of the Indentures or the Term Loans incurred pursuant to Section 11.2(b), if the proposed amendment, waiver or supplement is adverse to the Lenders, (ii) any agreement governing the M&FH Loans on terms and conditions (taken as whole) unless such amendment, waiver, supplement or modification is no less favorable to the Company or the Lenders than the terms and conditions of the M&FH Loans as in effect on the Closing Date (taken as a whole), (iii) any Indebtedness permitted pursuant to Section 11.2(o), if the proposed amendment, waiver or supplement is adverse to the Lenders or (iv) any other Indebtedness not permitted pursuant to the terms of this Agreement as in effect on the date hereof but entered into with the consent of the Required Lenders;

                  (b) amend, waive, supplement or otherwise modify any Capital Contribution Note;

                  (c) directly or indirectly, defease, or make or commit to make any optional prepayment of, or otherwise repurchase, any of its Indebtedness, except:

                  (i) Indebtedness under this Agreement;

                  (ii) Indebtedness which is (A) permitted by paragraphs (c),
         (d), (f), (g) through (m) and (o) of Section 11.2 or (B) described in
         Section 7.3(e)(iii);

                  (iii) Indebtedness (other than under the Indentures) permitted by Section 11.2(b) and (i) upon any refinancing thereof in accordance with the provisions of such Section 11.2(b) and (i), respectively;

                  (iv) (A) Indebtedness under the Designated Senior Secured Indenture, (B) Indebtedness under the Subordinated Notes Indenture with proceeds of any refinancing of such Indebtedness pursuant of
         Section 11.2(b) or with proceeds of any Capital Contribution and any Subordinated Notes remaining outstanding after such refinancing, (C) Indebtedness under the 8-1/8% Senior Notes Indenture with proceeds of any refinancing of such Indebtedness pursuant of Section 11.2(b) or with proceeds of any Capital Contribution, (D) Indebtedness under the 9% Senior Notes Indenture with proceeds of any refinancing of such Indebtedness pursuant of Section 11.2(b), and (E) Indebtedness under the Subordinated Notes Indenture, the 8-1/8% Senior Notes Indenture or the 9% Senior Notes Indenture or any other Indebtedness maturing prior to the Term Loan Maturity Date in an aggregate amount not to exceed 50% of the Excess Cash Flow in any fiscal year; provided, however, that (1) the prepayment required by Section 7.3(c) with respect to such fiscal year has been made and (2) the Aggregate Actual Outstanding Multi-Currency Extensions of Credit (other than Undrawn L/C Obligations) at the time of such redemption, repurchase, defeasance or repayment is $50,000,000 or less;

                  (v) Indebtedness that is repaid with the proceeds of Equity Offerings by Revlon; and

                  (d) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                  Section 11.10 Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, (a) engage in any transaction with any Affiliate of the Company, except upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, or (b) sell, transfer, convey, assign or otherwise dispose of any material asset to any Affiliate of the Company; provided, however, that nothing contained in this Section 11.10 shall prohibit (x) the Company from making Restricted Payments permitted by Section 11.7, (y) the Company or any of its Subsidiaries from engaging in any transaction pursuant to and in accordance with the Occupancy Agreement, dated as of June 1, 2001, between M&FG and the Company, as amended by Amendments thereto dated as of October 14, 2003 and June 14, 2004 and (z) payments required to be made by the Company with respect to its obligations under the Company Tax Sharing Agreement.

                  Section 11.11 Hazardous Materials. The Company will not, and will not permit any of its Subsidiaries to, cause or knowingly permit any of the Mortgaged Properties or any other of its assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all respects with all applicable Environmental Laws and in a manner that would not reasonably be expected to result in a liability under any applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any act or omission on its part, or on the part of any tenant or subtenant, of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that would reasonably be expected to result in a liability under any applicable Environmental Laws, except where such non-compliance or liability would not be reasonably likely to have a Material Adverse Effect.

                  Section 11.12 Accounting Changes. (a) The Company will not, and will not permit any of its Subsidiaries to, make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by the Company in the audited financial statements contained in its Annual Report on Form 10-K for its fiscal year ended December 31, 2003, unless (i) such changes are required or permitted by GAAP, (ii) such changes are disclosed to the Lenders through the Administrative Agents or otherwise and (iii) if requested by the Administrative Agents, relevant prior financial statements are reconciled (in form and detail reasonably satisfactory to the Administrative Agents) to show comparative results and reconciliations.

                  (b) Notwithstanding anything to the contrary contained herein, compliance with the financial covenants contained in Section 11.1 shall be determined based upon GAAP as in effect as of the date of, and as used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2003.

                  Section 11.13 Limitation on Negative Pledge Clauses. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than the Loan Documents and documents related to the M&FH Loans) with any Person which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien securing the Payment Obligations upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, however, that any of the Company and its Subsidiaries may enter into any such agreement to the extent that such agreement is in connection with a Lien permitted by paragraph
(c), (d), (f), (h), (j), (k), (m), (n), (o), (p), or (q) of Section 11.3 and
any such prohibitions or limitations apply only to the property encumbered by such Lien.

                  Section 11.14 Amendment of Company Tax Sharing Agreement. The Company will not, and will not permit any of its Subsidiaries to, amend, modify, change, waive, cancel or terminate any term or condition of the Company Tax Sharing Agreement in a manner adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.

                  Section 11.15 Limitations on Restrictions on Subsidiary Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other investments in, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, except (i) pursuant to the Loan Documents, (ii) any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by Section 11.2(l) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) pursuant to any agreement relating to a disposition of property of the Company or any Subsidiary permitted under this Agreement, to the extent such restrictions restrict the transfer of the property subject to such agreement.

                  Section 11.16 Limitation on Activities of RPH. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Company shall not cause or permit RPH to (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), in each case, other than (i) those incidental to RPH's ownership and licensing of the Intellectual Property transferred to it in connection with the Company's disposition of its professional products business and (ii) nonconsensual obligations imposed by Requirement of Law and obligations with respect to its capital stock.

                  Section 11.17 Prohibition on Speculative Hedging Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction involving Hedging Contracts, except as expressly permitted under this Agreement and for the sole purpose of hedging in the ordinary course of business.

                                  Article XII

                               EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following events:

                  (a) Payments. Failure by any Borrower to pay any principal of any Loan, Note or Draft, or any L/C Reimbursement Obligation, when due in accordance with the terms thereof and hereof; or failure by any Borrower to pay any interest on any Loan, Note or Draft, or any L/C Reimbursement Obligation, within five days after the date when due in accordance with the terms thereof and hereof or any fee or other amount payable in connection with any Loan Document within five days after the date when due; or

                  (b) Representations and Warranties. Any representation or warranty made or deemed made by any Borrower or any other Loan Party in any Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made; or

                  (c) Certain Covenants.

                  (i) Default by any Loan Party in the observance or performance of any negative covenant or agreement contained in Section 11.1(b), which Default either (A) has been specified in a written notice to the Company as an Event of Default by the Multi-Currency Administrative Agent, at the direction of the Required Multi-Currency Lenders, or (B) has continued for a period of 45 days without being cured or waived by the Required Multi-Currency Lenders; or

                  (ii) Default by any Loan Party in the observance or performance of any other negative covenant or agreement contained in
         Article XI; or

                  (iii) Default by any Loan Party in the observance of any covenant or agreement contained in Sections 10.4 (with respect to the first sentence thereof) or 10.7(a); or

                  (d) Other Covenants. Default by any Loan Party in the observance or performance of any other covenant or agreement contained or incorporated by reference in this Agreement or any other Loan Document and the continuance of such default unremedied for a period of 15 days; or

                  (e) Effectiveness of the Security Documents. On or after the Closing Date and subject to Section 10.16, (i) for any reason (other than any act on the part of any Agent or any Lender) any Security Document ceases to be or is not in full force and effect or any of the Liens intended to be created by any Security Document ceases to be or is not a valid and perfected Lien having the priority contemplated thereby with respect to Collateral having an aggregate fair market value in excess of $1,000,000 or (ii) any Borrower, or any other Loan Party shall assert in writing that any Security Document has ceased to be or is not in full force and effect; or

                  (f) Cross Default. Any of Revlon or any of its Subsidiaries shall Cross Default;

                  (g) Control Persons. (i) Any Person (or group of Persons acting in concert), other than Ronald O. Perelman or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative and his (or any of their) Affiliates (without giving effect to clause (a) of the definition thereof) (collectively, "ROP"), shall "control" the Company, as such term is used in Rule 405 promulgated under the Securities Act of 1933, as amended, or (ii) in the event that ROP ceases to so "control" the Company, any other Person (or group of Persons acting in concert) shall own, directly or indirectly, equity interests representing more than 25% of the total voting power represented by the issued and outstanding equity interests of the Company then entitled to vote in the election of the Board of Directors of the Company, or (iii) the Continuing Directors shall cease to constitute at least a majority of the board of directors of the Company; or

                  (h) Ownership. Revlon shall at any time for any reason cease to be the beneficial and record owner of 100% of the outstanding shares of capital stock and other equity interests of the Company; or

                  (i) Default under Company Tax Sharing Agreement. At any time, any party (other than the Company or any of its Subsidiaries) shall default in its payment obligations under the Company Tax Sharing Agreement; or

                  (j) Commencement of Bankruptcy or Reorganization Proceeding.
(i) Revlon, any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or,
(ii) there shall be commenced against Revlon, any Borrower or any of its Subsidiaries any such case, proceeding or other action referred to in clause
(h) which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days; provided, however, that each Borrower, for itself and as agent for each of its Subsidiaries, hereby expressly authorizes each Agent and each Lender to appear in any court conducting any such case, proceeding or other action during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (iii) there shall be commenced against Revlon, any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Revlon, any Borrower or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph (j); or (v) Revlon, any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (k) Material Judgments. (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability of $5,000,000 or more or any judgment or decree shall be entered against Revlon in excess of $20,000,000 (or, in each case, with respect to any other currency, the Equivalent thereof) and all such judgments or decrees shall not have been vacated, stayed, satisfied, discharged or bonded (or, if available subject to the foreign equivalent thereof) pending appeal within 60 days from the entry thereof (provided that no Event of Default shall arise under this Section 12(k) as a result of any such judgment or decree to the extent that (x) it is covered by a valid policy of insurance covering payment thereof which has been provided by an Eligible Insurer and (y) such Eligible Insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or decree) or (ii) any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause (i) or (ii), there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded (or, if available subject to the foreign equivalent thereof) pending appeal; or

                  (l) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity of the Company shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect; or

                  (m) Matters Relating to Subordinated and Other Indebtedness. On or after the Closing Date, (i) if for any reason (other than any act on the part of any Agent or any Lender) (A) any Affiliate Subordination Letter then required to be delivered by an Affiliate pursuant to the terms of this Agreement shall cause to be or shall not be in full force and effect or (B) any Affiliate which is party to an Affiliate Subordination Letter shall assert in writing that the Affiliate Subordination Letter to which it is a party has ceased to be or is not in full force and effect or (ii) any Subordinated Notes or other Indebtedness (other than trade credit in the ordinary course of business and any Capital Contribution Note) of the Company or any of its Subsidiaries shall be held by (or otherwise owing to) any Affiliate of the Company (other than officers and directors of the Company) if such Affiliate has not executed and delivered an agreement substantially in the form of the Affiliate Subordination Letter within ten Business Days following the acquisition of such Indebtedness by such Affiliate; provided, however, that an Affiliate Subordination Letter shall not be required to be delivered with respect to (i) trade credit in the ordinary course of business, (ii) any Capital Contribution Note, (iii) any M&FH Loan, (iv) any Indebtedness permitted under Section 11.2(o) or (v) any Indebtedness of the Company or any of its Subsidiaries of a class that is publicly held or issued pursuant to a Rule 144A offering, including Indebtedness issued pursuant to an Indenture; or

                  (n) Additional Subsidiaries. Revlon shall create or otherwise have any direct Subsidiary other than the Company; or

                  (o) Capital Contributions. (i) Revlon shall fail to promptly (and in any event within five Business Days following receipt by it of the applicable Net Proceeds) make Capital Contributions to the Company in an amount equal to 100% of the Net Proceeds of any Equity Offering (other than amounts which are applied by Revlon to repurchase, repay, defease or redeem any Subordinated Notes, 8-1/8% Senior Notes, 9% Senior Notes or other Indebtedness for borrowed money of the Company scheduled to mature prior to the Term Loan Maturity Date, which Indebtedness so purchased is substantially concurrently contributed by Revlon to the capital of the Company or transferred in exchange for Stock of the Company), (ii) Revlon shall fail to make by March 31, 2006 Capital Contributions to the Company in an amount not less than (A) $109,700,000 minus (B) any amounts applied by Revlon to repurchase, repay, defease or redeem any Subordinated Notes, 8-1/8% Senior Notes, 9% Senior Notes or other Indebtedness for borrowed money of the Company scheduled to mature prior to the Term Loan Maturity Date, which Indebtedness so purchased is concurrently contributed by Revlon to the capital of the Company or transferred in exchange for Stock of the Company or (iii) the Company shall fail to promptly apply any Capital Contributions received pursuant to clause (ii) above to repurchase, repay, defease or redeem first, the 8-1/8% Senior Notes and the 9% Senior Notes then outstanding and second, if the 8-1/8% Senior Notes Redemption and the 9% Senior Notes Redemption shall have occurred, the Subordinated Notes; or

                  (p) Revlon Operations. Revlon shall have any meaningful assets (other than any Capital Contribution Notes or rights with respect to the Mafco Investment Agreement, the Company Tax Sharing Agreement, the Stockholders Agreement, the Mafco Support Agreement and the Fidelity Support Agreement) or Indebtedness (other than (w) Indebtedness the Net Proceeds of which are applied to prepay the Term Loans and reduce the Agreegate Multi-Currency Commitments to the extent required by Section 7.3(e)(i), (x) Indebtedness of the type contemplated by clause (i) of the definition of such term, (y) Indebtedness in respect of the Guaranty and (z) Indebtedness in respect of the Indentures) or shall conduct any meaningful business, other than (i) its ownership of the Company and (ii) such activities as are customary for a publicly traded holding company which is not itself an operating company; or

                  (q) M&FH Loans. Any M&FH Lender shall have failed to fund any binding commitments by such M&FH Lender under any agreement governing any M&FH Loan, which request shall be sent promptly to the Administrative Agents pursuant to Section 10.2(f) hereof; or

                  (r) Designated Senior Secured Notes. The Company shall not have repurchased, repaid, defeased or redeemed in full all of the Designated Senior Secured Notes issued and outstanding under the Designated Senior Secured Indenture within 60 days after the Closing Date; or

                  (s) Subordinated Notes. The Subordinated Notes or the guarantees thereof (or any refinancing Indebtedness of the Subordinated Notes incurred pursuant to Section 11.12(b)) shall cease, for any reason, to be validly subordinated to the Payment Obligations as provided in the Subordinated Note Indenture (or the agreement governing such refinancing Indebtedness) or the trustee in respect of the Subordinated Notes (or the agreement governing such refinancing Indebtedness) or the holders of at least 25% in aggregate principal amount of the Subordinated Notes (or such refinancing Indebtedness) shall so assert;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (j) of this Section 12 with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the Drafts shall immediately become due and payable, and (y) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Multi-Currency Lenders, the Multi-Currency Administrative Agent may, or upon the request of the Required Multi-Currency Lenders, the Multi-Currency Administrative Agent shall, by notice to the Company, declare the Aggregate Multi-Currency Commitment to be terminated forthwith, whereupon the Aggregate Multi-Currency Commitment shall immediately terminate; and/or (ii) with the consent of the Required Multi-Currency Lenders, the Multi-Currency Administrative Agent may, or upon the request of the Required Multi-Currency Lenders, the Multi-Currency Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Borrowing Subsidiaries), declare all or any part of the Revolving Credit Loans, Swing Line Loans, Local Loans and Acceptances (with accrued interest thereon) and any other amounts owing under this Agreement to the Multi-Currency Lenders (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Revolving Credit Notes and the Drafts to be due and payable forthwith, whereupon the same shall immediately become due and payable; and/or (iii) with the consent of the Required Term Loan Lenders, the Term Loan Administrative Agent may, or upon the request of the Required Term Loan Lenders, the Term Loan Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Borrowing Subsidiaries), declare all or any part of the Term Loans (with accrued interest thereon) and any other amounts owing under this Agreement to the Term Loan Lenders and the Term Loan Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. In addition to the remedies set forth above, the Administrative Agents may direct the Collateral Agent to exercise any remedies provided for by the Security Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit as collateral security for such Letters of Credit in a Cash Collateral Account an amount of cash in Dollars equal to the Deposit Requirement in effect at such time. Amounts held in such Cash Collateral Account shall be applied by the Multi-Currency Administrative Agent (in such order as it shall elect) to the payment of the Payment Obligations on account of the Letters of Credit which are then or thereafter due and payable and to cause any then-outstanding Undrawn L/C Obligations to be Fully Secured. Following the payment of all such Payment Obligations and the termination of all Letters of Credit, any balance remaining in such Cash Collateral Account shall be applied in accordance with the Intercreditor Agreement.

                  Except as expressly provided above in this Article XII, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                 Article XIII

                                   THE AGENTS

                  Section 13.1 Authorization and Action.

                  (a) Each Multi-Currency Lender and each Issuing Lender hereby appoints Citicorp as the Multi-Currency Administrative Agent hereunder, and each Multi-Currency Lender and each Issuing Lender authorizes the Multi-Currency Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Multi-Currency Administrative Agent under such documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Multi-Currency Lender and each Issuing Lender hereby authorizes the Multi-Currency Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Multi-Currency Administrative Agent is a party, to exercise all rights, powers and remedies that the Multi-Currency Administrative Agent may have under such Loan Documents.

                  (b) Each Term Loan Lender hereby appoints Citicorp as the Term Loan Administrative Agent hereunder and each Term Loan Lender authorizes the Term Loan Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Term Loan Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Term Loan Lender hereby authorizes the Term Loan Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Term Loan Administrative Agent is a party, to exercise all rights, powers and remedies that the Term Loan Administrative Agent may have under such Loan Documents.

                  (c) Each Lender and each Issuing Lender hereby acknowledges the appointment of Citicorp as the Collateral Agent, and hereby authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers, as set forth in the Intercreditor Agreement.

                  (d) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of (i) in the case of the Multi-Currency Administrative Agent, the Required Multi-Currency Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Multi-Currency Lenders), and such instructions shall be binding upon each Multi-Currency Lender and each Issuing Lender, (ii) in the case of the Term Loan Administrative Agent, the Required Term Loan Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Term Loan Lenders), and such instructions shall be binding upon each Term Loan Lender, and (iii) in the case of the Collateral Agent, as set forth in the Intercreditor Agreement, and such instructions shall be binding upon each Lender and each Issuing Lender (in each case, subject to any limitations imposed thereon in the Intercreditor Agreement); provided, however, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the applicable Lenders and the Issuing Lenders with respect to such action or (ii) is contrary to this Agreement or any Requirement of Law. Each Agent agrees to give to each applicable Lender and Issuing Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (e) In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of (i) the applicable Lenders, (ii) in the case of the Multi-Currency Administrative Agent, the Issuing Lenders and (iii) in the case of the Collateral Agent, the Secured Parties and its duties are entirely administrative in nature. No Agent assumes, or shall be deemed to have assumed, any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Lender, Secured Party or holder of any other Payment Obligation. Each Agent may perform any of their duties under any Loan Document by or through their agents or employees.

                  (f) The Arranger and the Syndication Agent shall have no obligations or duties whatsoever in such capacities under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacities.

                  Section 13.2 Agents' Reliance, Etc. None of the Agents, any of their Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, each of the Agents (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 14.6, (b) may rely on the Register to the extent set forth in Section 14.6, (c) may consult with legal counsel (including counsel to the Company or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuing Lender and shall not be responsible to any Lender or Issuing Lender for any statements, warranties or representations made by or on behalf of Revlon, the Company or any of the Company's Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Borrower or any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuing Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 13.3 Posting of Approved Electronic Communications.

                  (a) Each of the Lenders, the Issuing Lenders and the Borrowers agree, and the Company shall cause each Subsidiary Guarantor to agree, that the Agents may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuing Lenders by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Agents to be their electronic transmission system (the "Approved Electronic Platform").

                  (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agents from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Lenders and the Borrowers acknowledges and agrees, and the Company shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuing Lenders and the Borrowers hereby approves, and the Company shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Company shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution.

                  (c) THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENTS OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE "AGENT AFFILIATES") WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

                  (d) Each of the Lenders, the Issuing Lenders and the Borrowers agree, and the Company shall cause each Subsidiary Guarantor to agree, that the Administrative Agents may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agents' generally-applicable document retention procedures and policies.

                  Section 13.4 The Agents Individually. With respect to its Commitments and Loans, the Multi-Currency Administrative Agent, the Term Loan Administrative Agent and the Collateral Agent, each in their individual capacity, shall each have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Term Loan Lenders", "Revolving Credit Lenders", "Required Term Loan Lenders", "Required Multi-Currency Lenders", "Required Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Administrative Agent and the Collateral Agent in its individual capacity as a Lender, a Term Loan Lender, a Multi-Currency Lender or as one of the Required Term Loan Lenders, Required Multi-Currency Lenders or Required Lenders. Any Administrative Agent or Collateral Agent or any of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Borrower and any Loan Party as if such Person were not acting as an Agent.

                  Section 13.5 Lender Credit Decision. Each Lender and each Issuing Lender acknowledges that it shall, independently and without reliance upon the Administrative Agents or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrowers and each Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuing Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  Section 13.6 Indemnification. Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Company), from and against such Lender's Commitment Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Company or another Loan Party.

                  Section 13.7 Successor Agent. Subject to the terms of this
Section 13.7, each Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, (a) the Required Term Loan Lenders shall have the right to appoint a successor Term Loan Administrative Agent and (b) the Required Multi-Currency Lenders shall have the right to appoint a successor Multi-Currency Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the applicable Lenders, appoint a successor Administrative Agent selected from among the applicable Lenders. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this
Article XIII as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no Lender has accepted appointment as a successor Term Loan Administrative Agent or Multi-Currency Administrative Agent within 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Required Term Loan Lenders or the Required Multi-Currency Lenders, as the case may be, shall assume and perform all of the duties of the retiring Term Loan Administrative Agent or Multi-Currency Administrative Agent hereunder until such time, if any, as the Required Term Loan Lenders or the Required Multi-Currency Lenders, as the case may be, appoint a successor agent as provided for above. The resignation and removal of the Collateral Agent shall be governed by the Intercreditor Agreement.

                  Section 13.8 Concerning the Collateral and the Security Documents.

                  (a) Each Multi-Currency Lender and each Issuing Lender agrees that any action taken by the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Multi-Currency Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Multi-Currency Administrative Agent or the Required Multi-Currency Lenders (or, where so required, such greater proportion of the Multi-Currency Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Multi-Currency Lenders and the Issuing Lenders. Each Term Loan Lender agrees that any action taken by the Term Loan Administrative Agent or the Required Term Loan Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Term Loan Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Term Loan Administrative Agent or the Required Term Loan Lenders (or, where so required, such greater proportion of the Term Loan Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Term Loan Lenders. Each Lender and each Issuing Lender agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, the Issuing Lenders and the other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Lenders with respect to all payments and collections arising in connection with the Collateral and with the Security Documents, (ii) execute and deliver each Security Document and accept delivery of each such agreement delivered by Revlon, the Company or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuing Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Administrative Agent, Lender and each Issuing Lender to act as collateral sub-agent for the Administrative Agents, Collateral Agent, the Lenders, the Issuing Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Administrative Agent, Lender or such Issuing Lender, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Security Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, upon receipt of instructions from the applicable Administrative Agent pursuant to the Intercreditor Agreement, exercise all remedies given to the Administrative Agents, the Lenders, the Issuing Lenders and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Administrative Agents, the Lenders and the Issuing Lenders hereby authorizes and directs the Collateral Agent (without any further notice or consent) to, promptly release or subordinate any Lien as set forth in Section 9 of the Intercreditor Agreement.

                                  Article XIV

                                 MISCELLANEOUS

                  Section 14.1 Amendments and Waivers.

                  (a) Except as otherwise expressly provided in this Agreement or the Intercreditor Agreement, the Administrative Agents, on the one hand, and the Company, on the other hand, may from time to time with the prior written consent of the Required Lenders enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Loan Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and with the written consent of the Required Lenders, the Administrative Agents, on behalf of the Lenders, may execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to the Loan Parties, as the case may be, party to any Loan Document, or any Default or Event of Default and its consequences; provided, however, that:

                  (i) without the consent of any Lender, the Company and the Administrative Agents may enter into any amendment necessary to implement the terms of a Facilities Increase in accordance with the terms of this Agreement (as in effect on the Closing Date);

                  (ii) with the consent of only the Multi-Currency Administrative Agent and the Supermajority Multi-Currency Lenders and the Company, the Multi-Currency Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) related to the Borrowing Base and any provisions (including advance rates) relating to the Maximum Multi-Currency Availability;

                  (iii) with the consent of only the Multi-Currency Administrative Agent and the Required Multi-Currency Lenders and the Company, the Multi-Currency Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) (A) under Article III (Revolving Credit Sub-Facility), Article IV (Swing Line Sub-Facility), Article V (Letter of Credit Sub-Facility) and Article VI (Local Loan Sub-Facility) and any other provisions related solely to the borrowings (including any conditions to such borrowings or the Facility Increase and increases to interest rates and fees) and payment procedures under the Multi-Currency Facility, (B) solely affecting the relative rights, remedies, obligations and priorities among the Multi-Currency Lenders, which does not adversely affect any Term Loan Lender and (C) related to Section 11.1(b) prior to the occurrence of any Event of Default arising thereunder (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the Aggregate Multi-Currency Commitment, it being understood that any Facility Increase permitted under this Agreement as of the Closing Date does not constitute such increase);

                  (iv) with the consent of only the Term Loan Administrative Agent and the Required Term Loan Lenders and the Company, the Term Loan Administrative Agent may amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) (A) under Article II (Term Loan Commitment) and any other provisions related solely to the borrowings (including any conditions to such borrowings and increases to interest rates and fees) and payment procedures under the Term Loan Facility and (B) solely affecting the relative rights, remedies, obligations and priorities among the Term Loan Lenders, which does not adversely affect any Multi-Currency Lender (in each case, except to the extent any such amendment, supplement, modification or waiver would result in an increase of the Aggregate Term Loan Commitment or the aggregate outstanding principal amount of the Term Loans);

                  (v) (A) no amendment, waiver or consent shall, unless in writing and signed by any Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents, (B) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, Issuing Lender or Local Fronting Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender, Issuing Lender or Local Fronting Lender, respectively, under this Agreement or the other Loan Documents and (C) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 14.6(f), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder;

                  (vi) no amendment, supplement or modification of, or waiver or consent under, any of the Security Documents to which the Collateral Agent is a party shall be effective unless in writing and signed by the Collateral Agent (at the direction of the applicable Administrative Agent or Lenders pursuant to the Intercreditor Agreement) in addition to the Agents and Lenders required above to take such action; and

                  (vii) the Administrative Agents may, with the consent of the Company, amend, modify or supplement any Loan Document to cure any ambiguity, typographical error, defect or inconsistency;

provided, further, that, except as otherwise expressly provided in this Agreement or the Intercreditor Agreement, no such waiver, amendment, supplement or modification shall be effective to, without the prior written consent, in addition to the Lenders required above to take such action, of each Lender directly affected thereby:

                  (viii) (A) modify the Commitment of such Lender or subject such Lender to any additional obligation, (B) extend any scheduled final maturity of any Loan owing to such Lender, (C) waive or reduce, or postpone or cancel any scheduled date fixed for the payment of (it being understood that any mandatory prepayment required under Section
         7.3 does not constitute any scheduled date fixed for payments), principal of or interest on any such Loan or any fees owing to such Lender, (D) reduce, or release any Borrower from its obligations to repay, any other Payment Obligation owed to such Lender or (E) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement;

                  (ix) amend, modify or waive any provision of Section 7.4 (Application of Payments and Commitment Reductions), Section 7.15 (Pro Rata Treatment and Payments) or Section 14.7 (Adjustments; Set-off);

                  (x) expressly subordinate any of the Payment Obligations or Liens securing the Payment Obligations, except in accordance with this Agreement and the Intercreditor Agreement;

                  (xi) (A) amend, modify or waive this Section 14.1 or any other provision specifying the Agents, Lenders or group of Lenders required for any amendment, modification or waiver thereof or (B) change the respective percentages specified in the definition of "Required Lenders," "Required Multi-Currency Lenders," or "Required Term Loan Lenders"; or

                  (xii) release (A) all or substantially all of the Collateral provided for in the Security Documents, (B) the guarantee obligations of Revlon provided for in any Security Document or (C) the guarantee obligations of all or substantially all of the Guarantors (other than Revlon) provided for in the Security Documents.

                  (b) Any waiver, amendment, supplement or modification pursuant to this Section 14.1 shall apply equally to each of the Lenders and shall be binding upon the Lenders and all future holders of any of the Loans, the Notes, the L/C Reimbursement Obligations and all other Payment Obligations. In the case of such waiver, the parties to the Loan Documents, the Lenders, the Collateral Agent and the Administrative Agents shall be restored to their former positions and rights hereunder and under the Notes and the Security Documents, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Administrative Agents shall, as soon as practicable, furnish a copy of each such amendment, supplement, modification or waiver to each Lender.

                  (c) To the extent (a) the consent of any Lender in its capacity as a Multi-Currency Lender or a Term Loan Lender, as applicable, is required, but not obtained (any such Lender whose consent is not obtained as described in this Section 14.1(c) being referred to as a "Non-Consenting Lender") in connection with any proposed amendment, modification, supplement or waiver (a "Proposed Change") and (b) the applicable Administrative Agent shall have consented to such Proposed Change, at the request of the Company and with the consent of such Administrative Agent (in its sole discretion exercised reasonably), any Eligible Assignee reasonably acceptable to such Administrative Agent (which Eligible Assignee may be the Lender acting as such Administrative Agent and shall have consented to such Proposed Change) shall have the right (but not the obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender shall, upon the request of such Administrative Agent, sell and assign to such Eligible Assignee all of (i) the Multi-Currency Commitments, the Multi-Currency Loans and the Aggregate Actual Outstanding Multi-Currency Extensions of Credit or (ii) the Term Loan Commitments and the Term Loans, as the case may be, of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans held by such Non-Consenting Lender under clause (i) or (ii) above and all accrued and unpaid interest and fees with respect thereto through the date of such sale and purchase (the "Purchase Amount"); provided, however, that such sale and purchase (and the corresponding assignment) shall not be effective until (A) such Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to such Administrative Agent and the Company whereby such Eligible Assignee shall agree to be bound by the terms hereof, (B) such Non-Consenting Lender shall have received the Purchase Amount from such Eligible Assignee and (C) in the case of clause (ii) above, the Company shall have paid such Non-Consenting Lender an amount equal to the Prepayment Fee, if any, on the aggregate outstanding principal amount of all Term Loans subject to such sale and purchase (which sale and purchase shall constitute a prepayment of such Term Loans). Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the applicable Administrative Agent (x) an Assignment and Acceptance to evidence such sale and assignment and (y) to the extent the Commitments and Loans subject to such Assignment and Acceptance are evidenced by a Note or Notes, such Note or Notes; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance or deliver such Note or Notes shall not render such sale and purchase (and the corresponding assignment) invalid.

                  Section 14.2 Notices. (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement or any other Loan Document shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                  (i) if to the Company:

                           Revlon Consumer Products Corporation
                           237 Park Avenue
                           New York, New York 10017
                           Attention: Senior Vice President and Treasurer
                           Telecopy: (212) 527-5530
                           E-Mail Address:  steven.schiffman@revlon.com

                           with a copy (other than of items relating to funding and payments) to:

                           Revlon Consumer Products Corporation
                           237 Park Avenue
                           New York, New York 10017
                           Attention: Executive Vice President, Chief Legal Officer and General Counsel
                           Telecopy: (212) 527-5693
                           E-Mail Address:  robert.kretzman@revlon.com

                  (ii) if to any Lender, at its lending office specified opposite its name on Schedule I or on the signature page of any applicable Assignment and Acceptance;

                  (iii) if to any Issuing Lender, at the address set forth under its name on Schedule I; and

                  (iv) if to the Administrative Agents or the Swing Line
         Lender:

                           Citicorp USA, Inc.
                           388 Greenwich Street, 19th Floor
                           New York, New York 10013
                           Attention: James J. McCarthy
                           Telecopy no: (212) 816-2613
                           E-Mail Address: james.j.mccarthy@citigroup.com

                           with a copy (other than of items relating to funding and payments) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153-0119
                           Attention: Daniel S. Dokos
                           Telecopy no:  (212) 310-8007
                           E-Mail Address:  daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of the Company, the Administrative Agents and the Swing Line Lender, to the other parties and (y) in the case of all other parties, to the Company and the Administrative Agents.

                  (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon delivery, (ii) if delivered by first class, postage prepaid mail, five days after deposited in the mails, (iii) except to any Loan Party, if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agents pursuant to Article II, Article III, Article IV, Article V, Article VI, Article VII and Article XIII shall not be effective until received by the Administrative Agents.

                  (c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless either Administrative Agent requests that the provisions of clauses (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to each Administrative Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agents) to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as such Administrative Agent may notify the Company. Nothing in this clause(c) shall prejudice the right of such Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

                  Section 14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agents, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 14.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  Section 14.5 Payment of Expenses. (a) The Company shall, and shall cause each other Loan Party to, upon demand, pay, or reimburse each Agent, for all of such Agent's reasonable and invoiced internal audit, appraisal and valuation costs and expenses and all reasonable and invoiced out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Agents' counsel, Weil, Gotshal & Manges LLP (or any other primary counsel selected by such Agent), local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by such Agent in connection with any of the following: (i) each Administrative Agent's audit and investigation of the Company and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or such Administrative Agent's periodic audits of the Company or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article
IX), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions as contemplated by the Agreement), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to each Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Payment Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Payment Obligations, any Loan Party, any of the Company's Subsidiaries, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which such Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Payment Obligations, any Loan Party, any of the Company's Subsidiaries, this Agreement or any other Loan Document or
(viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

                  (b) The Company further agrees to, and to cause each other Loan Party to, pay or reimburse each of the Agents and each of the Lenders and Issuing Lenders upon demand for all out-of-pocket costs and expenses, including reasonable and invoiced attorneys' fees (including costs of counsel and costs of settlement), incurred by such Agents, such Lenders or such Issuing Lenders in connection with any of the following: (i) in enforcing any Loan Document or Payment Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Payment Obligations, any Loan Party, any of the Company's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

                  (c) Any obligation of the Company or any other Loan Party pursuant to this Section 14.5 shall survive Full Satisfaction of the Payment Obligations.

                  Section 14.6 Assignments and Participations; Binding Effect.
(a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Credit Loans, the Swing Line Loans, the Local Loans, the Acceptances and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Aggregate Actual Outstanding Multi-Currency Extensions of Credit and Multi-Currency Commitments, such assignment shall cover the same percentage of such Lender's Aggregate Actual Outstanding Multi-Currency Extensions of Credit and Multi-Currency Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Term Loans, and $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Multi-Currency Commitments, except, in either case, (A) with the consent of the Company and the applicable Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Related Fund of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Related Fund of a Lender, such assignment shall be subject to the prior consent of the applicable Administrative Agent and the Company (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 14.6, the consent of the Company shall not be required (x) for any assignment occurring when any Event of Default shall have occurred and be continuing and (y) for any assignment by an Administrative Agent or any Affiliate or Related Fund of an Administrative Agent of the Commitments or Loans held on the Closing Date by an Administrative Agent or any such Affiliate or Related Fund if such assignment is made as part of the primary syndication of the Term Loan Facility and the Multi-Currency Facility.

                  (b) The parties to each such assignment shall execute and deliver to the applicable Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 14.1(c), the receipt by the applicable Administrative Agent from the assignee of an assignment fee in the amount of $3,500, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations (including without limitation the obligations under Section 7.12(c)) of a Lender hereunder; provided, however, that no Transferee (including an assignee that is already a Lender hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section 7.12 than that to which the assignor Lender would have been entitled to receive had no such assignment occurred, (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notification in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Payment Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto). Solely for purposes of calculating the assignment fee under this Section 14.6(b), multiple assignments on the same date by a Lender to its Affiliates or Related Funds shall constitute one assignment.

                  (c) Each Administrative Agent shall maintain at its address referred to in Section 14.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Term Loan Lenders and the Multi-Currency Lenders, as applicable, and the applicable Commitments of and principal amount of and interest with respect to the Loans and L/C Obligations owing to each applicable Lender from time to time (each, a "Register"). Any assignment pursuant to this
Section 14.6 shall not be effective until such assignment is recorded in such Register. The entries in each Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agents and the Lenders may treat each Person whose name is recorded in such Register as a Lender for all purposes of this Agreement. All information contained in each Register as to any Lender shall be available for inspection by the Company, the Administrative Agents or such Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything to the contrary contained herein, the Loans (including the Notes evidencing such Loans) and L/C Obligations are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans and L/C Obligations shall be transferable only upon notation of such transfer in the applicable Register. A Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 14.6 shall be construed so that the Loans and L/C Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agents shall act as the Company's agent for purposes of maintaining such notations of transfer in each Register.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the applicable Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the applicable Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall, if requested by such assignee, execute and deliver to the applicable Administrative Agent, new Notes to the order of such assignee in an amount equal to the Loans and Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Loans or Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Loans or Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes.

                  (f) In addition to the other assignment rights provided in this Section 14.6, each Lender may do each of the following:

                  (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Payment Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Payment Obligations for all purposes hereunder; and

                  (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agents or the Company, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agents or the Company, (1) any holder of, or trustee for the benefit of, the holders of such Lender's securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause
(i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 14.6 other than this clause (f) or clause (g) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Payment Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Company from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agents and the Lenders, Issuing Lenders and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Payment Obligations, amend this clause (f) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Section 7.9(d), 7.10 and 7.12 as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, the Company shall not, at any time, be obligated to make under
Section 7.9(d), 7.10 and 7.12 to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Company would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; provided, further, that any such Special Purpose Vehicle shall have complied with the requirements of Section 7.12.

                  (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to Term Loans, the Revolving Credit Loans, the Swing Line Loans, the Local Loans, the Acceptances and the Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for the payment of principal, interest or fees payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 9 of the Intercreditor Agreement. In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Payment Obligations for all purposes of this Agreement and (z) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 7.9(d), 7.10 and 7.12 as if it were a Lender; provided, however, that notwithstanding anything herein to the contrary, the Company shall not, at any time, be obligated to make any payment under Section 7.9(d),
7.10 and 7.12 to the participants in the rights and obligations of any Lender (together with such Lender) in excess of the amount the Company would have been obligated to pay to such Lender in respect of such interest had such participation not been sold; provided, further, that any such participant shall have complied with the requirements of Section 7.12.

                  (h) Any Issuing Lender may at any time assign its rights and obligations hereunder to any other Issuing Lender by an instrument in form and substance satisfactory to the Company, the Multi-Currency Administrative Agent, such Issuing Lender and such other Issuing Lender. If any Issuing Lender ceases to be an Issuing Lender hereunder by virtue of any assignment made pursuant to this Section 14.6, then, as of the effective date of such cessation, such Issuing Lender's obligations to issue Letters of Credit pursuant to Article V shall terminate and such Issuing Lender shall be an Issuing Lender hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  (i) This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agents and the Collateral Agent and when the Administrative Agents shall have been notified by each Lender and Issuing Lender that such Lender or Issuing Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agents, the Collateral Agent and each Lender and Issuing Lender and, in each case, their respective successors and assigns; provided, however, that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  Section 14.7 Adjustments; Set-off. (a) On the date of occurrence of any Event of Default specified in clause (i), (ii) or (iii) of
Section 12(j), each Lender shall be deemed to have purchased an interest in the Payment Obligations owing to each other Lender (and, to the extent necessary after giving effect to any actual recoveries on such Payment Obligations, shall actually fund such purchase) such that, after giving effect to all such purchases or deemed purchases, each Lender is owed directly or through such purchase or deemed purchase the portion of the aggregate amount of Payment Obligations then outstanding with respect to each of the Aggregate Term Loan Commitment and the Aggregate Multi-Currency Commitment equal to such Lender's ratable share of all Payment Obligations then outstanding with respect to each such Aggregate Commitment. Each Lender hereby acknowledges and agrees that its obligation to purchase such Payment Obligations in accordance with the provisions of this Section 14.7(a) shall be irrevocable and unconditional.

                  (b) Unless an Event of Default has occurred and is continuing, if any Syndicated Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Syndicated Lender, if any, in respect of such other Lender's Loans or L/C Reimbursement Obligations, as the case may be, owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Syndicated Lenders such portion of each such other Syndicated Lender's similar Loans or L/C Reimbursement Obligations, or shall provide such other Syndicated Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Syndicated Lenders which hold such Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or L/C Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion. After the delivery of a Notice of Actionable Default and prior to the withdrawal of all Notices of Actionable Default then pending, all payments or Collateral (or proceeds thereof) received by any Agent, Lender or Issuing Lender in contravention of this Agreement, the Intercreditor Agreement or any other Loan Document, shall be segregated and held in trust and forthwith paid over to the Collateral Agent to be applied pursuant to Section 7.15(h).

                  (c) Subject to the Intercreditor Agreement, in addition to any rights and remedies of the Syndicated Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the Payment Obligations owing in connection with this Agreement, each Syndicated Lender and each of its Affiliates shall have the right, without prior notice to the Company, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such or any other Syndicated Lender or such Affiliate any amount owing from such Syndicated Lender or such Affiliate to the Company at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Syndicated Lender or such Affiliate against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Syndicated Lender or such Affiliate prior to the making, filing or issuance, or service upon such Syndicated Lender or such Affiliate of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Syndicated Lender agrees promptly to notify the Company and the Administrative Agents after any such set-off and application made by such Syndicated Lender or any of its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  (d) In addition to any rights and remedies of the Local Fronting Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Local Fronting Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of such Borrower to such Local Fronting Lender any amount owing from such Local Fronting Lender to such Borrower at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Local Fronting Lender against such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Local Fronting Lender prior to the making, filing or issuance, or service upon such Local Fronting Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Local Fronting Lender agrees promptly to notify such Borrower and the Administrative Agents after any such set-off and application made by such Local Fronting Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 14.8 Delegation by each Local Borrowing Subsidiary. Each Local Borrowing Subsidiary hereby irrevocably designates and appoints the Company as the agent of such Local Borrowing Subsidiary under this Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to such Local Borrowing Subsidiary pursuant to the terms of this Agreement and the other Loan Documents. In furtherance of the foregoing, each Local Borrowing Subsidiary hereby irrevocably grants to the Company such Local Borrowing Subsidiary's power-of-attorney, and hereby authorizes the Company, to act in place of such Local Borrowing Subsidiary with respect to matters delegated to such Local Borrowing Subsidiary pursuant to the terms of this Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. Each Local Borrowing Subsidiary hereby further acknowledges and agrees that the Company shall receive all notices to such Local Borrowing Subsidiary for all purposes of this Agreement. The Company hereby agrees to provide prompt notice to the relevant Local Borrowing Subsidiary of any notices received and all action taken by the Company under this Agreement and the other Loan Documents on behalf of such Local Borrowing Subsidiary.

                  Section 14.9 Judgment. The Payment Obligations of each Borrower in respect of each Local Loan and Acceptance reimbursement obligation due to any party hereto in Dollars (including, without limitation, by virtue of any conversion of a Local Loan or Acceptance from a Denomination Currency into Dollars pursuant to the provisions of Section 6.4) or any holder of any bond which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to such Borrower, such excess.

                  Section 14.10 Intercreditor Agreement. Each Lender hereby acknowledges that it has fully reviewed the Intercreditor Agreement and, by its execution of this Agreement, hereby consents to the execution and delivery of the Intercreditor Agreement by the Term Loan Administrative Agent, the Multi-Currency Administrative Agent and the Collateral Agent (in their respective capacities as Agents hereunder and as agent for the holders of the Designated Eligible Obligations) and agrees to comply with the terms thereof (which terms are incorporated herein by reference in their entirety) as if such Lender were a direct signatory thereto.

                  Section 14.11 Severability; Conflicts. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any conflict between the terms of this Agreement and any other Loan Document (except for the Intercreditor Agreement), the terms of this Agreement shall govern. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the Intercreditor Agreement shall govern.

                  Section 14.12 Counterparts; Confidentiality. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agents.

                  (b) Each Lender agrees that it will not disclose Confidential Information (as defined below) to any Person other than (i) as may be consented to by the Company, (ii) as may be required by law or pursuant to legal process and (iii) to prospective participants and Transferees and those of such Lender's directors, officers, employees, examiners and professional advisors who have a need to know the Confidential Information in accordance with customary banking practices and who receive the Confidential Information having been made aware of the restrictions of this Section 14.12(b). As used herein, the term "Confidential Information" means all information contained in materials relating to the Company and its Subsidiaries provided to the Lenders by the Company or its representatives or agents other than (x) information which is at the time so provided or thereafter becomes generally available to the public other than as a result of a disclosure by one or more Lenders, (y) information which was available to any Lender prior to its disclosure to the Lenders by the Company, its representatives or agents and (z) information which becomes available to one or more Lenders from a source other than the Company, its representatives or agents.

                  Section 14.13 Submission To Jurisdiction; Waivers. (a) Each Local Borrowing Subsidiary hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the City of New York and any competent court of the jurisdiction under the laws of which such Local Borrowing Subsidiary is organized (the "local court"), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or any Draft. Each Local Borrowing Subsidiary hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state court or local court or, to the extent permitted by law, in such federal court. Each Local Borrowing Subsidiary hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of such Local Borrowing Subsidiary. Each Local Borrowing Subsidiary hereby irrevocably and unconditionally appoints the Company as its agent to receive on behalf of such Local Borrowing Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York state or federal court. In any such action or proceeding in such New York state or federal court sitting in the City of New York, such service may be made on such Local Borrowing Subsidiary by delivering a copy of such process to such Local Borrowing Subsidiary in care of the Company at the Company's address listed in Section 14.2 and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Local Borrowing Subsidiary (such service to be effective upon such receipt by the Company and the depositing of such process in the mails as aforesaid). Each Local Borrowing Subsidiary hereby irrevocably and unconditionally authorizes and directs the Company to accept such service on its behalf. Each Local Borrowing Subsidiary hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) The Company hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 14.2 or at such other address of which the Administrative Agents shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (c) Each Borrower, each Agent and each Lender hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding referred to in clause (a) above.

                  Section 14.14 Acknowledgements. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of any Agent, the Arranger or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each such Agent, Arranger and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

                  Section 14.15 USA PATRIOT Act. Each Lender hereby notifies each of the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

                  Section 14.16 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  Section 14.17 Indemnities. (a) The Company agrees to, and shall cause each other Loan Party to, indemnify and hold harmless each Agent, the Arranger, each Lender and each Issuing Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article IX) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Payment Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Company shall not have any liability under this
Section 14.17 to an Indemnitee with respect to any Indemnified Matter to the extent such liability has resulted from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order; provided, further, that the Company shall not be required to reimburse the Indemnitees for the fees and expenses of more than one joint counsel for the Administrative Agents and the Collateral Agent and one joint counsel for the other Indemnitees unless such representation shall result in a conflict of interest among the Indemnitees. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Company or any of its Subsidiaries involving any property subject to a Security Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Company or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. ss. 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Company or any of its Subsidiaries, or the owner, lessee or operator of any property of the Company or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Collateral Agent, at the direction of the Administrative Agents, any Lender or any Issuing Lender, or any Agent, any Lender or any Issuing Lender having become the successor in interest to the Company or any of its Subsidiaries and (y) to the extent attributable to acts of the Agents, such Lender or such Issuing Lender or any agent on behalf of such Agent, such Lender or such Issuing Lender.

                  (b) The Company shall, and shall cause each other Loan Party to, indemnify the Agents, the Lenders and each Issuing Lenders for, and hold the Agents, the Lenders and each Issuing Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Lenders and the Issuing Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Company, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Company, in any event, may participate in the defense thereof with legal counsel of the Company's choice. In the event that such Indemnitee requests the Company to defend against such investigation, litigation or proceeding or requested Remedial Action, the Company shall promptly do so and lead such defense, and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense; provided, however, that the fees and expenses of such counsel shall be reasonable for a secondary counsel; provided, further, that the Company shall not be required to reimburse the Indemnitees for the fees and expenses of more than one joint counsel for the Administrative Agents and the Collateral Agent and one joint counsel for the other Indemnitees unless such representation shall result in a conflict of interest among the Indemnitees. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Company's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (d) The Company agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 14.17) or any other Loan Document shall (i) survive Full Satisfaction of the Payment Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

                  Section 14.18 Limitation of Liability. (a) The Company agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Company hereby waives, releases and agrees (each for itself and on behalf of Revlon and the Company's Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUING LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                            SIGNATURE PAGES FOLLOW

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               REVLON CONSUMER PRODUCTS CORPORATION

                               By: /s/ Steven F. Schiffman
                                   ____________________________________________
                                     Name:  Steven F. Schiffman
                                     Title: Senior Vice President and Treasurer


                               REVLON INTERNATIONAL CORPORATION (UK Branch), as a Local Borrowing Subsidiary

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Vice President and Assistant
                                            Secretary


                               REVLON AUSTRALIA PTY LIMITED, as a Local
                               Borrowing Subsidiary

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Attorney-in-Fact



                               EUROPEENNE DE PRODUITS DE BEAUTE, S.A.S., as a Local Borrowing Subsidiary

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Attorney-in-Fact


                               REVLON S.P.A., as a Local Borrowing Subsidiary

                               By: /s/ Michael T. Sheehan
                                   ____________________________________________
                                     Name:  Michael T. Sheehan
                                     Title: Director





                       Signature page to Credit Agreement

                               CITICORP USA, INC., as Term Loan
                               Administrative Agent

                               By: /s/ John G. McAuley
                                   ____________________________________________
                                     Name: John G. McAuley
                                     Title: Vice President


                               CITICORP USA, INC., as Multi-Currency
                               Administrative Agent and Swing Line Lender

                               By: /s/ James J. McCarthy
                                   ____________________________________________
                                     Name: James J. McCarthy
                                     Title: Vice President/Director


                               CITICORP USA, INC., as Collateral Agent


                               By: /s/ James J. McCarthy
                                   ____________________________________________
                                     Name: James J. McCarthy
                                     Title: Vice President/Director


                               CITICORP USA, INC., as Lender


                               By: /s/ James J. McCarthy
                                   ____________________________________________
                                     Name: James J. McCarthy
                                     Title: Vice President/Director


                               CITIBANK, N.A., as Issuing Lender


                               By: /s/ James J. McCarthy
                                   ____________________________________________
                                     Name: James J. McCarthy
                                     Title: Vice President/Director




                       Signature page to Credit Agreement

SIGNED, SEALED and DELIVERED        )
by                       ,          )
the lawful attorney of              ) L. S. /s/ Michael T. Sheehan
REVLON (HONG KONG) LIMITED,         )
a Local Borrowing Subsidiary        )
in the presence of :                )




Witness's signature  /s/ Melissa J. Mitidiero
                    ___________________________

Witness's name      Melissa J. Mitidiero
                    ___________________________

Occupation          Senior Paralegal
                    ___________________________






                       Signature page to Credit Agreement

                               WELLS FARGO FOOTHILL, LLC, as a Lender


                                   /s/ Sanat Amladi
                               By: _____________________________________
                                   Name:  Sanat Amladi
                                   Title: Vice President







                       Signature page to Credit Agreement

                               GMAC COMMERCIAL FINANCE LLC, as a Lender


                                   /s/ George Grieco
                               By: _____________________________________
                                   Name:  George Grieco
                                   Title: Director







                       Signature page to Credit Agreement

                               UBS, AG, STAMFORD BRANCH, as a Lender


                                   /s/ Wilford V. Balm
                               By: _____________________________________
                                   Name:  Wilford V. Balm
                                   Title: Director
                                          Banking Products Services, US


                                   /s/ Joselin Fernandes
                               By: _____________________________________
                                   Name:  Joselin Fernandes
                                   Title: Associate Director
                                          Banking Products Services, US





                       Signature page to Credit Agreement

                               STATE OF CALIFORNIA PUBLIC
                               EMPLOYEES' RETIREMENT SYSTEM, as a Lender



                                   /s/ Curtis D. Ishii
                               By: _____________________________________
                                   Name:  Curtis D. Ishii
                                   Title: Senior Investment Officer





                       Signature page to Credit Agreement


                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

Article I             DEFINITIONS........................................................1

         Section 1.1           Defined Terms.............................................1

         Section 1.2           Other Definitional Provisions............................49

Article II            AMOUNTS AND TERMS OF TERM LOAN COMMITMENT.........................49

         Section 2.1           Term Loan Commitments....................................49

         Section 2.2           Obligations of the Company...............................50

         Section 2.3           Procedure for Borrowing Term Loans.......................50

         Section 2.4           Amortization of Term Loans...............................51

         Section 2.5           Use of Proceeds of Term Loans............................52

Article III           AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY.................52

         Section 3.1           Revolving Credit Commitments.............................52

         Section 3.2           Obligations of Company...................................53

         Section 3.3           Procedure for Borrowing Revolving Credit Loans...........54

         Section 3.4           Use of Proceeds of Revolving Credit Loans................55

Article IV            AMOUNT AND TERMS OF SWING LINE SUB-FACILITY.......................55

         Section 4.1           Swing Line Commitments...................................55

         Section 4.2           Participations...........................................56

         Section 4.3           Use of Proceeds of Swing Line Loans......................57

Article V             AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY.................57

         Section 5.1           Letters of Credit Facility...............................57

         Section 5.2           Procedure for Issuance of Letters of Credit..............57

         Section 5.3           L/C Participations.......................................58

         Section 5.4           L/C Reimbursement Obligation of the Company..............59

         Section 5.5           Obligations Absolute.....................................59

         Section 5.6           Letter of Credit Payments................................60

         Section 5.7           Application..............................................60

         Section 5.8           Cash Collateral for Letters of Credit....................60

         Section 5.9           Existing Letters of Credit...............................60

Article VI            AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY.......................61

         Section 6.1           Local Loan Commitments...................................61

         Section 6.2           Obligations of Local Borrowers...........................61

         Section 6.3           Procedure for Borrowing Local Loans......................62

         Section 6.4           Currency Conversion and Contingent Funding Agreement.....63

         Section 6.5           Designation of Additional Denomination Currencies........65

         Section 6.6           Re-Allocation of Currency Sublimits......................66

         Section 6.7           Resignation or Removal of a Local Fronting Lender........68

         Section 6.8           Reports..................................................69

         Section 6.9           Bankers' Acceptances.....................................69

         Section 6.10          Use of Proceeds of Local Loans and Acceptances...........70

Article VII           PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT; FEES
                      AND PAYMENT.......................................................70

         Section 7.1           Voluntary Termination or Reduction of Aggregate
                               Multi-Currency Commitment................................70

         Section 7.2           Optional Prepayments.....................................71

         Section 7.3           Mandatory Prepayments and Commitment Reductions..........72

         Section 7.4           Application of Payments and Commitment Reductions........75

         Section 7.5           Interest Rate and Payment Dates; Risk Participation
                               Fees; Local Administrative Fee ..........................75

         Section 7.6           Letter of Credit Fees, Commissions and Other Charges.....77

         Section 7.7           Conversion Options, Minimum Tranches and Maximum
                               Interest Periods.........................................78

         Section 7.8           Inability to Determine Interest Rate......................80

         Section 7.9           Illegality................................................81

         Section 7.10          Requirements of Law; Changes of Law.......................82

         Section 7.11          Indemnity.................................................83

         Section 7.12          Taxes.....................................................84

         Section 7.13          Commitment Fee............................................87

         Section 7.14          Computation of Interest and Fees..........................87

         Section 7.15          Pro Rata Treatment and Payments...........................88

         Section 7.16          Interest Act (Canada).....................................91

Article VIII          REPRESENTATIONS AND WARRANTIES.....................................91

         Section 8.1           Corporate Existence.......................................91

         Section 8.2           Corporate Power...........................................92

         Section 8.3           No Legal Bar to Loans.....................................92

         Section 8.4           No Material Litigation....................................92

         Section 8.5           No Default................................................93

         Section 8.6           Ownership of Properties; Liens............................93

         Section 8.7           Taxes.....................................................93

         Section 8.8           ERISA.....................................................94

         Section 8.9           Financial Condition.......................................94

         Section 8.10          No Change.................................................94

         Section 8.11          Federal Regulations.......................................95

         Section 8.12          Investment Company Act; PUHCA.............................95

         Section 8.13          Matters Relating to Subsidiaries..........................95

         Section 8.14          Mortgages.................................................95

         Section 8.15          Solvency..................................................95

         Section 8.16          Environmental Matters.....................................96

         Section 8.17          Models....................................................97

         Section 8.18          Disclosure................................................97

         Section 8.19          Senior Indebtedness.......................................97

         Section 8.20          Regulation H..............................................97

         Section 8.21          Affiliate Obligations.....................................97

         Section 8.22          Indebtedness Owing to Affiliates..........................98

Article IX            CONDITIONS PRECEDENT...............................................98

         Section 9.1           Conditions to Initial Extensions of Credit................98

         Section 9.2           Conditions to Each Extension of Credit...................102

         Section 9.3           Conditions to Each Facilities Increase...................103

Article X             AFFIRMATIVE COVENANTS.............................................104

         Section 10.1          Financial Statements.....................................104

         Section 10.2          Certificates; Other Information..........................105

         Section 10.3          Payment of Obligations...................................106

         Section 10.4          Conduct of Business and Maintenance of Existence.........106

         Section 10.5          Maintenance of Property; Insurance.......................107

         Section 10.6          Inspection of Property; Books and Records; Discussions...107

         Section 10.7          Notices..................................................107

         Section 10.8          Maintenance of Corporate Identity........................108

         Section 10.9          Environmental Laws.......................................108

         Section 10.10         Additional Guaranties....................................109

         Section 10.11         Additional Stock Pledges.................................109

         Section 10.12         Additional Collateral....................................110

         Section 10.13         Asset Transfers..........................................111

         Section 10.14         Intellectual Property....................................111

         Section 10.15         Additional Mortgages.....................................113

         Section 10.16         Post-Closing Matters.....................................113

         Section 10.17         Borrowing Base Determination.............................114

         Section 10.18         Tax Reporting............................................114

         Section 10.19         Control Accounts; Approved Deposit Accounts..............115

         Section 10.20         Landlord Waiver and Bailee's Letters.....................116

Article XI            NEGATIVE COVENANTS................................................116

         Section 11.1          Financial Covenants......................................116

         Section 11.2          Indebtedness.............................................116

         Section 11.3          Limitation on Liens......................................119

         Section 11.4          Limitation on Contingent Obligations.....................121

         Section 11.5          Limitation on Fundamental Changes........................122

         Section 11.6          Limitation on Sale of Assets.............................122

         Section 11.7          Limitation on Restricted Payments........................123

         Section 11.8          Limitation on Investments................................124

         Section 11.9          Limitation on Payments on Account of Debt;
                               Synthetic Purchase Agreements ...........................126

         Section 11.10         Limitation on Transactions with Affiliates...............127

         Section 11.11         Hazardous Materials......................................128

         Section 11.12         Accounting Changes.......................................128

         Section 11.13         Limitation on Negative Pledge Clauses....................128

         Section 11.14         Amendment of Company Tax Sharing Agreement...............128

         Section 11.15         Limitations on Restrictions on Subsidiary Distributions..128

         Section 11.16         Limitation on Activities of RPH..........................129

         Section 11.17         Prohibition on Speculative Hedging Transactions..........129

Article XII           EVENTS OF DEFAULT.................................................129

Article XIII          THE AGENTS........................................................134

         Section 13.1          Authorization and Action.................................134

         Section 13.2          Agents' Reliance, Etc....................................135

         Section 13.3          Posting of Approved Electronic Communications............136

         Section 13.4          The Agents Individually..................................136

         Section 13.5          Lender Credit Decision...................................137

         Section 13.6          Indemnification..........................................137

         Section 13.7          Successor Agent..........................................137

         Section 13.8          Concerning the Collateral and the Security Documents.....138

Article XIV           MISCELLANEOUS.....................................................139

         Section 14.1          Amendments and Waivers...................................139

         Section 14.2          Notices..................................................142

         Section 14.3          No Waiver; Cumulative Remedies...........................144

         Section 14.4          Survival of Representations and Warranties...............144

         Section 14.5          Payment of Expenses......................................144

         Section 14.6          Assignments and Participations; Binding Effect...........145

         Section 14.7          Adjustments; Set-off.....................................149

         Section 14.8          Delegation by each Local Borrowing Subsidiary............150

         Section 14.9          Judgment.................................................150

         Section 14.10         Intercreditor Agreement..................................151

         Section 14.11         Severability; Conflicts..................................151

         Section 14.12         Counterparts; Confidentiality............................151

         Section 14.13         Submission To Jurisdiction; Waivers......................152

         Section 14.14         Acknowledgements.........................................153

         Section 14.15         USA PATRIOT Act..........................................153

         Section 14.16         Governing Law............................................153

         Section 14.17         Indemnities..............................................153

         Section 14.18         Limitation of Liability..................................155

                               TABLE OF CONTENTS
                                  (continued)

Schedules
---------

Schedule I                 Lenders; Addresses for Notices
Schedule II                Commitments
Schedule III               Borrowers, Denomination Currencies; Currency
                           Sublimits; Maximum Sublimits; Local Fronting Lenders
Schedule IV                Borrowing Base Definitions
Schedule 1.1               Existing Eligible Obligations
Schedule 5.9               Existing Letters of Credit
Schedule 6.3               Existing Local Loans
Schedule 8.13              Subsidiaries of the Company; Subsidiaries Scheduled
                           for Dissolution
Schedule 8.16              Environmental Matters
Schedule 9.1(d)            Mortgages
Schedule 9.1(h)(iv)        Domestic Local Counsel
Schedule 9.1(h)(v)         International Local Counsel
Schedule 10.16             Post-Closing Matters
Schedule 11.3              Liens
Schedule 11.4              Contingent Obligations
Schedule 11.6              Disposition Assets

Exhibits
--------

Exhibit A                  Form of Term Loan Note
Exhibit B                  Form of Revolving Credit Note
Exhibit C                  Form of Borrowing Base Certificate
Exhibit D                  Form of Intercreditor Agreement
Exhibit E                  Form of Guaranty
Exhibit F                  Form of Pledge and Security Agreement
Exhibit G                  Form of Mortgage
Exhibit H-1                Form of Notice of Borrowing
Exhibit H-2                Form of Application
Exhibit H-3                Form of Swing Line Loan Request
Exhibit I                  Form of Notice of Conversion or Continuation
Exhibit J                  Form of Affiliate Subordination Letter
Exhibit K-1                Form of Opinion of Paul, Weiss, Rifkind,
                           Wharton & Garrison LLP
Exhibit K-2                Form of Opinion of Executive Vice President and
                           General Counsel of the Company
Exhibit K-3                Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit L                  Form of Assignment and Acceptance
Exhibit M                  Form of Compliance Certificate
Exhibit N                  Form of Capital Contribution Note
Exhibit O-1                Form of Local Borrowing Subsidiary Joinder Agreement
Exhibit O-2                Form of Local Fronting Lender Joinder Agreement
Exhibit P-1                Form of Local Loan Statement
Exhibit P-2                Form of Interest Allocation Statement (Local Loans)
Exhibit Q                  Form of U.S. Tax Compliance Certificate
Exhibit R                  Form of Solvency Certificate